                                                                     EXHIBIT 4.6

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.

                               FACILITY AGREEMENT

                                   relating to

                      LOAN AND PERFORMANCE BOND FACILITIES

                                    including

                    HK$859,000,000 EQUIPMENT SUPPLY FACILITY

                         HK$500,000,000 GENERAL FACILITY

                          3G PERFORMANCE BOND FACILITY

                                dated 13 MAY 2004

                                       for

                         MANDARIN COMMUNICATIONS LIMITED
                                   as Borrower

                          SUNDAY COMMUNICATIONS LIMITED
                                  as Guarantor

                      HUAWEI TECH. INVESTMENT CO., LIMITED
                             as the Original Lender

                                    CONTENTS

CLAUSE                                                                                                           PAGE
                                 SECTION 1
                              INTERPRETATION

1.    Definitions and Interpretation...........................................................................    1

                                 SECTION 2
                              THE FACILITIES

2.    The Facilities...........................................................................................   22
3.    Purpose..................................................................................................   22
4.    Conditions of Utilisation................................................................................   23

                                 SECTION 3
                                UTILISATION

5.    Utilisation - Loans......................................................................................   25
6.    Disbursement.............................................................................................   26

                                               SECTION 4
                        SINOSURE, SYNDICATION, AGENCY AND ISSUING BANK PROVISIONS

7.    Sinosure and syndication provisions......................................................................   27

                                 SECTION 5
                  REPAYMENT, PREPAYMENT AND CANCELLATION

8.    Repayment................................................................................................   30
9.    Prepayment and cancellation..............................................................................   30

                                 SECTION 6
                           COSTS OF UTILISATION

10.   Interest.................................................................................................   40
11.   Interest Periods.........................................................................................   40
12.   Changes to the calculation of interest...................................................................   42
13.   Fees.....................................................................................................   43

                                 SECTION 7
                      ADDITIONAL PAYMENT OBLIGATIONS

14.   Tax gross up and indemnities.............................................................................   44
15.   Increased costs..........................................................................................   46
16.   Other indemnities........................................................................................   47
17.   Mitigation by the Lenders................................................................................   48
18.   Costs and expenses.......................................................................................   48

                                 SECTION 8
                             PERFORMANCE BOND

19.   Performance Bond.........................................................................................   50

                                 SECTION 9
                          GUARANTEE AND SECURITY

20.   Guarantee and indemnity..................................................................................   54

                                SECTION 10
            REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.   Representations..........................................................................................   57
22.   Information undertakings.................................................................................   64
23.   Financial Covenants......................................................................................   70
24.   General undertakings.....................................................................................   75
25.   Events of Default........................................................................................   87

                                SECTION 11
                            CHANGES TO PARTIES

26.   Changes to the Lenders...................................................................................   93
27.   Changes to the Obligors..................................................................................   95

                                  SECTION 12
                            THE FINANCE PARTIES

28.   Role of the Agent and the Security Trustee...............................................................   97
29.   Conduct of business by the Finance Parties...............................................................  102
30.   Sharing among the Lenders................................................................................  102

                                SECTION 13
                              ADMINISTRATION

31.   Payments mechanics.......................................................................................  104
32.   Set-off..................................................................................................  106
33.   Notices..................................................................................................  106
34.   Calculations and certificates............................................................................  108
35.   Partial invalidity.......................................................................................  108
36.   Remedies and waivers.....................................................................................  109
37.   Amendments and waivers...................................................................................  109
38.   Counterparts.............................................................................................  109

                                SECTION 14
                       GOVERNING LAW AND ENFORCEMENT

39.   Governing law............................................................................................  110
40.   Enforcement..............................................................................................  110

                                  THE SCHEDULES

SCHEDULE                                                                                                         PAGE
Schedule 1 Members Of The Group................................................................................  111
Schedule 2 Conditions Precedent................................................................................  112
Schedule 3 Requests............................................................................................  116
Schedule 4 Form Of Transfer Certificate........................................................................  120
Schedule 5 Form Of Compliance Certificate......................................................................  122
Schedule 6 Timetables..........................................................................................  123
Schedule 7 Business Plan.......................................................................................  124
Schedule 8 Group Structure Chart...............................................................................  128
Schedule 9 Performance Bond....................................................................................  131
Schedule 10 Form Of Accession Deed.............................................................................  132
Schedule 11 Material Licence Agreements........................................................................  133
Schedule 12 Distacom Shareholders..............................................................................  134

THIS AGREEMENT is dated 13 May 2004 and made between:-

(1)      MANDARIN COMMUNICATIONS LIMITED as MCL ("MCL");

(2)      SUNDAY COMMUNICATIONS LIMITED as the guarantor ("SUNDAY"); and

(3) HUA WEI TECH. INVESTMENT CO., LIMITED ("HTIC" and, in its capacity as the original lender of the Equipment Supply Facility and the General Facility, the "ORIGINAL LENDER").

IT IS AGREED as follows:-

                                    SECTION 1

                                 INTERPRETATION

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

In this Agreement:-

"2G LICENCE" means the non-exclusive licence issued to MCL on 30 September 1996 by OFTA pursuant to the Telecommunications Ordinance, Licence No. 061 to provide public mobile radiocommunication services using cellular radiocommunications technology operating within the frequency band of 1.7-1.9 GHz.

"2G NETWORK" means the "second generation" mobile telecommunications network operated by MCL pursuant to the 2G Licence.

"2G SUBSCRIBERS" means each SIM card issued to a person or machine which generates revenues for MCL pursuant to its operation of the 2G Network.

"3G LICENCE" means the non-exclusive licence issued to SUNDAY 3G on 22 October 2001 by OFTA pursuant to the Telecommunications Ordinance, Licence No. 080 to provide public mobile radiocommunication services using cellular radiocommunications technology operating within frequency band 1900-1980 MHz, 2015-2025 MHz and 2110-2170 MHz.

"3G NETWORK" means the "third generation" mobile telecommunications network to be operated by SUNDAY 3G pursuant to the 3G Licence.

"3G SUBSCRIBERS" means each SIM card issued to a person or machine which generates revenues for SUNDAY 3G pursuant to its operation of the 3G Network.

"ACCESSION DEED" means in the case of the Agent or the Issuer, a document substantially in form set out in Schedule 10 (Form of Accession Deed).

"ACCOUNTING QUARTER" means each period of 3 Months ending on 31 March, 30 June, 30 September and 31 December in any financial year of SUNDAY or MCL.

"AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"AGENT" means a bank or financial institution that accedes to this Agreement as agent of the Finance Parties pursuant to an Accession Deed.

"AGENT'S SPOT RATE OF EXCHANGE" means the spot rate of exchange for the purchase of the relevant currency with HK Dollars in the Hong Kong foreign exchange market at or about 11:00 a.m. on a particular day quoted by the Agent.

"APPLICABLE ACCOUNTING PRINCIPLES" means the GAAP used in the Original Financial Statements.

"APPLICABLE LAW" means any law, subordinate legislation, statute, by-law, regulation, treaty, judgment, decision, rule, regulation, notice, order, circular, code of practice or guidance note of, or made by, any Governmental Agency.

"APPLICABLE MARGIN" means:

         (a)      in relation to the Equipment Supply Facility, * per annum; and

         (b)      in relation to the General Facility, * per annum.

"ATRIA" means Atria Limited, a limited liability company incorporated under the laws of Hong Kong.

"AUTHORISATION" means:-

         (a) an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

         (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

"AVAILABILITY PERIOD" means:-

         (a) in relation to the General Facility, the period from and including the Effective Date to and including the date falling two Months after the date of this Agreement;

         (b) in relation to the Equipment Supply Facility, the period from and including the Effective Date to and including the date falling 36 Months after the date of this Agreement; and

         (c) in relation to the Performance Bond Facility, the period from and including 1 October to and including 15 October in each year before the Final Maturity Date for the Performance Bond Facility.

"AVAILABLE COMMITMENT" means, in relation to a Facility at any particular time, a Lender's Commitment under that Facility minus:-

         (a) the amount at that time of its participation in any outstanding Utilisations under that Facility; and

         (b) in relation to any proposed Utilisation, the amount at that time of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date.

"AVAILABLE FACILITY" means in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

"BENCHMARK RATE" means HIBOR.

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

"BOND PROPORTION" means, in relation to a Lender in respect of any Performance Bond, the proportion (expressed as a percentage) borne by that Lender's Available Commitment under the Performance Bond Facility to the Available Facility under the Performance Bond Facility immediately prior to the issue of that Performance Bond, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

"BREAK COSTS" means the amount (if any) by which:-

         (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:-

         (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"BRIDGING LOAN" means the loan and any other amounts from time to time payable to HTIC under the loan agreement dated 8 January 2004 between MCL and HTIC.

"BUDGET" means the budget of the Credit Net for the financial year ending 31 December 2004 and each other budget supplied by MCL to the Agent under, and in each case complying with, Clause 22.5 (Annual Budget).

"BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong and Beijing.

"BUSINESS PLAN" means the business plan of the Credit Net in the Agreed Form, a summary of which is attached as Schedule 7 (Business Plan) for the financial years from and including, 2004 to, and including 2013 which shall include performance targets, a budget for total running expenses, projected capital expenditure and changes in working capital, cash flow projections and projections as to the number of subscribers and number of cell sites.

"CAPITAL EXPENDITURE" has the meaning given to it in Clause 23.6 (Financial definitions).

"CASH" means any credit balances on any deposit, savings, current or other account, and any cash in hand, which is:-

         (a)      freely withdrawable on demand in Hong Kong; and

         (b) not subject to any Security (other than pursuant to any Security Document).

"CHARGED ASSETS" means the assets over which Security is expressed to be created pursuant to any Security Document.

"CHARGED SHARES" means any shares or other assets expressed to be secured by a Share Charge.

"CHARGES" has the meaning given to it in the Security Documents.

"CHARGOR" means any person expressed to create Security pursuant to any Security Document which shall include SUNDAY and each Credit Net Obligor (except the PRC Company).

"CLASS" means a class of common shares, preferred shares, loan stock or equivalent instruments of a company, whenever issued and, for the avoidance of doubt, each series of ordinary shares, preferred shares, loan stock or equivalent instruments in a company, whenever issued and whether or not having different features, shall be considered as a separate Class.

"COMMITMENT" means a General Facility Commitment, an Equipment Supply Facility Commitment or a Performance Bond Facility Commitment.

"COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

"CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in a recommended form of the Asia Pacific Loan Market Association Limited ("APLMA") or, if none is recommended by APLMA, the London Loan Market Association from time to time or in any other form agreed between MCL and the Agent.

"CREDIT NET" means each Credit Net Obligor and "CREDIT NET MEMBER" means any one of these.

"CREDIT NET OBLIGOR" means:

         (a)      MCL; and

         (b) each member of the Group identified in Schedule 1 (Members of the Group) as a Credit Net Obligor; and

shall include the PRC Company for so long as Clause 21.28 (Non-Credit Net Group Members) is being complied with in all material respects.

"CREDIT NET PRO FORMA FINANCIAL STATEMENTS" means:

         (a) the most recent annual consolidated financial statements of the Credit Net delivered pursuant to paragraph (a)(ii) of Clause 22.2 (Annual financial statements); and

         (b) the most recent consolidated financial accounts of the Credit Net in respect of any Accounting Quarter delivered in respect of sub-paragraph (a)(ii) of Clause 22.1 (Quarterly financial accounts).

"DEBT SERVICE" has the meaning given to it in Clause 23.6 (Financial definitions).

"DEBT SERVICE COVERAGE RATIO" has the meaning given to it in Clause 23.6 (Financial definitions).

"DEFAULT" means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents, the passage of time or any combination of any of the foregoing) be an Event of Default.

"DEFERRED SHAREHOLDERS" means Distacom Hong Kong Limited, Townhill Enterprises Limited, Parkertex Enterprises Limited, CTS Telecommunications Limited and Interlink Associates Limited.

"DISTACOM SHAREHOLDERS" means Distacom International Limited, *.

"DSRA" means the debt service reserve account established under Clause 24.12 (Bank accounts) by MCL with the Security Trustee and designated as "DSRA" for the purpose of holding the DSRA Balance.

"DSRA BALANCE" means, at any time, the balance standing to the credit of the DSRA at that time.

"EBITDA" has the meaning given to it in Clause 23.6 (Financial definitions).

"EFFECTIVE DATE" means the date this Agreement comes into effect pursuant to Clause 4.1 (Agreement Effective).

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

"ELIGIBLE GOODS AND SERVICES" means goods and services supplied or provided by the Supplier pursuant to the terms of the Supply Contract, which are eligible for financing under the Facility.

"ENVIRONMENT" means living organisms including the ecological systems of which they form part and the following media:

         (a) air (including air within natural or man-made structures, whether above or below ground);

         (b) water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

         (c)      land (including land under water).

"ENVIRONMENTAL LAW" means all laws and regulations of any relevant jurisdiction which:

         (a) have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

         (b) provide remedies or compensation for harm or damage to the Environment; or

         (c)      relate to Hazardous Substances or health and safety matters.

"ENVIRONMENTAL LICENCE" means any Authorisation required at any time under Environmental Law.

"EQUIPMENT SUPPLY FACILITY" means the term facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities) and sub-paragraph (a)(ii) of Clause 3.1 (Purpose).

"EQUIPMENT SUPPLY FACILITY COMMITMENT" means:-

         (a) in relation to the Original Lender, the Total Equipment Supply Facility Commitments; and

         (b) in relation to any other Lender, the amount of any Equipment Supply Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"EQUITY RIGHTS" means, in respect of any person, any subscriptions, options, warrants, commitments, pre-emptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of share capital of any Class, or partnership or other ownership interests of any type in, that person.

"EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 25 (Events of Default).

"EXCEPTED ASSETS" means the rights of any Chargor arising under any of the following to the extent that those rights are not subject to the relevant Security because of contractual terms or mandatory provisions of law prohibiting that Security:-

         (a)      employment contracts;

         (b) agreements or arrangements for the provision of professional services;

         (c) any software licence having an individual contract value of less than * or its equivalent;

         (d)      Authorisations (other than the Licences); and

         (e) contracts and licences relating to office equipment or office services having an individual contract value of less than * or its equivalent; and

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

         (f) rights arising under any of the contracts or licences set out in a letter from MCL to the Agent and the Security Trustee entitled "Non-Transferable Contracts/Licences over *" in the Agreed Form.

"EXCESS CASH FLOW" has the meaning given to it in Clause 9.8 (Mandatory prepayment of Excess Cash Flow).

"EXPANDED FINANCE DOCUMENT" means:-

         (a)      each Finance Document;

         (b)      the Intercreditor Agreement (if any); and

         (c)      the Security Trust Deed.

"EXPANDED SECURITY DOCUMENT" means:-

         (a)      each Security Document; and

         (b)      the Security Trust Deed.

"EXPIRY DATE" means, in respect of a Performance Bond, the last day of its Term.

"FACILITY" means the General Facility, the Equipment Supply Facility or the Performance Bond Facility.

"FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement and, as the context requires, the office through which the Issuing Bank will perform its obligations in respect of any Performance Bond.

"FEE LETTER" means any letter or letters dated on or about the date of this Agreement between, as the case may be, the Original Lender and MCL, the Agent, the Security Trustee and MCL (or in the case of the Letter between the Agent, the Security Trustee and MCL, dated on or about the date of execution of an Accession Deed and the Security Trust Deed by the Agent and Security Trustee) in the Agreed Form setting out any of the fees referred to in Clause 13 (Fees).

"FINAL MATURITY DATE" means:-

         (a)      in respect of the General Facility, 12 July 2006;

         (b) in respect of the Equipment Supply Facility, the date falling 90 Months after the date of this Agreement;

         (c)      in respect of the Performance Bond Facility, 21 October 2011.

"FINANCE DOCUMENT" means:-

         (a)      this Agreement;

         (b)      any Performance Bond;

         (c)      any Fee Letter;

         (d)      any Accession Deed;

         (e)      any Hedging Document;

         (f)      any Security Document,

and any other document designated as such by the Agent and MCL.

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[*]      Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

"FINANCE PARTY" means the Agent, the Security Trustee, the Issuing Bank or a Lender.

"FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

         (a)      moneys borrowed;

         (b) any amount raised by acceptance under any acceptance credit, bill acceptance or bill endorsement facility;

         (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

         (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

         (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

         (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

         (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value of the derivative instrument shall be taken into account);

         (h) preferred shares or shares which are expressed to be redeemable;

         (i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

         (j) the amount of any liability in respect of any guarantee, indemnity or Security given for any of the items referred to in paragraphs (a) to (i) above.

"FINANCIAL OFFICER" means, with respect to any person, the chief financial officer, principal accounting officer or treasurer of that person.

"GAAP" means generally accepted accounting principles in Hong Kong.

"GENERAL FACILITY" means the term facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities) and sub-paragraph
(a)(i) of Clause 3.1 (Purpose).

"GENERAL FACILITY COMMITMENT" means:-

         (a) in relation to the Original Lender, the Total General Facility Commitments; and

         (b) in relation to any other Lender, the amount of any General Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"GOOD INDUSTRY PRACTICE" means the exercise of that degree of skill, diligence, prudence, foresight and operating practice which would ordinarily be expected from an experienced operator engaged in the cellular telecommunications business in Hong Kong under the same or similar circumstances as MCL.

"GOVERNMENTAL AGENCY" means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

"GROUP" means SUNDAY and its Subsidiaries.

"GROUP STRUCTURE CHART" means the group structure chart set out in Schedule 8 (Group Structure Chart) showing the structure of the Group as at the date of this Agreement.

"GUARANTOR" means SUNDAY.

"HAZARDOUS SUBSTANCE" means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or a nuisance to any person or that may make the use or ownership of any affected land or property more costly.

"HEDGING BANK" means a Lender (or any Affiliate of a Lender) which accedes as a Hedging Bank to the Intercreditor Agreement.

"HEDGING DOCUMENT" means any interest or currency rate protection agreement or other financial hedging arrangement entered or to be entered into by MCL with a Hedging Bank Agreed Hedging Policy pursuant to the Hedging Policy.

"HEDGING POLICY" means the hedging policy (including a policy of not hedging if appropriate) to be agreed between MCL and the Lenders by no later than 31 July 2004 (or such later date as the Lenders and MCL may agree) and recorded as a letter titled "Hedging Policy" signed by the Lenders and MCL and notified to the Agent.

"HIBOR" means, in relation to any Loan:

         (a)      the applicable Screen Rate; or

         (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the Relevant Interbank Market, as of the Specified Time on the Quotation Day for the offering of deposits in HK Dollars and for a period comparable to the Interest Period for that Loan.

"HK$" or "HK DOLLARS" means the lawful currency of Hong Kong.

"HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China.

"HONG KONG GENERAL SECURITY DOCUMENT" means the document given that title in a form to be agreed by MCL and the Original Lender (each acting reasonably) under which each Obligor (except SUNDAY and the PRC Company) is expressed to grant Security to the Security Trustee for the benefit of the Secured Creditors over substantially all their assets (excluding any Charged Shares and Subordinated Debt which is secured under another Security Document).

"HTIC" means Huawei Tech. Investment Co. Limited, a limited liability company incorporated under the laws of Hong Kong.

"HUAWEI" means Huawei Technologies Co., Ltd., a company incorporated under the laws of the PRC.

"INDIRECT TAX" means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

"INFORMATION MEMORANDUM" means the document dated "April 2004", in the form approved by MCL concerning the Group which, at MCL's request and on its behalf, was prepared in relation to this transaction and distributed to Sinosure.

"INTELLECTUAL PROPERTY RIGHTS" means all patents, designs, copyrights, topographies, trade marks, service marks, trading names, domain names, rights in confidential information and know-how, any other intellectual property and any associated or similar rights, and any interest in any of the foregoing (in each case whether registered or unregistered and including any related licences and sub-licences of the same, applications and rights to apply for the same and wherever subsisting).

"INTERCREDITOR AGREEMENT" means any intercreditor agreement entered into between the Original Lender, the Agent, the Security Trustee, each Hedging Bank and the Issuing Bank in the Agreed Form.

"INTEREST COVERAGE RATIO" has the meaning given to it in Clause 23.6 (Financial definitions).

"INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

"INVESTMENT" means, for any person:

         (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the person entering into such sale);

         (b) the making of any deposit with, or advance, loan or other extension of credit to, any other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to that person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by that person in the ordinary course of business; or

         (c) the entering into of any guarantee of, or other contingent obligation with respect to, Financial Indebtedness or other liability of any other person and (without duplication) any amount committed to be advanced, lent or extended to that person.

"INVOICE" means an invoice issued by the Supplier under or in connection with the Supply Contract.

"ISSUING BANK" means a bank or financial institution that accedes to this Agreement as issuer of the Performance Bond pursuant to an Accession Deed.

"LENDER" means:-

         (a)      the Original Lender; and

         (b) any bank, financial institution, trust fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Lenders) and which has not ceased to be a Lender under this Agreement.

"LICENCES" means:

         (a)      the 2G Licence;

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

         (b)      the 3G Licence; and

         (c) any material licence (i) granted by OFTA or (ii) required pursuant to the Telecommunications Ordinance in connection with the MCL Group's business.

"LOAN" means a loan made or to be made under any Facility or the principal amount outstanding for the time being of that loan.

"LOAN FACILITIES" means the General Facility and the Equipment Supply Facility, each a "LOAN FACILITY".

"MAJORITY LENDERS" means:

         (a) if there are no Utilisations then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

         (b) at any other time a Lender or Lenders whose participations in the Utilisations then outstanding aggregate more than 66 2/3% of the aggregate of all the Utilisations then outstanding.

"MATERIAL ADVERSE EFFECT" means an event, matter, circumstance, action or omission or a change in the circumstances of an Obligor or Chargor which in the opinion of the Majority Lenders, acting reasonably, does, will or could reasonably be expected to have a material adverse effect on:

         (a) the business, operations, property, condition (financial or otherwise) or prospects of MCL, SUNDAY or the MCL Group;

         (b) the ability of an Obligor or Chargor to perform or comply with its obligations under any Relevant Document to which it is a party; or

         (c) the legality, validity or enforceability of any Finance Document, the validity, priority or value of the Security granted under the Security Documents or the rights, interests or remedies of any Finance Party under any Finance Document.

"MATERIAL AGREEMENT" means any material agreement to which any member of the Group is a party for the time being and the termination or amendment of which could reasonably be expected to have a Material Adverse Effect, including:

         (a)      the Supply Contract;

         (b)      each Licence;

         (c)      each Software Licence;

         (d)      each Material Licence Agreement;

         (e)      the Nortel Purchase and Services Agreement;

         (f) any guarantee given by any person in respect of any of the obligations of any party (other than a member of the MCL Group) under any of (a) to (e) above;

         (g) any other agreement that is designated as a "Material Agreement" by MCL and the Agent; and

         (h) any document that replaces or supplements any of (a) to (f) above.

"MATERIAL INTELLECTUAL PROPERTY" means:

         (a) the trade marks and other rights described in the Material Intellectual Property List; and

         (b) in relation to any member of the Group, the Intellectual Property Rights (i) required by it to carry on any material part of its business as it is then being conducted or (ii) any other Intellectual Property Rights which are material to the business of the Group taken as a whole.

"MATERIAL INTELLECTUAL PROPERTY LIST" means the list titled "MATERIAL INTELLECTUAL PROPERTY LIST" to be agreed between MCL and the Lenders and to be provided to the Agent pursuant to Clause 4.2(b) (Initial conditions precedent) and paragraph 9(a) of Schedule 2 (Conditions Precedent) identifying key intellectual property (including the brand names) held by members of the Group.

"MATERIAL LICENCE AGREEMENTS" means each of the Agreements listed in Schedule 11 (Material Licence Agreements).

"MAXIMUM DEBT: EBITDA RATIO" has the meaning given to it in of Clause 23.1 (Financial Condition (Credit Net)).

"MCL" means Mandarin Communications Limited.

 "MCL GROUP" means MCL and its Subsidiaries.

"MCL ORDINARY SHARES" means those issued ordinary shares issued by MCL and held by SUNDAY Holdings (as to 99) and SUNDAY Hong Kong (as to one, as nominee shareholder on trust for and on behalf of SUNDAY Holdings) on the date of this Agreement or other shares issued by MCL with substantially the same rights as those ordinary shares.

"MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

         (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

         (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

"NETWORK" means the 2G Network and, when completed, the 3G Network and includes all apparatus, equipment and telecommunication systems of every description which the Group is authorised to operate or run under the Licences and all modifications, substitutions, replacements, renewals and extensions made to such networks.

"NON-CREDIT NET GROUP MEMBER" means SUNDAY and each other member of the Group which is not a Credit Net Obligor, and any other entity designated as such by MCL and the Agent.

"NORTEL PURCHASE AND SERVICES AGREEMENT" means the agreement titled "Purchase and Services Agreement" between Nortel Networks (Asia) Limited and MCL dated 24 December 2001, as amended by an Amendment Agreement dated 21 June 2002 and a Second Amendment Agreement dated 22 October 2003.

"OBLIGOR" means, at any relevant time:

         (a)      MCL;

         (b)      SUNDAY; and

         (c)      each Credit Net Obligor.

"OFTA" means the Office of the Telecommunications Authority of Hong Kong or any successor.

"OPENING NET CASH BALANCE" means on any date, any positive amount equal to the sum of all Cash and Permitted Investments held by each Credit Net Member on that day.

"ORIGINAL FINANCIAL STATEMENTS" means:

         (a) the audited consolidated financial statements of SUNDAY for the financial year ended 31 December 2003; and

         (b) the audited consolidated and unaudited non-consolidated financial statements of MCL for the financial year ended 31 December 2003.

"ORIGINAL OBLIGOR" means MCL and SUNDAY.

"PARTY" means a party to this Agreement and includes its successors-in-title, permitted assigns and permitted transferees.

"PERFECTION REQUIREMENTS" means:

         (a) payment of all documentary taxes and duties required to be paid in each relevant jurisdiction in order for the relevant Security Document to be admissible in evidence in the courts of that jurisdiction and valid, binding and enforceable (all as contemplated, and qualified, by any legal opinion accepted pursuant to Clause 4 (Conditions of Utilisation) or Clause 27 (Changes to the Obligors)); and

         (b) the making of any registration, the giving of any notice or the obtaining of any Authorisation which is required in order to make the relevant Security Document enforceable in the jurisdiction of the law governing that Security Document and (if requested by the Agent or the Security Trustee, acting reasonably) the jurisdiction in which the principal assets secured by that Security Document are situate (all as contemplated, and qualified, by any legal opinion accepted pursuant to Clause 4 (Conditions of Utilisation) or Clause 27 (Changes to the Obligors)).

"PERFORMANCE BOND" means a performance bond issued or to be issued under the Performance Bond Facility in the form specified by OFTA and pursuant to and as required by the 3G Licence or such other form as may be agreed by the Issuing Bank and OFTA.

"PERFORMANCE BOND FACILITY" means the performance bond issuance facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (The Facility) and paragraph (b) of Clause 3.1 (Purpose).

"PERFORMANCE BOND FACILITY COMMITMENT" means:

         (a) in relation to the Original Lender, the Total Performance Bond Facility Commitments; and

         (b) in relation to any other Lender, the amount of any Performance Bond Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"PERMITTED BANK ACCOUNTS" means each bank account maintained by the Obligors and the PRC Company in Hong Kong with the Security Trustee, the Agent or one of the Lenders for the purpose of operating its banking functions and the accounts as permitted under paragraph (a)(iii) of Clause 24.12 (Bank accounts).

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

"PERMITTED DCS" means letters of credit, bank guarantees or performance bonds required to be provided by MCL in the ordinary course of business up to an aggregate value of HK$ 10,000,000 (other than the Performance Bond).

"PERMITTED EXTERNAL BANK ACCOUNTS" means those bank accounts maintained by members of the Group set out in the document titled "List of Permitted External Bank Accounts" in the Agreed Form.

"PERMITTED FINANCIAL INDEBTEDNESS" means those types of Financial Indebtedness set out in paragraph (b) of Clause 24.9 (Restrictions on borrowings).

"PERMITTED INVESTMENTS" means:-

         (a) securities with a maturity of less than 12 months from the date of acquisition issued or fully guaranteed or insured by the Government of Hong Kong, the United States, Japan, Switzerland or any member state of the European Union which is rated at least AA by Standard & Poor's Rating Group or Aa by Moody's Investor Service, Inc.;

         (b) commercial paper or other debt securities issued by an issuer rated at least A by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc. and with a maturity of less than 271 days; and

         (c) certificates of deposit or time deposits of any commercial bank (which has outstanding debt securities rated as referred to in paragraph (b) above) and with a maturity of less than 180 days, in each case denominated and payable in HK Dollars or US Dollars, not subject to any Security (other than pursuant to any Security Document) and the proceeds of which are capable of being remitted to an Obligor in Hong Kong.

"PERMITTED TRADE SECURITY" means:

         (a) security imposed by law for Taxes that are not yet due or are being contested in compliance with paragraph (b) of Clause
                  24.30 (Taxes);

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other similar Security imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith and by appropriate means;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) cash deposits or guarantees provided to public utilities in the PRC or Hong Kong, in each case in the ordinary course of business;

         (e) any attachments, distress or execution that do not constitute an Event of Default under Clause 25.8 (Creditors' process);

         (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any member of the Group; and

         (g) Security over the moneys (not exceeding * or its equivalent in aggregate) placed with issuers of Permitted DCs as cash collateral for any Permitted DCs,

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                                       13
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provided that the term "Permitted Trade Security" shall not include any Security securing Financial Indebtedness other than Security referred to in paragraph (g) above.

"PKI HOLDINGS" means PKI Holdings Limited, a limited liability company incorporated under the laws of the British Virgin Islands.

"PRC" means the People's Republic of China (excluding the Special Administrative Regions of Hong Kong and Macau).

"PRC COMPANY" means SUNDAY Shenzhen.

"PRC SECURITY DOCUMENT" means the document given that title in a form to be agreed by MCL and the Original Lender (each acting reasonably) under which SUNDAY China Holdings grants security over its ownership interests in the PRC Company.

"PREPAYMENT ACCOUNT" means the account established under paragraph (b) of Clause
9.9 (Prepayment Account) by MCL with the Security Trustee and designated as "Prepayment Account" for the purpose of holding funds paid under paragraph (b) of Clause 9.9 (Prepayment Account) and/or (as appropriate) any sub-account of that account established to hold moneys in different currencies or which are attributable to a particular type of Proceeds (as defined in Clause 9.9 (Prepayment Account)).

"PROJECTED DEBT SERVICE" has the meaning given to that term by Clause 23.6 (Financial definitions).

"QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined the first day of that period.

"REFERENCE BANKS" means the principal Hong Kong offices of Citibank N.A., The Hongkong and Shanghai Banking Corporation Limited and Bank of China (Hong Kong) Limited or such other banks as may be appointed by the Agent with the agreement of MCL.

"REFINANCING ACCOUNT" means the account established by MCL with the Security Trustee and designated as "Refinancing Account" for the purpose of holding funds paid under Clause 9.3 (Mandatory prepayment from New Borrowings Proceeds).

"RELEVANT DOCUMENTS" means:-

         (a)      the Expanded Finance Documents; and

         (b)      the Material Agreements.

"RELEVANT INTERBANK MARKET" means the Hong Kong inter-bank market.

"RELEVANT PERIOD" has the meaning given to it in Clause 23.6 (Financial definitions).

"REPAYMENT DATES" means each date specified in Clause 8 (Repayment) for the payment of the relevant Repayment Instalment.

"REPAYMENT INSTALMENT" means each instalment for repayment of the Loans specified in Clause 8 (Repayment).

"REPEATING REPRESENTATIONS" means each of the representations set out in Clause 21 (Representations) other than 21.8 (Deduction of Tax), 21.9 (Filings and stamp taxes), paragraph (b) of Clause 21.10 (No default), 21.11 (No misleading information), 21.14 (No proceedings pending or threatened), 21.18 (Environmental laws and licences), 21.19 (Environmental releases), 21.20 (Group Structure), in respect of SUNDAY only, 21.21 (No

Financial Indebtedness or Security) 21.22(b) (Intellectual Property Rights), 21.26(f), (g), (h) and (i) (Material Agreements and Licences), 21.27 (Business
Plan) and 21.29 (Distacom Shareholders).

"REQUIRED DSRA BALANCE" has the meaning given to that term by Clause 23.2 (Maintenance of DSRA Balance).

"RESTRICTED PERSON" means: *

"RE-USABLE DISPOSAL PROCEEDS ACCOUNT" means the account established by MCL with the Security Trustee and designated "Re-usable Disposal Proceeds Account" for the purpose of holding funds paid under paragraph (c)(ii)(A) of Clause 9.5 (Mandatory prepayment from Disposal Proceeds).

"RE-USABLE INSURANCE PROCEEDS ACCOUNT" means the account established by MCL with the Security Trustee and designated as "Re-usable Insurance Proceeds Account" for the purpose of holding funds paid under paragraph (c)(iii)(A) of Clause 9.6 (Mandatory prepayment from Insurance Proceeds).

"RMB" means the lawful currency of the PRC.

"SCREEN RATE" means the rate for the relevant Benchmark Rate and for the relevant Interest Period displayed on the Bridge-Telerate page 9898. If the agreed page or service is replaced or ceases to be available, the Agent may, after consultation with MCL and the Lenders, specify another page or service displaying the appropriate rate.

"SCHEDULE OF INTRA-GROUP AND EXTERNAL BORROWINGS" means the document in the Agreed Form given that title and delivered to the Agent pursuant to Clause 4.2 (Initial conditions precedent) and paragraph 9(c) of Schedule 2 (Conditions Precedent).

"SECURED ACCOUNTS" means:-

         (a)      the DSRA;

         (b)      the Prepayment Account;

         (c)      the Refinancing Account;

         (d)      the Re-usable Insurance Proceeds Account;

         (e)      the Re-usable Disposal Proceeds Account,

and any other account opened by any Obligor and designated by that Obligor and the Agent as a "Secured Account".

"SECURED CREDITORS" means the Finance Parties and any Hedging Bank(s) (and "SECURED CREDITOR" means any one of them).

"SECURED OBLIGATIONS" of an Obligor means all present and future moneys, debts and liabilities due, owing or incurred by it to any Secured Creditor under or in connection with any Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).

"SECURITY" means, with respect to any asset,

         (a) any deed of trust, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset,

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         (b)      the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and

         (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or any other agreement or arrangement having a similar effect to any of these.

"SECURITY DOCUMENTS" means:-

         (a)      the Hong Kong General Security Document;

         (b)      the PRC Security Document;

         (c)      the Share Charge; and

         (d)      each Subordination Deed,

and any other security document that may at any time be given as security for any of the Secured Obligations pursuant to or in connection with any Finance Document.

"SECURITY PROPERTY" means all right, title and interest in, to and under any Security Document, including:-

         (a)      the Charged Assets;

         (b)      the benefits of the undertakings in each Finance Document; and

         (c) all sums received by or recovered by the Security Trustee pursuant to any Finance Document and any assets representing the same.

"SECURITY TRUST DEED" means the trust deed entered into by the Security Trustee in relation to the Security Documents in the Agreed Form.

"SECURITY TRUSTEE" means a bank or financial institution that executes the Security Trust Deed as security trustee for the Secured Creditors.

"SELECTION NOTICE" means a notice substantially in the form set out in Part IV of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods) in relation to the Loan Facilities .

"SHARE CHARGE" means the document given that title in a form to be agreed by MCL and the Original Lender (each acting reasonably) under which all relevant Obligors grant Security to the Security Trustee for the benefit of the Secured Creditors over the shares owned or held by them in members of the Group incorporated in Hong Kong or the British Virgin Islands.

"SINOSURE" means the China Export and Credit Insurance Corporation, the wholly state-owned official export credit insurance agency of the PRC.

"SINOSURE CONDITIONS" means those conditions which will apply to the Sinosure Insurance.

"SINOSURE DOCUMENTS" means the Sinosure Insurance, the Sinosure Offer, the Sinosure Conditions, and any other documents related to the Sinosure Offer and the Sinosure Insurance required by Sinosure.

"SINOSURE INSURANCE" means the policy of insurance which may be issued by Sinosure in favour of the Agent on behalf of the Finance Parties in respect of MCL's obligations in respect of such portion of the Equipment Supply Facility as Sinosure may agree.

"SINOSURE OFFER" means the written offer which may be made by Sinosure, confirming its agreement to provide the Sinosure Insurance in respect of such portion of the Equipment Supply Facility as Sinosure may agree.

"SINOSURE PREMIUM" means the premium payable to Sinosure under the Sinosure Insurance.

"SOFTWARE LICENCE" means all material licences of software developed by or licenced to MCL and/or any of its Subsidiaries which are necessary for the operation of its business or are issued pursuant to any Material Agreement, including the software listed in the Software Licence List.

"SOFTWARE LICENCE LIST" means the list titled "SOFTWARE LICENCE LIST" to be agreed between MCL and the Lenders and provided to the Agent pursuant to Clause 4.2(b) (Initial conditions precedent) and paragraph 9(b) of Schedule 2 (Conditions Precedent) identifying key software licences held by members of the Group.

"SPECIFIED TIME" means a time determined in accordance with Schedule 6 (Timetables).

"STOCK EXCHANGE" means The Stock Exchange of Hong Kong Limited, the NASDAQ exchange of New York and/or any other stock exchange approved by the Majority Lenders.

"SUBORDINATED" means fully subordinated in right, time and priority of payments to all amounts outstanding under the Finance Documents.

"SUBORDINATED DEBT" means any unsecured present or future obligation or liability (actual or contingent) of any member of the MCL Group and any other Credit Net Obligor:

         (a) to a member of the Group which is Subordinated pursuant to the terms of a Subordination Deed; or

         (b) to any other person which is Subordinated on terms and conditions satisfactory to the Agent.

"SUBORDINATION DEED" means a document given that title in a form to be agreed by MCL and the Original Lender (each acting reasonably) under which each relevant Obligor or other person subordinates all Financial Indebtedness owed to it by a Credit Net Obligor or other member of the MCL Group behind all Secured Obligations.

"SUBORDINATED LOAN AGREEMENT" means an agreement in the Agreed Form between the lender and MCL of Subordinated Debt setting out the terms on which that Subordinated Debt is made available and which has not been disapproved by the Agent under paragraph (d) of Clause 24.9 (Restrictions on borrowings).

"SUBSCRIBERS" means the 2G Subscribers and the 3G Subscribers.

"SUBSIDIARY" means in relation to any company or corporation (a "HOLDING COMPANY"), a company or corporation:-

         (a) which is controlled, directly or indirectly, by the holding company;

         (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

         (c) which is a Subsidiary of another Subsidiary of the holding company,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or control the composition of the majority of its board of directors or equivalent body.

"SUNDAY" means SUNDAY Communications Limited, a company publicly listed (on the Stock Exchange of Hong Kong Limited and NASDAQ in the United States) and incorporated under the laws of the Cayman Islands.

"SUNDAY 3G" means SUNDAY 3G (Hong Kong) Limited, a limited liability company incorporated under the laws of Hong Kong.

"SUNDAY 3G HOLDINGS" means SUNDAY 3G Holdings (Hong Kong) Corporation, a limited liability company incorporated under the laws of the British Virgin Islands.

"SUNDAY CHINA HOLDINGS" means SUNDAY Holdings (China) Corporation, a limited liability company incorporated under the laws of the British Virgin Islands.

"SUNDAY HOLDINGS" means SUNDAY Holdings (Hong Kong) Corporation, a limited liability company incorporated under the laws of the British Virgin Islands.

"SUNDAY HONG KONG" means SUNDAY (Hong Kong) Limited, a limited liability company incorporated under the laws of the British Virgin Islands.

"SUNDAY IP" means SUNDAY IP Limited, a limited liability company incorporated under the laws of the British Virgin Islands.

"SUNDAY IP HOLDINGS" means SUNDAY IP Holdings Corporation, a limited liability company incorporated under the laws of the British Virgin Islands.

"SUNDAY SHENZHEN" means SUNDAY Communications Services (Shenzhen) Limited, a wholly foreign-owned enterprise incorporated as a limited liability company under the laws of the PRC.

"SUPPLIER" means Huawei or any Affiliate of Huawei.

"SUPPLY CONTRACT" means the agreement dated on or about the date of this Agreement and entered into between MCL and Huawei or an Affiliate of Huawei to govern the engineering, procurement and construction by Huawei or such Affiliate of the 3G Network, together with any amendment, variation or supplement to that agreement which has been approved by the Agent (acting reasonably).

"SUPPLY CONTRACT UTILISATION REQUEST" means a Utilisation Request applicable to a Loan under the Equipment Supply Facility.

"SYNDICATION" means any syndication of the whole or any part of the Facilities by such means as the Original Lender may consider appropriate including pursuant to Clause 26.5 (Procedure for transfer).

"TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"TELECOMMUNICATIONS ORDINANCE" means the Telecommunications Ordinance (Cap. 106 of the Laws of Hong Kong).

"TERM" means each period determined under this Agreement for which the Issuing Bank is under a liability under a Performance Bond.

"TOTAL COMMITMENTS" means the aggregate of the Total General Facility Commitments, the Total Equipment Supply Facility Commitments and the Total Performance Bond Facility Commitments or, when used in relation to a specific Facility, means the Total General Facility Commitments, the Total Equipment Supply Facility Commitments or the Total Performance Bond Facility Commitments, as the case may be.

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

"TOTAL EQUIPMENT SUPPLY FACILITY COMMITMENTS" means the aggregate of the Equipment Supply Facility Commitments, being HK$859,000,000 at the date of this Agreement.

"TOTAL GENERAL FACILITY COMMITMENTS" means the aggregate of the General Facility Commitments, being HK$500,000,000 at the date of this Agreement.

"TOTAL PERFORMANCE BOND FACILITY COMMITMENTS" means the aggregate of the Performance Bond Facility Commitments, being at the date of this Agreement, in respect of each period specified in Schedule 9 (Performance Bond), the amount set out opposite such period in Schedule 9 (Performance Bond).

"TRANSFER CERTIFICATE" means a certificate substantially in the forms set out in
Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and MCL.

"TRANSFER DATE" means, in relation to a transfer, the later of:-

         (a)      the proposed Transfer Date specified in the Transfer
                  Certificate; and

         (b)      the date on which the Agent executes the Transfer Certificate.

"UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"US$' or "US DOLLARS" means United States dollars.

"UTILISATION" means a utilisation of a Facility, whether by way of Loan or the issuance of a Performance BOND.

"UTILISATION DATE" means the date of a Utilisation being the date on which the relevant Loan is or is to be made or Performance Bond is or is to be issued, as the case may be.

 "UTILISATION REQUEST" means, in relation to the Loan Facilities, a notice substantially in the form set out (in relation to a Loan under the General Facility) in Part I of Schedule 3 (Requests) or (in relation to a Loan under the Equipment Supply Facility) in Part II of Schedule 3 (Requests) and, in relation to the Performance Bond Facility, a notice substantially in the form set out in of Part III of Schedule 3 (Requests).

"WORKING CAPITAL" has the meaning given to it in Clause 23.6 (Financial definitions).

1.2      CONSTRUCTION

(a) Unless a contrary indication appears, any reference in this Agreement to:-

         (i) a person "ACTING IN CONCERT" with another person has the meaning given to it in the Codes on Takeovers and Mergers and Share Repurchases published from time to time by the Securities and Futures Commission of Hong Kong;

         (ii) the "AGENT", any "FINANCE PARTY", the "ISSUING BANK", a "HEDGING BANK", any "LENDER", any "OBLIGOR" any "CREDIT NET OBLIGOR", any "CREDIT NET MEMBER", any "CHARGOR", any "PARTY", any "SECURED CREDITOR" or the "SECURITY TRUSTEE" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

         (iii) "ASSETS" includes present and future properties, revenues and rights of every description;

         (iv) the "CONTROL" of one person by another or one person being "CONTROLLED" by another means that other (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or the majority of the members of the Board of Directors or other governing body of that person or otherwise controls or has the power to control the affairs and policies of that person;

         (v) the "EQUIVALENT" in any currency (the "FIRST CURRENCY") of any amount in another currency (the "SECOND CURRENCY") shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Agent's Spot Rate of Exchange for the purchase of the first currency with the second currency in the Hong Kong foreign exchange market at or about the relevant time on the relevant date specified in this Agreement (or, where no such time and date is specified, at or about such time and on such date as the Agent may from time to time reasonably determine to be appropriate in the circumstances);

         (vi) a "FINANCE DOCUMENT", "EXPANDED FINANCE DOCUMENT", "SECURITY DOCUMENT" or any other agreement, deed or instrument is a reference to that document or other agreement, deed or instrument as amended or novated;

         (vii) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

         (viii) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

         (ix) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (x) a PROVISION OF LAW is a reference to that provision as amended or re-enacted;

         (xi)     a TIME OF DAY is a reference to Hong Kong time;

         (xii) an amount borrowed includes any amount utilised by way of issuance of a Performance Bond;

         (xiii) a Lender funding its participation in a Utilisation includes a Lender participating in a Performance Bond;

         (xiv) amounts outstanding under this Agreement include amounts outstanding under any Performance Bond;

         (xv) an outstanding amount of a Performance Bond at any time is the maximum amount for which the Issuing Bank is or may be liable under that Performance Bond at that time;

         (xvi)    MCL "REPAYING" or "PREPAYING" a Performance Bond means:

                  (A)      MCL providing cash collateral for that Performance
                           Bond;

                  (B) the maximum amount payable under the Performance Bond being reduced in accordance with its terms; or

                  (C) the Issuing Bank being satisfied that it has no further liability under that Performance Bond,

                  and the amount by which a Performance Bond is repaid or prepaid under sub-paragraphs (xvi)(A) and (xvi)(B) above is the amount of the relevant cash collateral or reduction;

         (xvii) MCL providing "CASH COLLATERAL" for a Performance Bond means MCL paying an amount in the currency of the Performance Bond to an interest-bearing account in the name of MCL and the following conditions being met:

                  (A) the account is with the Agent (if the cash collateral is to be provided for all the Lenders) or with a Lender (if the cash collateral is to be provided for that Lender);

                  (B) withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Performance Bond until no amount is or may be outstanding under that Performance Bond; and

                  (C) MCL has executed a security document over that account, in form and substance satisfactory to the Agent or the Finance Party (acting reasonably) with which that account is held, creating a first ranking security interest over that account; and

         (xviii) the terms "INCLUDE", "INCLUDES" and "INCLUDING" shall be construed without limitation.

(b)      A document is in the "AGREED FORM":-

         (i) if it is in a form identified by or on behalf of MCL and the Original Lender on or before the signing of this Agreement as being in agreed form; or

         (ii) if not falling within paragraph (i) above, if it is in form and substance satisfactory to the Agent (acting reasonably) and identified by or on behalf of the Agent as being in agreed form.

(c)      SECTION, CLAUSE and SCHEDULE headings are for ease of reference only.

(d) Unless otherwise stated, references to Clauses and Schedules are to clauses of and schedules to this Agreement.

(e) Words importing the singular shall include the plural and vice versa, words importing the masculine, genuine or neuter gender shall include the others of them.

(f) Unless a contrary indication appears, a term used in any other Expanded Finance Document or in any notice or certificate given under or in connection with any Expanded Finance Document has the same meaning in that Expanded Finance Document, notice or certificate as in this Agreement.

(g) A Default or Event of Default is "CONTINUING" if it has not been remedied or waived.

(h) To the extent that one person is the only Lender, all references in the Expanded Finance Documents to the Lenders shall be read and construed as if they were references to a single Lender and grammatical and other changes necessary to give effect to such construction shall be deemed to have been made.

                                    SECTION 2

                                 THE FACILITIES

2.       THE FACILITIES

2.1      THE FACILITIES

         Subject to the terms of this Agreement, the Lenders make available to MCL:-

         (a) a HK Dollar term loan facility in an aggregate amount equal to the Total General Facility Commitments to be drawn in one lump sum;

         (b) a HK Dollar term loan facility in an aggregate amount equal to the Total Equipment Supply Facility Commitments; and

         (c) a HK Dollar performance bond issuance facility in an aggregate amount equal to the Total Performance Bond Facility Commitments.

2.2      FINANCE PARTIES' RIGHTS AND OBLIGATIONS

         (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

         (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

         (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.       PURPOSE

3.1      PURPOSE

(a) All amounts borrowed by MCL under the Loan Facilities shall be applied as follows:

         (i) with respect to the General Facility, to refinance the Bridging Loan in one lump sum; and

         (ii) with respect to the Equipment Supply Facility, in payment of, and for an amount representing the total purchase price for, Eligible Goods and Services pursuant to the Supply Contract.

(b) MCL may request the issue of Performance Bonds under the Performance Bond Facility if required by OFTA under the 3G Licence.

3.2      MONITORING

         No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.       CONDITIONS OF UTILISATION

4.1      AGREEMENT EFFECTIVE

         Notwithstanding any term to the contrary in this Agreement or any other Expanded Finance Document, this Agreement (and any Expanded Finance Document which pre-dates such date) shall come into effect upon the date upon which the conditions precedent specified in paragraphs 1(d) and 7(a) of Schedule 2 have both been satisfied in full, and no Obligor shall assume any obligations or have the benefit of any rights under it (or them) until such date.

4.2      INITIAL CONDITIONS PRECEDENT

(a) MCL may not deliver a Utilisation Request for a Utilisation under the Equipment Supply Facility or the Performance Bond Facility until after the Loan under the General Facility has been advanced.

(b) MCL shall not deliver a Utilisation Request unless the Agent has (i) received all of the documents and other evidence listed in and appearing to comply with the requirements of Schedule 2 (Conditions precedent) or (ii) acting on the instruction of the Majority Lenders, waived the requirement to receive any of these (other than paragraph 3 thereof which only MCL may waive). The Agent shall notify MCL and the Lenders promptly upon receiving such documents and other evidence.

4.3      FURTHER CONDITIONS PRECEDENT

         The Lenders and the Issuing Bank will only be obliged to comply with Clause 5.4 (Lenders' participation) if, on the date of the Utilisation Request and on the proposed Utilisation Date:

         (a) in the case of the Utilisation of the General Facility the Agent has received a written confirmation from HTIC on or before the first Utilisation Date identifying the amount that will be required for the Bridging Loan to be fully repaid or prepaid on the first Utilization Date;

         (b) no Default is continuing or would result from the proposed Loan or issue of the Performance Bond;

         (c) the Repeating Representations to be made by each Obligor are true in all material respects; and

         (d) in respect of the Performance Bond Facility, the request of OFTA for a Performance Bond remains valid and effective.

4.4      MAXIMUM AMOUNT OF LOANS/PERFORMANCE BOND

         MCL may not deliver a Utilisation Request if, as a result of the proposed Utilisation:

         (a) the aggregate principal amount outstanding under the General Facility would exceed the Total General Facility Commitments;

         (b) the aggregate principal amount outstanding under the Equipment Supply Facility would exceed the Total Equipment Supply Facility Commitments; and

         (c) the aggregate principal amount outstanding under the Performance Bond Facility would exceed the Total Performance Bond Facility Commitments applicable on the proposed Utilisation Date.

4.5      MAXIMUM NUMBER OF LOANS AND PERFORMANCE BOND

         (a) MCL may not deliver a Utilisation Request if as a result of the proposed Utilisation:

                  (i) 5 or more Loans under the Equipment Supply Facility would be outstanding; or

                  (ii) more than one Loan under the General Facility would be outstanding.

         (b) MCL may not request that a Loan be divided if, as a result of the proposed division:

                  (i) 5 or more Loans under the Equipment Supply Facility would be outstanding; or

                  (ii) more than one Loan under the General Facility would be outstanding.

         (c) MCL may not deliver a Utilisation Request if as a result of the proposed Utilisation more than one Performance Bond would be outstanding at any time.

                                    SECTION 3

                                   UTILISATION

5.       UTILISATION - LOANS

5.1      DELIVERY OF A UTILISATION REQUEST

(a) MCL may utilise any Facility by delivery to the Agent (and, in relation to a Utilisation of the Performance Bond Facility, the Issuing Bank) of a duly completed Utilisation Request in the form of Part I (for the General Facility), Part II (for the Equipment Supply Facility) or Part III (for a Performance Bond) of Schedule 3 (Requests) not later than the Specified Time.

(b) Only one Loan and the issuance of only one Performance Bond may be requested in each Utilisation Request.

(c) MCL may satisfy its payment obligations under the Supply Contract using funds other than proceeds of the Equipment Supply Facility and then may utilise the Equipment Supply Facility by delivering a Utilisation Request within 60 days of the date of any relevant Invoice in respect of which reimbursement is claimed, requesting payment of all or some of the amount paid by MCL in respect of that Invoice.

5.2      COMPLETION OF A UTILISATION REQUEST

(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:-

         (i)      it identifies the Facility to be utilised;

         (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

         (iii)    the currency and amount of the Utilisation comply with Clause
                  4.4 (Maximum amount of Loans/Performance Bond) and Clause 5.3 (Currency and amount);

         (iv) in the case of the Loan Facilities, the proposed Interest Period complies with Clause 11 (Interest Periods);

         (v) in the case of a Performance Bond, the proposed Term is not more than the minimum term required by OFTA at the date of the Utilisation Request;

         (vi) in the case of the Equipment Supply Facility, the proposed Utilisation Date is at least 5 Business Days after the date of the Utilisation Request;

         (vii) in the case of the Equipment Supply Facility, it is accompanied by the Invoice(s) to which the Loan relates; and

         (viii) the Utilisation Request is executed by a person duly authorised to do so on behalf of MCL.

(b) In any Month, MCL may deliver no more than two Utilisation Requests under the Equipment Supply Facility.

5.3      CURRENCY AND AMOUNT

(a) The amount of the proposed Loan under the General Facility must be HK$500,000,000 or such lesser amount which, as confirmed pursuant to paragraph (a) of Clause 4.3 (Further conditions precedent), will be sufficient to fully repay or prepay the Bridging Loan.

(b) The amount of the proposed Loan under the Equipment Supply Facility must be an amount which is a minimum of HK$3,000,000 or such lower amount as may be agreed.

(c) The amount of the proposed Loan or the maximum liability under the proposed Performance Bond, as the case may be, must be an amount which is not more than the Available Facility.

5.4      LENDERS' PARTICIPATION

(a)      If the conditions set out in this Agreement have been met:

         (i) each Lender participating in a Loan Facility shall make its participation in each Loan under that Facility available by the Utilisation Date through its Facility Office; and

         (ii) the Issuing Bank shall issue the Performance Bond on the Utilisation Date through its Facility Office.

(b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its applicable Available Commitment to the applicable Available Facility immediately prior to making the Loan.

(c) The amount of each Lender's participation in each Performance Bond will be equal to its Bond Proportion.

(d) The Agent shall by the Specified Time notify each Lender of the amount of each Loan and Performance Bond and the amount of its participation in that Loan or Performance Bond.

6.       DISBURSEMENT

6.1      SUPPLY CONTRACT LOANS

         Following receipt from each Lender of its participation in a Loan under the Equipment Supply Facility in accordance with Clause 5.4 (Lenders' participation), the Agent shall pay the relevant amount due under the Invoice in relation to the Supply Contract to the Supplier or, in the case of reimbursement, to MCL in accordance with the payment instructions specified in the Supply Utilisation Request submitted for that Loan.

6.2      DEEMED DISBURSEMENT OF GENERAL LOAN

         On the Utilisation Date of the Loan under the General Facility, there shall be a deemed repayment of the principal amount owing under the Bridging Facility and a deemed disbursement of the Loan under the General Facility to MCL but there shall be no actual transfer of funds.

6.3      ACKNOWLEDGEMENT BY MCL

         MCL acknowledges and agrees that the payment of (a) a Loan under the Equipment Supply Facility directly to the Supplier or (b) an amount by way of reimbursement of MCL shall, in each case, constitute a Loan for the purposes of this Agreement.

                                    SECTION 4

            SINOSURE, SYNDICATION, AGENCY AND ISSUING BANK PROVISIONS

7.       SINOSURE AND SYNDICATION PROVISONS

7.1      SINOSURE INSURANCE AND SYNDICATION

         The Original Lender agrees to use all reasonable endeavours to procure that:-

         (a) Sinosure provides the Sinosure Offer and the Sinosure Insurance in respect of the Supply Contract so that such offer and insurance cover as large a proportion of the Equipment Supply Facility as permitted by Sinosure; and

         (b) banks or financial institutions acceptable to MCL replace the Original Lender as Lenders in respect of all or part of the Equipment Supply Facility and/or the Performance Bond Facility.

7.2      SUPPORT FOR SINOSURE APPLICATION

         MCL and SUNDAY shall actively co-operate and assist the Original Lender in procuring the Sinosure Offer and the Sinosure Insurance, including:

         (a)      preparing an information memorandum;

         (b) making such senior management and other representatives of SUNDAY, MCL and their respective Subsidiaries as the Original Lender may reasonably request available for a presentation to and/or to participate in meetings with Sinosure at such times as the Original Lender may reasonably request;

         (c) providing the Original Lender with all information reasonably requested by it in order to complete the application for the Sinosure Insurance; and

         (d) considering in good faith any amendments to the terms of the Supply Contract reasonably required by Sinosure and reasonably requested by the Original Lender.

7.3      SUPPORT FOR SYNDICATION

         MCL and SUNDAY shall actively co-operate and assist the Original Lender in the Syndication, including:

         (a)      preparing and updating the Information Memorandum;

         (b) making such senior management and other representatives of MCL and SUNDAY as the Original Lender may reasonably request available for a presentation to and/or to participate in meetings with potential Lenders at such times and places as the Original Lender may reasonably request;

         (c) using best efforts to ensure that Syndication efforts benefit from the Group's existing lending relationships;

         (d) providing the Original Lender with all information reasonably requested by it to complete the Syndication successfully within a timeframe acceptable to the Original Lender;

         (e) complying with all reasonable requests for information from potential Lenders through the Original Lender.

7.4      ADJUSTMENTS TO DOCUMENTATION

         The Original Obligors agree, and shall ensure that the other Obligors agree, to enter into any syndication agreement (in a form reasonably required by the Original Lender) when required by the Original Lender in connection with the Syndication. Such an agreement may also incorporate any minor amendments to the Facility Agreement and/or other Expanded Finance Documents reasonably requested by any proposed new Lender and agreed to by MCL.

7.5      MARKET FLEX

(a) The Original Lender may, with the agreement of MCL, change the structure, terms and/or pricing (but not the total amount) of the Facilities if it determines that the changes are advisable to ensure that Sinosure will provide the Sinosure Offer and the Sinosure Insurance or a successful Syndication.

(b) No such change may be made after the Original Lender has confirmed to MCL that Syndication has been completed and that the syndicate members have become bound by the Facility Agreement (or that there will be no general syndication of the Facilities).

(c) SUNDAY and MCL agree, and shall ensure that the other Obligors agree, to amend the Facility Agreement and/or other Expanded Finance Documents as necessary to reflect any such change.

7.6      APPOINTMENT OF AGENT AND SECURITY TRUSTEE

(a) The Original Lender shall appoint a financial institution acceptable to MCL (such acceptance not to be unreasonably withheld or delayed) to act as Agent and Security Trustee under the Expanded Finance Documents as soon as practicable after the date of this Agreement.

(b) If, by the date falling 30 days after the date of this Agreement, no such financial institution has acceded to this Agreement and executed the Security Trust Deed, the Original Lender shall execute an Accession Deed and the Security Trust Deed as Agent and Security Trustee.

7.7      ACCESSION BY THE ISSUING BANK

(a) The Original Lender shall appoint a financial institution acceptable to MCL (such acceptance not to be unreasonably withheld or delayed) and OFTA to act as Issuing Bank by the date falling at least * before OFTA requires a performance bond to be provided under Special Condition 3 to the 3G Licence.

(b) If no such financial institution has acceded to this Agreement as Issuing Bank at least * before the date by which OFTA requires a performance bond to be provided under Special Condition 3 of the 3G Licence, the Original Lender shall provide such cash collateral or other security at such times and on such conditions as may acceptable to OFTA to satisfy SUNDAY 3G's obligations under Special Condition 3 of the 3G Licence until such time as an Issuing Bank accedes to this Agreement and issues the Performance Bond. Such cash collateral or other security shall be provided by the Original Lender on the same terms and subject to the same fees as a Performance Bond issued under the Performance Bond Facility.

7.8      ASSISTANCE AND DOCUMENTATION

         MCL and SUNDAY shall actively co-operate and assist the Original Lender in appointing the Agent, the Security Trustee and the Issuing Bank and shall consider in good faith any amendments to the Finance Documents that may be reasonably requested by the Agent, the Security Trustee or the Issuing Bank as a condition to its appointment.

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                                       28

7.9      NEGOTIATIONS WITH OFTA

         MCL and SUNDAY shall actively co-operate and assist the Original Lender and the Issuing Bank in negotiations with OFTA and shall use all reasonable efforts to procure OFTA's agreement to terms and conditions of the Performance Bond mutually acceptable to the Original Lender and the Issuing Bank.

                                    SECTION 5

                     REPAYMENT, PREPAYMENT AND CANCELLATION

8.       REPAYMENT

8.1      REPAYMENT OF LOANS UNDER EQUIPMENT SUPPLY FACILITY

(a) The aggregate principal amount of the Loans outstanding under the Equipment Supply Facility at the close of business at the end of the Availability Period for the Equipment Supply Facility shall be repaid by MCL in full by eight equal semi-annual instalments, commencing 12 Months after the expiry of the Availability Period for the Equipment Supply Facility (being the first applicable Repayment Date for the Loans under the Equipment Supply Facility).

(b) The first Repayment Instalment for the Equipment Supply Facility shall be repaid on the first applicable Repayment Date. The second and subsequent Repayment Instalments shall be repaid every six Months after the first Repayment Date for the Equipment Supply Facility.

(c) MCL may not reborrow any Loan under the Equipment Supply Facility which is repaid.

8.2      REPAYMENT OF LOAN UNDER GENERAL FACILITY

(a) The aggregate principal amount of the Loan outstanding under the General Facility at the close of business at the end of the Availability Period for the General Facility shall be repaid by MCL in full by five semi-annual instalments commencing on 12 July 2004 as follows:

Repayment instalment              Percentage Repayment
       1st                                 *

       2nd                                 *

       3rd                                 *

       4th                                 *

       5th                                 *

(b) The first Repayment Instalment for the General Facility shall be repaid on the first applicable Repayment Date. The second and subsequent Repayment Instalments shall be repaid every six Months after the first Repayment Date for the General Facility.

(c)      MCL may not reborrow any part of the General Loan which is repaid.

9.       PREPAYMENT AND CANCELLATION

9.1      ILLEGALITY

         If it becomes unlawful in any applicable jurisdiction for the Agent, the Issuing Bank or a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or to issue, or procure the issue of, or maintain any Performance Bond or make any payment thereunder or charge any fee in respect thereof:

         (a)      in the case of the Loan Facilities;

                  (i) the relevant Lender shall promptly notify the Agent upon becoming aware of that event;

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                                       30

                  (ii) upon the Agent notifying MCL, the Commitments in respect of the Loan Facilities of that Lender will be immediately cancelled;

                  (iii) MCL shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified MCL or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and

         (b)      in the case of the Performance Bond Facility:

                  (i) the relevant Lender shall promptly notify the Issuing Bank and the Agent upon becoming aware of that event;

                  (ii) if a Performance Bond has already been issued and the relevant event only applies to a Lender or Lenders (whose Bond Proportion of the Performance Bond does not exceed 35 per cent.) upon the Agent notifying MCL, the Performance Bond Facility Commitment of the relevant Lenders will be immediately cancelled and MCL shall immediately on demand pay to the Issuing Bank, the Bond Proportions of the relevant Lenders in respect of that Performance Bond;

                  (iii) if a Performance Bond has already been issued and the relevant event applies to the Issuing Bank and/or a Lender or Lenders (whose Bond Proportion of the Performance Bond exceeds 35 per cent.) upon the Issuing Bank notifying MCL, the Performance Bond Facility Commitment of all the Lenders will be immediately cancelled and MCL shall immediately on demand repay the Performance Bond in full; and

                  (iv) if no Performance Bond has been issued, the Issuing Bank shall notify MCL that the obligations of the Issuing Bank and the Lenders in respect of the Performance Bond Facility shall be immediately cancelled.

9.2      VOLUNTARY CANCELLATION

         MCL may, if it gives the Agent not less than 15 Business Days' (or such shorter period as the Majority Lenders in respect of the relevant Facility may agree) prior notice, cancel the whole or any part (being a minimum of HK$10,000,000 of an Available Facility. Any cancellation under this Clause 9.2 in respect of any Facility shall reduce the Commitments of the Lenders rateably under that Facility.

9.3      MANDATORY PREPAYMENT FROM NEW BORROWINGS PROCEEDS

(a)      In this Clause 9.3:-

         "NEW BORROWINGS PROCEEDS" means, the aggregate amount of all cash received by any Credit Net Obligor and any other member of the MCL Group as a result of incurring any Financial Indebtedness (except for the types of Permitted Financial Indebtedness set out in paragraphs
         (b)(i) to (x) of Clause 24.9 (Restrictions on borrowings)) after deducting:-

         (i)      *;

         (ii) all costs and expenses incurred in good faith and payable in connection with incurring that Financial Indebtedness; and

         (iii)    *.

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

(b) MCL shall ensure that any New Borrowings Proceeds are paid into the Prepayment Account for application in accordance with Clause 9.9 (Prepayment Account).

(c)      Paragraph (b) does not apply to any New Borrowings Proceeds if:-

         (i) in respect of each Loan Facility, there is no Available Facility and the Loans outstanding are less than * of the Available Facility as at the Effective Date; or

         (ii)     (x)      those New Borrowing Proceeds are promptly credited to
                           the Refinancing Account;

                  (y) within five Business Days of the receipt of those New Borrowings Proceeds, MCL certifies to the Agent that a specified amount of Permitted Financial Indebtedness other than Financial Indebtedness under the Finance Documents will be repaid out of those New Borrowings Proceeds within * of the date of receipt; and

                  (z) no part of those New Borrowings Proceeds shall be withdrawn from the Refinancing Account except for the purpose described in (ii) above within that * or at the end of that * to be transferred to the Prepayment Account.

9.4      MANDATORY PREPAYMENT FROM EQUITY RAISING PROCEEDS

(a)      In this Clause 9.4:-

         "EQUITY RAISING PROCEEDS" means the aggregate amount of any net cash proceeds from any public offerings or rights issues of shares or other Equity Rights of any member of the Group or any issue of subordinated debt, equity or quasi-equity (excluding shares, equity or quasi-equity taking the form of shareholder loans already funded with respect to the relevant member of the Group).

(b) SUNDAY shall ensure that an amount equal to * of any Equity Raising Proceeds are paid into the Prepayment Account for application in accordance with Clause 9.9 (Prepayment Account).

(c) Paragraph (b) above does not apply to any Equity Raising Proceeds to the extent that, in respect of each Loan Facility, there is no Available Facility and the Loans outstanding represent less than * of the Available Facility as at the Effective Date.

9.5      MANDATORY PREPAYMENT FROM DISPOSAL PROCEEDS

(a)      In this Clause 9.5:-

         "DISPOSAL PROCEEDS" means the aggregate amount of all cash payments, and the fair market value of any non-cash consideration (including, when received, the cash or cash equivalent proceeds of any deferred consideration, whether by way of adjustment to the purchase price or otherwise) received by any Credit Net Obligor or any other member of the MCL Group in connection with the sale, transfer or other disposal by any Credit Net Obligor or any other member of the MCL Group of an asset after deducting:-

         (i)      *;

         (ii) fees and transaction costs incurred in good faith in connection with that sale, transfer or disposal; and

         (iii)    *.

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(b)      MCL shall ensure that any Disposal Proceeds are paid into the
         Prepayment Account for application in accordance with Clause 9.9 (Prepayment Account).

(c) Paragraph (b) above does not apply to any Disposal Proceeds to the extent that:-

         (i) in respect of each Loan Facility, there is no Available Facility and the Loans outstanding represent less than * of the original Available Facility as at the Effective Date; or

         (ii)     (x)      those Disposal Proceeds result from any sale, lease,
                           transfer or disposal permitted by any of paragraphs
                           (b)(i) to (vii) of Clause 24.7 (Disposals);

                  (y) those Disposal Proceeds result from a sale, lease, transfer or disposal under (where the amount received in respect of the relevant asset is less than *) paragraph (b)(viii) of Clause 24.7 (Disposals); or

                  (z) the asset being sold, leased, transferred or disposed is going to be (or, within the previous six months, has been) replaced by assets of a similar or better quality or condition and within 10 Business Days of the receipt of the relevant Disposal Proceeds by a Credit Net Obligor or other member of the MCL Group, MCL either:

                           (A) certifies to the Agent that a Credit Net Obligor will apply those Disposal Proceeds towards the purchase of those replacement assets within * of the date of receipt and those Disposal Proceeds are immediately credited to the Re-usable Disposal Proceeds Account; or

                           (B) provides details of the asset which has replaced the asset sold, leased, transferred or disposed and the acquisition cost to be reimbursed out of the relevant Disposal Proceeds.

                           No part of any Disposal Proceeds credited to the Re-usable Disposal Proceeds Account under paragraph
                           (A) above shall be withdrawn except either to apply the same towards the cost of replacing that asset which has been sold, leased, transferred or disposed or at the end of the * to be transferred to the Prepayment Account.

9.6      MANDATORY PREPAYMENT FROM INSURANCE PROCEEDS

(a)      In this Clause 9.6:-

         "INSURANCE PROCEEDS" means any cash proceeds received by any Credit Net Obligor or other member of the MCL Group under or pursuant to any insurance policy (or equivalent) (other than proceeds relating to business interruption insurance or third party liability insurance) after the Effective Date.

(b) MCL shall ensure that any Insurance Proceeds are paid into the Prepayment Account for application in accordance with Clause 9.9 (Prepayment Account).

(c) Paragraph (b) above does not apply to any Insurance Proceeds to the extent that:-

         (i) in respect of each Loan Facility, there is no Available Facility and the Loans outstanding represent less than * of the Available Facility as at the Effective Date; or

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         (ii)     those Insurance Proceeds are less than *, when aggregated with all other Insurance Proceeds received by Credit Net Obligors and other members of the MCL Group in any financial year of the Group and any Insurance Proceeds of less than * in respect of any claim relating to a single cause of loss shall not be taken into account in calculating whether the * threshold has been reached; or

         (iii) for Insurance Proceeds of more than * in aggregate in any financial year of the Group:-

                  (A) those Insurance Proceeds are promptly credited to the Re-usable Insurance Proceeds Account;

                  (B) within 10 Business Days of the receipt of the relevant Insurance Proceeds by a Credit Net Obligor or member of the MCL Group, MCL certifies to the Agent that a Credit Net Obligor will use those Insurance Proceeds to replace or reinstate the asset(s) or pay the liability to which those Insurance Proceeds relate within * months of receipt; and

                  (C) no part of those Insurance Proceeds shall be withdrawn from the Re-usable Insurance Proceeds Account except for the purpose described in paragraph
                           (B) above within that * or at the end of that * to be transferred to the Prepayment Account Provided that if Insurance Proceeds of less than * but more than * in respect of any claim relating to a single cause of loss are received, the same need not be paid into the Re-usable Insurance Proceeds Account provided they are applied in replacement or reinstatement of the relevant assets before the said * threshold is exceeded.

9.7      MANDATORY PREPAYMENT FROM COMPENSATION PROCEEDS

(a)      In this Clause 9.7:-

         "COMPENSATION PROCEEDS" means any amount exceeding (when aggregated with any other such amount received or recovered in any financial year of the Group) * received or recovered by a Credit Net Obligor or other member of the MCL Group pursuant to or in respect of any compensation or reimbursement of fees payable by OFTA or any Governmental Agency (whether by way of direct payment or judgment on, or settlement of, any claim) (in each case net of related fees and transaction costs incurred in good faith in achieving any such recoveries).

(b) SUNDAY shall ensure that Compensation Proceeds are paid into the Prepayment Account for application in accordance with Clause 9.9 (Prepayment Account).

(c) Paragraph (b) does not apply to any Compensation Proceeds to the extent that:

         (i) in respect of each Loan Facility, there is no Available Facility and the Loans outstanding represent less than * of the Available Facility as at the Effective Date; or

         (ii) those Compensation Proceeds are received or recovered by the Credit Net Obligor on terms that require the Credit Net Obligor or other member of the MCL Group to make future payments of fees that are in addition to fees that it would otherwise have had to pay and:

                  (A) those Compensation Proceeds are promptly credited to the Re-usable Disposal Proceeds Account;

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                  (B)      within 10 Business Days of the receipt of the
                           relevant Compensation Proceeds by a Credit Net Obligor or member of the MCL Group, MCL certifies to the Agent that a Credit Net Obligor will use those Compensation Proceeds to pay those future additional fees within the period specified in the terms on which the Compensation Proceeds are received; and

                  (C) no part of those Compensation Proceeds shall be withdrawn from the Re-usable Disposal Proceeds Account except to pay those future additional fees within that period or at the end of that period to be transferred to the Prepayment Account.

9.8      MANDATORY PREPAYMENT OF EXCESS CASH FLOW

(a)      In this Clause 9.8:-

         "EXCESS CASH FLOW" means for any financial year of the MCL Group, the amount equal to:-

         (i) the Opening Net Cash Balance at the beginning of that financial year; plus

         (ii)     EBITDA for that financial year; plus

         (iii) to the extent not covered already in paragraph (ii) above, interest income and other coupon payments received during that financial year in cash in respect of Permitted Investments;

         minus

         (A) the aggregate of all principal amounts prepaid during that financial year under this Clause 9.8 or under Clause 9.10 (Voluntary prepayment of Loans);

         (B) Capital Expenditure for that financial year (provided that to the extent that Capital Expenditure was budgeted to be incurred in that financial year ("YEAR 1") but was actually incurred in the first 150 days of the following financial year ("YEAR 2"), that Capital Expenditure shall for the purposes of the calculations of Excess Cash Flow for Year 1 and Year 2 be treated as having been made in Year 1 but not in Year 2);

         (C)      Debt Service for that financial year;

         (D)      Taxes paid in cash by the MCL Group during the financial year,

         plus (if negative) or minus (if positive) any difference between Working Capital on the first day and on the last day of that financial year.

(b) Within 10 Business Days of delivery to the Agent of the audited consolidated financial statements for any financial year or within 150 days after the end of any financial year (whichever is earlier), MCL shall ensure that an amount (the "EXCESS CASH FLOW AMOUNT") equal to the following percentage of the amount representing Excess Cash Flow for that financial year is paid into the Prepayment Account for application in accordance with Clause 9.9 (Prepayment Account):-

         (i) if, in respect of each Loan Facility, there is no Available Facility and the Loans outstanding are less than * of the Available Facility as at the Effective Date *;

         (ii) if, in respect of each Loan Facility, there is no Available Facility and the Loans outstanding represent less than * but more than * of the Available Facility as at the Effective
                  Date: * of the amount by which Excess Cash Flow exceeds * provided that the amount required to be paid into the Prepayment Account pursuant to this

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                  paragraph (b)(ii) shall be reduced by the amount of the
                  Required DSRA Balance on the next DSRA Relevant Date provided further that such amount shall be paid into the DSRA; and

         (iii) if there is any Available Facility or if * or more of the Loans in respect of any Loan Facility are outstanding: * of the amount by which Excess Cash Flow exceeds * provided that the amount required to be paid into the Prepayment Account pursuant to this paragraph (b)(iii) shall be reduced by the amount of the Required DSRA Balance on the next DSRA Relevant Date provided further that such amount shall be paid into the DSRA.

(c) References to financial year in this Clause 9.8 shall mean any financial year commencing in or after the year in which the First Utilisation Date occurs.

9.9      PREPAYMENT ACCOUNT

(a)      In this Clause 9.9:-

         "PROCEEDS" means the moneys relating to each of the following which are payable into the Prepayment Account under Clauses 9.3 (Mandatory prepayment from New Borrowing Proceeds) to 9.8 (Mandatory prepayment of Excess Cash Flow):-

         (i)      New Borrowings Proceeds;

         (ii)     Equity Raising Proceeds;

         (iii)    Disposal Proceeds;

         (iv)     Insurance Proceeds;

         (v)      Compensation Proceeds; and/or

         (vi)     Excess Cash Flow.

(b)      MCL shall ensure that:

         (i) each relevant Secured Account is established before the first date on which any relevant Proceeds are required to be paid into that Secured Account; and

         (ii) all Proceeds (or an equal amount) are paid directly into (or, as soon as practicable after receipt, are transferred into) the Prepayment Account or (as otherwise provided in this Clause 9.9) the other Secured Accounts.

(c) Within 10 Business Days after the date on which any Proceeds have been received by any member of the Group (or have become New Borrowings Proceeds, Equity Raising Proceeds, Disposal Proceeds, Insurance Proceeds (in excess of the threshold referred to in Clause 9.6(c)(ii) (Mandatory prepayment from Insurance Proceeds) or Compensation Proceeds) or in the case of Excess Cash Flow, the date falling 150 days after the end of each financial year (such dates the "RECEIPT DATE"), MCL shall deliver to the Agent a certificate confirming:-

         (i)      the Receipt Date,

         (ii) the amount in HK Dollars (the "PROCEEDS AMOUNT") of those Proceeds; and

         (iii) details of the nature of the Proceeds and of any amounts deducted from those Proceeds.

(d) If there is no Available Facility in respect of any Facility, MCL shall attribute the Proceeds Amount on a pro rata basis to all Loans outstanding in respect of the Facilities and shall prepay those Loans (in each

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         case, on the expiry of the Interest Periods which are current on the
         Receipt Date) until Loans equal to or greater than the Proceeds Amount have been prepaid or repaid.

(e) In respect of any Facility for which there is still an Available Facility, the same provisions as in paragraph (d) shall apply except that:

         (i) the amount attributable to that Facility shall be calculated by reference to the Available Facility and the outstanding Loans in respect of that Facility (pro rata to the Loans in respect of the other Facilities);

         (ii) the amount attributable to that Facility shall be apportioned between the Available Facility and the Loans outstanding in respect of that Facility on a pro rata basis;

         (iii) the portion attributable to Loans shall be prepaid in the same manner as in paragraph (d); and

         (iv) the Available Facility shall be partially cancelled by an amount equal to the portion attributable to the Available Facility automatically 15 Business Days after receipt of those moneys into the Prepayment Account and, provided no Default is continuing on the date of cancellation, that amount will be available for release to MCL.

(f) No amount may be withdrawn or transferred from the Prepayment Account except:-

         (i) to make the prepayments required under this Clause 9.9 or as otherwise permitted under this Agreement; or

         (ii)     with the prior consent of all the Lenders.

(g) Any prepayments of Loans under this Clause 9.9 shall satisfy the obligations under Clause 8 (Repayment) in respect of the remaining Repayment Instalments of each Facility rateably in actual order of maturity, except that any prepayment of any Excess Cash Flow Amount shall satisfy the obligations under Clause 8 (Repayment) in respect of the remaining Repayment Instalments of each Facility in inverse order.

(h) The Security over the Secured Accounts created by the Hong Kong General Security Document shall be released to the extent of any withdrawals to be made from the Secured Accounts for the purposes permitted or required by this Clause 9.9.

9.10     VOLUNTARY PREPAYMENT OF LOANS

(a) MCL may, if it gives the Agent not less than 15 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces that Loan by a minimum amount of HK$5,000,000 and a multiple of HK$1,000,000).

(b) Any prepayment of Loans under this Clause 9.10 shall satisfy the obligations under Clause 8 (Repayment) in respect of the remaining Repayment Instalments of all the Loan Facilities rateably and in their actual order.

9.11     VOLUNTARY REPAYMENT OF PERFORMANCE BONDS

         MCL may, if it gives the Agent and the Issuing Bank not less than 15 Business Days (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Performance Bond.

9.12     RIGHT OF REPLACEMENT OF A SINGLE LENDER

         If:-

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         (a)      any sum payable to any Lender by an Obligor is required to be increased under paragraph (a) of Clause 14.2 (Tax gross-up);
                  or

         (b) any Lender claims indemnification from MCL under Clause 14.3 (Tax indemnity) or Clause 15 (Increased costs),

         MCL may:-

         (i) while the circumstance giving rise to the requirement or indemnification continues, arrange for the transfer of the whole (but not part only) of that Lender's Commitment and participations in the Utilisations to a new or existing Lender willing to accept that transfer; or

         (ii) give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Utilisations, whereupon the Commitment of that Lender shall immediately be reduced to zero. On the last day of each Interest Period which ends after MCL has given notice under this paragraph (ii) (or, if earlier, the date specified by MCL in that notice), MCL shall repay that Lender's participation in that Utilisation.

9.13     RESTRICTIONS

(a) Any notice of cancellation or prepayment given under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c) No voluntary cancellation of an Available Facility under Clause 9.2 (Voluntary cancellation) or voluntary prepayment of a Loan under Clause
         9.10 (Voluntary prepayment of Loans) may be made unless the Agent, acting reasonably, is satisfied that:

         (i) MCL will be able to meet its obligations under the Supply Contract from other sources and that it has available to it the funds required to achieve completion of the 3G Network;

         (ii) such cancellation or prepayment will not result in default by SUNDAY 3G of its obligations under Special Condition 3 of the 3G Licence; and

         (iii) the notional principal amount of the relevant Hedging Documents(s) has been reduced by an amount equal to the amount of the cancellation or prepayment, as the case may be.

(d)      MCL may not reborrow any part of the Facilities which is prepaid.

(e) MCL shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f) Unless a contrary indication appears in this Agreement, no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g) If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either MCL or the affected Lender, as appropriate.

(h) Available Commitments shall be automatically cancelled at the expiry of the Availability Period to which they relate.

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9.14     *

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                                    SECTION 6

                              COSTS OF UTILISATION

10.      INTEREST

10.1     CALCULATION OF INTEREST

         The rate of interest on each Utilisation for each Interest Period is the percentage rate per annum which is the aggregate of:-

         (a)      the Applicable Margin; and

         (b)      the Benchmark Rate.

10.2     PAYMENT OF INTEREST

         MCL shall pay accrued interest on each Loan on the last day of each Interest Period.

10.3     DEFAULT INTEREST

(a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraphs (b) and (c) below, is the sum of * and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Utilisation in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Agent.

(b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:-

         (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

         (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of two per cent and the rate which would have applied if the overdue amount had not become due.

(c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4     NOTIFICATION OF RATES OF INTEREST

         The Agent shall promptly notify the relevant Lenders and MCL of the determination of a rate of interest under this Agreement.

11.      INTEREST PERIODS

11.1     SELECTION OF INTEREST PERIODS

(a) MCL may select an Interest Period for a Loan under the Equipment Supply Facility in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

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(b)      Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by MCL not later than the Specified Time.

(c) If MCL fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 11.2 (Changes to Interest Periods), be three Months.

(d) Subject to this Clause 11, MCL may select an Interest Period of three or six Months or any other period agreed between MCL and the Agent (acting on the instructions of all the Majority Lenders). In addition MCL may select an Interest Period of less than three Months, if necessary to ensure that:

         (i) there is a Loan with an aggregate amount equal to the relevant Repayment Instalment and an Interest Period ending on the relevant Repayment Date; or

         (ii) a Loan has an Interest Period ending on the same date as the Interest Period for another Loan that is outstanding under the same Facility.

(e) The first Interest Period for the Loan under the General Facility shall end on the last day of the interest period that is current under the Bridging Loan on the Utilisation Date of the Loan under the General Facility (the "BRIDGING LOAN INTEREST PERIOD").

(f) The amount of interest payable by MCL in respect of the first Interest Period for the Loan under the General Facility shall be calculated as if the Loan had been made on the first day of the Bridging Loan Interest Period at the interest rate applicable to the Bridging Loan provided that MCL shall not be required to pay any interest on the Bridging Loan in respect of the Bridging Loan Interest Period.

(g) An Interest Period for a Loan shall not extend beyond the Final Maturity Date applicable to the relevant Facility.

(h) Each Interest Period for a Loan shall start on the Utilisation Date for that Loan or (if already made) on the last day of its preceding Interest Period.

11.2     CHANGES TO INTEREST PERIODS

(a) Prior to determining the interest rate for the Loan, the Agent may shorten an Interest Period for that Loan to ensure that there is a Loan with an aggregate amount equal to the Repayment Instalment and an Interest Period ending on a Repayment Date.

(b) If the Agent makes any of the changes to an Interest Period referred to in this Clause 11.2, it shall promptly notify MCL and the relevant Lenders.

11.3     NON-BUSINESS DAYS

         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.4     CONSOLIDATION AND DIVISION OF LOANS

(a)      If two or more Interest Periods for Loans in the same Facility:

         (i)      end on the same date; and

         (ii)     relate to the same Facility,

         those Loans will, unless MCL specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

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(b)      If MCL requests in a Selection Notice that a Loan be divided into two or more Loans that Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

(c) Except as described in paragraphs (a) and (b), no Loans shall be consolidated or divided.

12.      CHANGES TO THE CALCULATION OF INTEREST

12.1     ABSENCE OF QUOTATIONS

         Subject to Clause 12.2 (Market disruption), if the Benchmark Rate is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, Benchmark Rate shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2     MARKET DISRUPTION

(a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:-

         (i)      the Margin; and

         (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)      In this Agreement "MARKET DISRUPTION EVENT" means:-

         (i) at or about 12 noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available or the Screen Rate is zero or negative and none or only one of the Reference Banks supplies a rate to the Agent to determine the Benchmark Rate for the relevant Interest Period; or

         (ii) before 12 noon on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of Benchmark Rate.

12.3     ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a Market Disruption Event occurs and the Agent or MCL so requires, the Agent and MCL shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and MCL, be binding on all Parties.

12.4     BREAK COSTS

(a) MCL shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by MCL on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

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(b)      Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.      FEES

13.1     COMMITMENT FEE

(a) MCL shall pay to the Agent (for the account of each Lender) a fee computed at the rate of * on that Lender's Available Commitment in respect of the Equipment Supply Facility for the Availability Period applicable to that Loan Facility.

(b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of each relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

13.2     ARRANGEMENT FEES

         MCL shall pay to the Original Lender arrangement fees in the amount and at the times agreed in a Fee Letter.

13.3     AGENCY FEE

         MCL shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.4     SECURITY TRUSTEE FEE

         MCL shall pay to the Security Trustee (for its own account) a security trustee fee in the amount and at the times agreed in a Fee Letter.

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                                    SECTION 7

                         ADDITIONAL PAYMENT OBLIGATIONS

14.      TAX GROSS UP AND INDEMNITIES

14.1     DEFINITIONS

(a)      In this Clause 14:-

         "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

         "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

         "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

(b) In this Clause 14 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

14.2     TAX GROSS-UP

(a) All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made without any set-off or counterclaim, and free and clear of and without any Tax Deduction, unless that Obligor is required to make a Tax Deduction, in which case the sum payable by such Obligor (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

(b) An Obligor or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify MCL and that Obligor.

(c) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3     TAX INDEMNITY

(a) Without prejudice to Clause (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, MCL shall, within 3 Business Days of a demand, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 14.3 shall not apply to:-

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         (i)      any Tax imposed on and calculated by reference to the net
                  income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

         (ii) any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

         (iii) to the extent a loss, liability or cost is compensated for by an increased payment under Clause 14.2 (Tax gross-up).

(b) A Finance Party intending to make a claim pursuant to paragraph (a) shall notify the Agent of the event giving rise to the claim, with reasonable particulars of the same, whereupon the Agent shall notify MCL thereof.

(c) A Finance Party shall, on receiving a payment from an Obligor under this Clause , notify the Agent.

14.4     TAX CREDIT

         If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

         (a)      a Tax Credit is attributable to that Tax Payment; and

         (b) that Finance Party has obtained, utilised and retained that Tax Credit,

         the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

14.5     STAMP TAXES

         MCL shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.6     INDIRECT TAX

(a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party determines (acting reasonably) that it is entitled to repayment or credit in respect of the Indirect Tax.

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15.      INCREASED COSTS

15.1     INCREASED COSTS

(a) Subject to Clause 15.3 (Exceptions), MCL shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. The terms "law" and "regulation" in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)      In this Agreement "INCREASED COSTS" means:-

         (i) a reduction in the rate of return from any Facility or on a Finance Party's (or its Affiliate's) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

         (ii)     an additional or increased cost; or

         (iii) a reduction of any amount due and payable under any Expanded Finance Document,

         which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2     INCREASED COST CLAIMS

(a) A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, giving reasonable particulars, following which the Agent shall promptly notify MCL.

(b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs, giving reasonable particulars.

15.3     EXCEPTIONS

(a) Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:-

         (i) attributable to a Tax Deduction required by law to be made by an Obligor;

         (ii) compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because an exclusion in paragraph
                  (a) of Clause 14.3 (Tax indemnity) applied); or

         (iii) attributable to the failure by the relevant Finance Party or its Affiliates to comply with any law or regulation.

(b) In this Clause 15.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 14.1 (Definitions).

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16.      OTHER INDEMNITIES

16.1     CURRENCY INDEMNITY

(a) If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:-

         (i)      making or filing a claim or proof against that Obligor; or

         (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

         that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2     OTHER INDEMNITIES

         MCL shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:-

         (a)      the occurrence of any Event of Default;

         (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including any cost, loss or liability arising as a result of Clause 30 (Sharing among the Lenders);

         (c) funding, or making arrangements to fund, its participation in a Utilisation requested by MCL in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

         (d) a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by MCL or as required by this Agreement;

         (e) any written information produced or approved by an authorised signatory referred to in Clause 21.15 (Authorised Signatories) on behalf of MCL in connection with the Facility being or being alleged to be misleading and/or deceptive in any material respect; and

         (f) any enquiry, investigation, subpoena (or similar order) or litigation with respect to an Obligor or with respect to an Obligor's involvement in the transactions contemplated or financed under the Finance Documents.

16.3     INDEMNITY TO THE AGENT AND THE SECURITY TRUSTEE

         MCL shall promptly indemnify the Agent and the Security Trustee against any cost, loss or liability incurred by the Agent or the Security Trustee (in each case acting reasonably) as a result of:-

         (a) investigating any event which it reasonably believes is a Default (except that the Agent or the Security Trustee will not be entitled to an indemnity under this Clause 16.3(a) to the extent that it

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         incurs costs investigating an anticipated payment default prior to the date on which a payment is due but has not been paid); or

         (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17.      MITIGATION BY THE LENDERS

17.1     MITIGATION

(a) Each Finance Party shall, in consultation with MCL, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax gross-up and indemnities) (or Clause 15 (Increased costs)) including (but not limited to) transferring its rights and obligations under the Expanded Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2     LIMITATION OF LIABILITY

(a) MCL shall, upon being provided with reasonable particulars of the calculation of the same, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17 (Mitigation by Lenders).

(b) A Finance Party is not obliged to take any steps under Clause 17 (Mitigation by Lenders) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.      COSTS AND EXPENSES

18.1     TRANSACTION EXPENSES

         MCL shall within 10 Business Days of demand pay the Agent and the Security Trustee the amount of all costs and expenses (including legal fees) (subject to any limits agreed between them before the date of this Agreement) incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:-

         (a) this Agreement and any other documents referred to in this Agreement; and

         (b) any other Finance Documents executed after the date of this Agreement.

18.2     AMENDMENT COSTS

         If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 31.9 (Change of currency), MCL shall, within 10 Business Days of demand, reimburse the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Trustee in responding to, evaluating, negotiating or complying with that request or in connection with that required amendment.

18.3     ENFORCEMENT COSTS

         MCL shall, within 10 Business Days of demand, pay to each Finance Party and Sinosure the amount of all costs and expenses (including legal fees) incurred by that Finance Party and/or Sinosure in connection with the enforcement of, or the preservation of any rights under, any Expanded Finance Document or in connection with any restructuring or renegotiation of the Secured Obligations.

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18.4     SECURITY TRUSTEE EXPENSES

         MCL shall promptly on demand pay the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the administration or release of any Security created pursuant to any Security Document.

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                                    SECTION 8

                                PERFORMANCE BOND

19.      PERFORMANCE BOND

19.1     IMMEDIATELY PAYABLE

         If a Performance Bond or any amount outstanding under a Performance Bond is expressed to be immediately payable, MCL shall repay or prepay that amount immediately.

19.2     ASSIGNMENTS AND TRANSFERS

(a) Notwithstanding any other provision of this Agreement, the consent of the Issuing Bank is required for any assignment or transfer of any Lender's rights and/or obligations under the Performance Bond Facility.

(b) If paragraph (a) and the conditions and procedure for transfer specified in Clause 26 (Changes to the Lenders) are satisfied, then on the Transfer Date the Issuing Bank and the New Lender shall acquire the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Issuing Bank and the Existing Lender shall each be released from further obligations to each other under this Agreement.

19.3     FEE PAYABLE IN RESPECT OF PERFORMANCE BONDS

(a) MCL shall pay to the Issuing Bank a fronting fee in respect of each Performance Bond requested by it in the amount and at the times agreed in the letter between the Issuing Bank and MCL. A reference in this Agreement to a Fee Letter shall include the letter referred to in this paragraph.

(b) MCL shall pay to the Agent (for the account of each Lender) a performance bond commission in Hong Kong Dollars computed at the rate of * per annum on the outstanding amount of each Performance Bond requested by it for the period from the issue of that Performance Bond until its Expiry Date. This fee shall be distributed according to each Lender's Bond Proportion of that Performance Bond.

(c) The performance bond commission on a Performance Bond shall be payable on the date of issue of that Performance Bond. Accrued performance bond commission is also payable to the Agent on the cancelled amount of any Lender's Performance Bond Facility Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Performance Bond prepaid or repaid in full.

19.4     CLAIMS UNDER A PERFORMANCE BOND

(a) MCL and the Lenders irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Performance Bond and which appears on its face to be in order (a "CLAIM").

(b) The Issuing Bank agrees to notify the Lenders and MCL promptly after receipt of any claims under any Performance Bond.

(c) MCL shall immediately on demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim.

(d)      MCL acknowledges that the Issuing Bank:

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         (i)      is not obliged to carry out any investigation or seek any
                  confirmation from any other person before paying a claim; and

         (ii) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(e)      The obligations of MCL under this Clause 19 will not be affected by:

         (i) the sufficiency, accuracy or genuineness of any claim or any other document; or

         (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document.

19.5     INDEMNITIES

(a) MCL shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Performance Bond.

(b) Each Lender shall (according to its Bond Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank's gross negligence or wilful misconduct) in acting as the Issuing Bank under any Performance Bond (unless the Issuing Bank has been reimbursed by MCL).

(c) If any Lender is not permitted (by its constitutional documents or any applicable law) to comply with paragraph (b) above), then that Lender will not be obliged to comply with paragraph (b) and shall instead be deemed to have taken, on the date the Performance Bond is issued (or if later, on the date the Lender's participation in the Performance Bond is transferred or assigned to the Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Performance Bond in an amount equal to its Bond Proportion of that Performance Bond. On receipt of demand from the Agent, that Lender shall pay to the Agent (for the account of the Issuing Bank) an amount equal to its Bond Proportion of the amount demanded under paragraph (b) above.

(d) MCL shall immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 19.5 (Indemnities) in respect of a Performance Bond.

(e) The obligations of each Lender under this Clause 19 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of any Performance Bond, regardless of any intermediate payment or discharge in whole or in part.

(f) The obligations of any Lender under this Clause 19 will not be affected by any act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any other person) including:

         (i) any time, waiver or consent granted to, or composition with MCL, any beneficiary under a Performance Bond or any other person;

         (ii) the release of MCL or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

         (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of MCL, any beneficiary under a Performance Bond or any other person or any non-presentation or non-observance of any formality

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                  or other requirement in respect of any instrument or any
                  failure to realise the full value of any security;

         (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of MCL, any beneficiary under a Performance Bond or any other person;

         (v) any amendment (however fundamental) or replacement of a Finance Document, any Performance Bond or any other document or security;

         (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Performance Bond or any other document or security; or

         (vii)    any insolvency or similar proceedings.

19.6     RIGHTS OF CONTRIBUTION

         MCL will not be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 19.

19.7     ROLE OF THE ISSUING BANK

(a) Nothing in this Agreement constitutes the Issuing Bank as a trustee or fiduciary of any other person.

(b) The Issuing Bank shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

(c) The Issuing Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Borrowing Group Party and any other party to the Relevant Documents.

(d)      The Issuing Bank may rely on:

         (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

         (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(e) The Issuing Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(f) The Issuing Bank may act in relation to the Finance Documents through its personnel and agents.

(g)      The Issuing Bank is not responsible for:

         (i) the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Issuing Bank, the Agent, the Security Trustee, MCL or any other person given in or in connection with any Relevant Document or the Information Memorandum; or

         (ii) the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Relevant Document.

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19.8     EXCLUSION OF LIABILITY

(a) Without limiting paragraph (b) below, the Issuing Bank will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Issuing Bank) may take any proceedings against any officer, employee or agent of the Issuing Bank in respect of any claim it might have against the Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document.

19.9     CREDIT APPRAISAL BY THE LENDERS

         Without affecting the responsibility of MCL for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Issuing Bank that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including but not limited to, those listed in paragraphs (a) to (d) of Clause 28.14 (Credit appraisal by the Lenders).

19.10    ADDRESS FOR NOTICES

         The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of the Issuing Bank for any communication or document to be made or delivered under or in connection with the Finance Documents is that notified in writing to the Agent prior to the date on which the Issuing Bank accedes to this Agreement or any substitute address, fax number, telex number or department or officer as the Issuing Bank may notify to the Agent by not less than five Business Days' notice.

19.11    AMENDMENTS AND WAIVERS

         Notwithstanding any other provision of this Agreement, an amendment or waiver which relates to the rights or obligations of the Issuing Bank may not be effected without the consent of the Issuing Bank.

19.12    NOTIFY BORROWER OF DEMANDS UNDER PERFORMANCE BONDS

         The Issuing Bank shall notify the Lenders and MCL promptly after receipt of any demand or claims from OFTA or its permitted assignees under any Performance Bond.

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                                    SECTION 9

                             GUARANTEE AND SECURITY

20.      GUARANTEE AND INDEMNITY

20.1     GUARANTEE AND INDEMNITY

         The Guarantor irrevocably and unconditionally:-

         (a) guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents;

         (b) undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Expanded Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

         (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it (or anything which would have been an obligation if not unenforceable, invalid or illegal) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

20.2     CONTINUING GUARANTEE

         This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3     REINSTATEMENT

         If any payment to or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason including as a result of insolvency, breach of fiduciary or statutory duties or any similar event:-

         (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

         (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

20.4     WAIVER OF DEFENCES

         The obligations of the Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party) including:-

         (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

         (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other

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                  person or any non-presentation or non-observance of any
                  formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

         (e) any amendment (however fundamental) or replacement of an Expanded Finance Document or any other document or security;

         (f) any unenforceability, illegality or invalidity of any obligation of any person under any Expanded Finance Document or any other document or security;

         (g)      any insolvency or similar proceedings; or

         (h) this Agreement or any other Expanded Finance Document not being executed by or binding against any other party.

20.5     IMMEDIATE RECOURSE

         The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from it under this Clause 20. This waiver applies irrespective of any law or any provision of an Expanded Finance Document to the contrary.

20.6     APPROPRIATIONS

         Until all amounts which may be or become payable by the Obligors under or in connection with the Expanded Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:-

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

         (b) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 20 .

20.7     DEFERRAL OF GUARANTOR'S RIGHTS

         Until all amounts which may be or become payable by the Obligors under or in connection with the Expanded Finance Documents have been irrevocably paid in full and unless the Agent (or, as the case may be, the Security Trustee) otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:-

         (a)      to be indemnified by an Obligor;

         (b) to claim any contribution from any other guarantor of or provider of security for any Obligor's obligations under the Finance Documents; and/or

         (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Expanded Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Expanded Finance Documents by any Finance Party.

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20.8     ADDITIONAL SECURITY

         This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

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                                   SECTION 10

               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.      REPRESENTATIONS

         Each Obligor (other than SUNDAY) and MCL on behalf of SUNDAY makes the representations and warranties set out in this Clause 21 to each Finance Party on the Effective Date and makes the Repeating Representations on the dates set out in Clause 21.29 (Repetition), in each case on the following basis:

         (a) MCL makes any representation and warranty which applies to a member of the MCL Group in respect of that member of the MCL Group on the Effective Date and (if that representation and warranty is a Repeating Representation) on each date on which a Repeating Representation is expressed to be repeated under Clause 21.29 (Repetition);

         (b) each Obligor (other than MCL) makes any representation and warranty which apply to it only in respect of itself on the date on which it becomes an Obligor (or, if later, the Effective Date) and on each date on which a Repeating Representation is expressed to be repeated under Clause 21.29 (Repetition); and

         (c) MCL makes any representation which is not specifically expressed to apply to a member of the Group on the Effective Date and (if that representation and warranty is a Repeating Representation) on each date on which a Repeating Representation is expressed to be repeated under Clause 21.29 (Repetition).

21.2     STATUS

(a) Except for the PRC Company, each member of the Group is a limited liability company or corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b) The PRC Company was, when established, validly and properly established in the PRC as a foreign invested enterprise in accordance with all applicable laws of the PRC.

(c) Each Obligor has the power to own its assets and carry on its business as it is being conducted.

21.3     BINDING OBLIGATIONS

         The obligations expressed to be assumed by each Obligor in each Finance Document to which it is or will be a party are legal, valid, binding and enforceable, subject to:-

         (a) any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered in accordance with Clause 4 (Conditions of Utilisation) or Clause 27 (Changes to the Obligors);

         (b) in the case of any Security Document, the Perfection Requirements; and

         (c) in the case of Excepted Assets, any actions necessary for those assets to be secured under the Security Documents.

21.4     NON-CONFLICT WITH OTHER OBLIGATIONS

         The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:-

         (a)      any law or regulation applicable to it;

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         (b)      its constitutional documents; or

         (c) (to any extent which could reasonably be expected to result in a Material Adverse Effect) any agreement or instrument binding upon it or any of its assets.

21.5     POWER AND AUTHORITY

         Each Obligor has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

21.6     VALIDITY AND ADMISSIBILITY IN EVIDENCE

         All Authorisations required:-

         (a) to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party and the transactions contemplated by such Finance Documents;

         (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

         (c) to enable it to create the Security to be created by it pursuant to any Security Document and to ensure that such Security has the priority and ranking it is expressed to have,

         have been obtained or effected and are in full force and effect except:

         (a) for any applicable Perfection Requirements that are yet to be complied with in accordance with the Finance Documents;

         (b) as specifically referred to in any legal opinion accepted pursuant to Clause 4 (Conditions of Utilisations) or Clause 27 (Changes to the Obligors); and

         (c) in the case of Excepted Assets, any actions necessary for those assets to be secured under the Security Documents.

21.7     GOVERNING LAW AND ENFORCEMENT

         Except as specifically referred to in any legal opinion accepted pursuant to Clause 4 (Conditions of Utilisations) or Clause 27 (Changes to the Obligors):-

         (a) the choice of law specified in each Finance Document as the governing law of each Finance Document will be recognised and enforced in its jurisdiction of incorporation; and

         (b) any judgment obtained in Hong Kong in relation to a Finance Document (or in the jurisdiction of the governing law of that Finance Document) will be recognised and enforced in its jurisdiction of incorporation and, in relation to a Finance Document governed by a law other than Hong Kong law, in the jurisdiction of the governing law of that Finance Document.

21.8     DEDUCTION OF TAX

         Neither MCL nor SUNDAY is required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

21.9     FILINGS AND STAMP TAXES

         Under the law of each Obligor's jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any

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

         stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents (save in each case for complying with any applicable Perfection Requirements).

21.10    NO DEFAULT

(a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on any Obligor or to which any Obligor's assets are subject which might have a Material Adverse Effect.

21.11    NO MISLEADING INFORMATION

(a) Any written factual information provided by MCL or any other Obligor including written factual information provided for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b) Any financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum or otherwise provided by MCL or any other Borrowing Group Party being untrue or misleading in any material respect.

21.12    FINANCIAL STATEMENTS

(a) The Original Financial Statements were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such Original Financial Statements.

(b) The Original Financial Statements give a true and fair view and represent its financial condition and operations (consolidated in the case of SUNDAY and MCL) during the relevant financial year save to the extent expressly disclosed in such Original Financial Statements.

(c) There has been no material adverse change in any Obligor's business or financial condition (or the business or consolidated financial condition of SUNDAY MCL or the Credit Net) since 31 December 2003.

21.13    PARI PASSU RANKING

         Each Obligor's payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.14    NO PROCEEDINGS PENDING OR THREATENED

(a) No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the knowledge of SUNDAY or MCL) been started or threatened against it or any member of the Group.

(b) No labour disputes which might have a Material Adverse Effect are current or (to the knowledge of SUNDAY or MCL) threatened, nor are there any circumstances likely to give rise to any such disputes.

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21.15    AUTHORISED SIGNATORIES

         Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or under Clause 22.6 (Information: miscellaneous) is authorised to sign Utilisation Requests and other notices on its behalf.

21.16    SHARES

(a) The shares (including preferred shares) of any member of the Group (except SUNDAY) which are expressed to be (or are required by this Agreement to be or become) subject to any Security under any Security Document are duly authorised, validly issued, fully paid, non-assessable and freely transferable, and there are no moneys or liabilities outstanding or payable by the holder in respect of any such share.

(b) No person has or is entitled to any conditional or unconditional option, warrant or other Equity Rights in respect of the share capital of any member of the Group (except SUNDAY) (including any right of pre-emption, conversion or exchange).

(c) There are no agreements in force or corporate resolutions passed which require or might require the present or future issue or allotment of any share capital or loan capital of any member of the Group (except SUNDAY) (including any option or right of pre-emption, conversion or exchange).

21.17    ASSETS

(a) Each Obligor and Credit Net Member has good and marketable title to, or valid leases or licences of or is otherwise entitled to use, all material assets required by it to carry on its business as it is being conducted or, if different, which are subject to the Security created by the Security Documents except only for minor defects in title that do not interfere with the use of the relevant asset or the relevant member of the Group carrying on its business.

(b)      No Credit Net Member has any interests in respect of real property.

(c) After the Security Documents required to be executed under Schedule 2 (Conditions Precedent) have been executed and subject to any Perfection Requirements, all of the material property of the Credit Net will be expressed to be secured pursuant to the Security Documents except for assets owned or used in the PRC by the PRC Company.

21.18    ENVIRONMENTAL LAWS AND LICENCES

         Each Obligor has:-

         (a) complied with all Environmental Laws to which it may be subject;

         (b) all Environmental Licences required in connection with its business; and

         (c)      complied with the terms of those Environmental Licences,

         in each case where failure to do so could reasonably be expected have a Material Adverse Effect.

21.19    ENVIRONMENTAL RELEASES

         No:-

         (a) property currently owned, leased or occupied by any Obligor has been contaminated with any Hazardous Substance; and

         (b) discharge, release, leaching or escape of any Hazardous Substance into the Environment in breach of Environmental Laws has occurred or is occurring in the conduct of the business of the Group,

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

         in each case in circumstances where this might have a Material Adverse Effect.

21.20    GROUP STRUCTURE

(a)      The Group Structure Chart shows:-

         (i) each member of the Group and any person in which any member of the Group has an interest in the issued share capital or equivalent ownership interest (and the percentage of the total share capital or equivalent ownership interest held, whether legally or beneficially, by that member);

         (ii) the entire issued share capital (broken down into Classes, if relevant), and all Equity Rights (if any) which have been authorised and/or issued, in respect of each member of the Group, confirming which shares and Equity Rights are paid up;

         (iii) the jurisdiction of incorporation or establishment of each person shown in it;

         (iv) the status of each person shown in it which is not a limited liability company or corporation; and

         (v)      a breakdown of each Class of shares in a particular person.

(b) PKI Holdings wrote down to zero its investment in Atria in the financial year ending 31 December 2003. * PKI Holdings has no outstanding obligations or liabilities to Atria and holds no assets other than the shares in Atria.

(c)      On the Effective Date:

         (i) the aggregate of the unconsolidated net assets of the Credit Net (without double counting and excluding any interests in any members of the Group which are Credit Net Members) exceeds
                  * of the consolidated net assets of the Group; and

         (ii) the aggregate of the unconsolidated revenues/profits or losses before interest and tax of the Credit Net (without double counting and excluding any dividends or other distributions from members of the Group which are Credit Net) exceeds * of the consolidated revenues/profits or losses before interest and tax of the Group, in each case calculated by reference to the Original Financial Statements of SUNDAY.

21.21    NO FINANCIAL INDEBTEDNESS OR SECURITY

(a) No Obligor has any Financial Indebtedness other than (i) (until the first Utilisation Date) under the Bridging Loan, and (ii) as permitted by Clause 24.9 (Restrictions on borrowings).

(b) As at the date specified in the Schedule of Intra-Group and External Borrowings, SUNDAY and Credit Net Members owe no Financial Indebtedness except for that set out in the Schedule of Intra-Group and External Borrowings.

(c) No Obligor on the Effective Date has any Security outstanding over any of its assets except for:-

         (i)      Permitted Trade Security; and

         (ii)     any Security granted in connection with the Bridging Loan.

(d) On the first Utilisation Date, simultaneously with the General Loan being advanced, there is no Security over the assets of any member of the Group except for Permitted Trade Security.

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

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

21.22    INTELLECTUAL PROPERTY RIGHTS

(a) Each member of the MCL Group owns or has licensed to it all the material Intellectual Property Rights necessary to the conduct of its business as it is being, or is proposed to be, conducted.

(b) To the best of MCL's knowledge, no member of the MCL Group has received any notice of infringement by it of any Material Intellectual Property.

(c) All registered Material Intellectual Property is fully valid and subsisting in the names of the Obligors.

21.23    SOLVENCY

         No Obligor is unable to pay its debts (including subordinated and contingent debts), nor could it be deemed by a court to be unable to pay its debts within the meaning of Section 178(1) of the Companies Ordinance (Cap.32).

21.24    TAXES

         Each Obligor has paid when due all Taxes required to be paid by it other than any Taxes:-

         (a) being contested by it in good faith and in accordance with the relevant procedures; and

         (b)      which have been disclosed to the Agent.

21.25    INSURANCES

(a) The insurances required by Clause 24.21 (Insurance) are in full force and effect as required pursuant to the terms of this Agreement.

(b) No event or circumstance has occurred, and there has been no failure to disclose a material fact, which would entitle any insurer to reduce or avoid its liability under any such insurance.

(c) No material claim has been made on such insurance policies which is currently unpaid or outstanding or may be made and there are no circumstances existing which may give rise to a claim.

(d) There is no fact or matter which could lead to any policy being avoided or repudiated or refused renewal on substantially the current terms or which may lead or has led to the premiums in respect of such policies being increased.

21.26    MATERIAL AGREEMENTS AND LICENCES

(a) Credit Net Obligors which are members of the MCL Group are the only members of the Group which are party to, or have rights under, each of the Material Agreements.

(b) Each Licence is held in the name of a Credit Net Obligor which is a member of the MCL Group.

(c) Each Material Agreement constitutes or will, when executed, constitute the legal, valid, binding and enforceable obligations of the Obligor which is party to it, subject to any general principles of law limited their respective obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

(d) Each Authorisation necessary in connection with the entry into, performance (in all material respects) and validity and enforceability of each Material Agreement has been obtained or effected.

(e) Each Licence held by a Credit Net Obligor is in full force and effect and each member of the Group is in compliance in all material respects with all provisions thereof that are applicable to it.

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

(f) MCL is not, and subject to paragraph (k), to the best of MCL's knowledge, no party (other than MCL) to a Material Agreement, is in breach of any of its obligations under a Material Agreement, except for such breaches as could not reasonably be expected to have a Material Adverse Effect.

(g)      Subject to paragraph (k), no dispute exists under or in relation to:

         (i)      any Licence; or

         (ii)     any Material Agreement

         to an extent or in a manner which has, or could reasonably be expected to have, a Material Adverse Effect.

(h) At the date of signing this Agreement, there have been no material amendments, supplements or waivers to any Material Agreement from the form provided to the Agent in accordance with Clause 4.2 (Initial conditions precedent).

(i) Subject to paragraph (k), there has been no act, omission or event which might reasonably be expected to give rise to the revocation, suspension, cancellation, withdrawal or termination of any provision of any Material Agreement, nor is any Material Agreement the subject of any pending or threatened proceedings which proceedings if adversely determined might reasonably be expected to have a Material Adverse Effect.

(j) There are no outstanding obligations or liabilities under any supply, warranty or related contract or agreement entered into between any member of the Group and Nortel Networks (Asia) Limited (formerly Northern Telecom (Asia) Limited) ("NORTEL") or any Affiliate of Nortel and all such contracts or agreements have expired in accordance with their terms, except that under the Nortel Purchase and Services Agreement, Nortel has outstanding obligations to supply certain equipment and services, including the provision of extended warranties, in relation to which the aggregate sum of US$3,040,000 will be payable by MCL and such liability will be discharged by MCL on or before the end of 2005.

(k) No representation is made under paragraphs (f), (g) or (i) above in respect of any action or omission of the Supplier under the Supply Contract.

21.27    BUSINESS PLAN

(a) The Business Plan (including the financial and business model) was prepared in good faith after due and careful consideration and has been based on reasonable assumptions and all forecasts in the Business Plan are believed to be reasonable.

(b) The Business Plan has been approved by the Executive Management Committee of the Board of Directors of SUNDAY.

21.28    NON-CREDIT NET GROUP MEMBERS

         None of the Non-Credit Net Group Members:

         (a) retain the ownership or operational use of any assets which are strategically material to the business or operations of the Network or the MCL Group; or

         (b) own any of the Material Intellectual Property or Software Licences, except on terms where the use and enjoyment has been irrevocably licensed to a member of the MCL Group which is a Credit Net Obligor.

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21.29    DISTACOM SHAREHOLDERS

         As at the date of this Agreement, the information included in the chart set out in Schedule 12 (Distacom Shareholders) is an accurate representation of the shareholdings in Distacom International Limited, Distacom Communications Limited and Distacom Hong Kong Limited.

21.30    REPETITION

(a) The Repeating Representations are deemed to be made by each applicable Obligor by reference to the facts and circumstances then existing on:-

         (i) the date of each Utilisation Request and the first day of each Interest Period; and

         (ii) the day on which it becomes (or it is proposed that it becomes) an Obligor.

(b) The representations and warranties set out in Clause 21.11 (No misleading information) are deemed to be made by MCL by reference to the facts and circumstances then existing on the date of issue of the Information Memorandum or (as the case may be) the date on which any factual information is provided.

(c) The representation set out in Clause 21.27 (Business Plan) will be repeated with respect to any new or updated Business Plan upon the delivery to the Agent of any such new or updated Business Plan.

22.      INFORMATION UNDERTAKINGS

         The undertakings in this Clause 22 remain in force from the Effective Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, provided that on the Effective Date, MCL shall supply to the Agent all notices, documents or other information that should have been supplied to the Agent pursuant to this Clause 22 had the undertakings in this Clause 22 been in force from the date of this Agreement.

22.1     QUARTERLY FINANCIAL ACCOUNTS

(a) SUNDAY shall supply to the Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 60 days after the end of each of its first three Accounting Quarters:-

         (i) its unaudited consolidated financial accounts for that Accounting Quarter; and

         (ii) the unaudited Credit Net Pro Forma Financial Statements for that Accounting Quarter, certified in accordance with paragraph (a) of Clause 22.4 (Requirements as to financial statements).

(b) MCL shall supply to the Agent in sufficient copies for all the Lenders as soon as the same shall become available, but in any event within 60 days after the end of each of its first three Accounting Quarters, its unaudited consolidated and non-consolidated financial accounts for that Accounting Quarter.

(c) Each set of quarterly financial accounts delivered pursuant to paragraph (a) or (b) above shall include:-

         (i) consolidated cash flow statements and profit and loss accounts for the relevant Accounting Quarter and for the financial year to date (for SUNDAY, MCL and the Credit Net) and (for MCL) a schedule on consolidation with summarised information for MCL;

         (ii) a consolidated balance sheet as at the end of the relevant Accounting Quarter (for SUNDAY, MCL and the Credit Net) and (for MCL) a schedule on consolidation with summarised information.

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22.2     ANNUAL FINANCIAL STATEMENTS

(a) SUNDAY shall supply to the Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 150 days after the end of each of its financial years commencing with the financial year ending 31 December 2004:-

         (i) the audited consolidated financial statements of the Group for that financial year; and

         (ii) the consolidated Credit Net Pro Forma Financial Statements for that financial year, certified in accordance with paragraph
                  (a) of Clause 22.4 (Requirements for financial statements)

(b) MCL shall supply to the Agent in sufficient copies for all the Lenders as soon as the same become available, but in any event within 150 days after the end of each of its financial years commencing with the financial year ending 31 December 2004 the audited consolidated financial statements of the MCL Group and unaudited non-consolidated financial accounts of MCL, incorporating profit and loss accounts, balance sheet and cash flow statements for that financial year.

(c)      Each set of financial statements delivered pursuant to paragraph (a) or
         (b) shall include or be accompanied by:-

         (i) the following cash flow statements and profit and loss accounts for the relevant financial period or year:

                  (A)      SUNDAY: consolidated and audited;

                  (B) MCL: audited consolidated and unaudited non-consolidated; and

                  (C) Credit Net: consolidated and certified in accordance with paragraph (a) of Clause 22.4 (Requirements for financial statements);

         (ii) the following balance sheets as at the end of the relevant financial period or year:

                  (A)      SUNDAY: consolidated and audited;

                  (B) MCL: audited consolidated and unaudited non-consolidated; and

                  (C) Credit Net: consolidated and certified in accordance with paragraph (a) of Clause 22.4 (Requirements for financial statements);

         (iii) an unaudited consolidated cash flow statement and profit and loss account for the final Accounting Quarter of that financial period or year for SUNDAY, MCL and the Credit Net and a schedule on consolidation with summarized information for MCL;

         (iv) a management commentary on the Group's and the MCL Group's performance during that financial year, including:-

                  (A) actual performance compared with budgeted performance for that financial year;

                  (B) a comparison with performance in the previous financial year; and

                  (C) any material developments or proposals affecting the Group or the MCL Group (as appropriate); and

         (v) details of all fixed assets of the Credit Net with either a book value or original acquisition cost of at least HK$5,000,000 (or its equivalent).

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22.3     COMPLIANCE CERTIFICATE

(a) SUNDAY and MCL shall each supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) of Clause 22.2 (Annual financial statements), a Compliance Certificate under which:-

         (i) MCL shall set out (in reasonable detail) computations as to compliance with the terms of Clause 23 (Financial covenants) which apply to it and the Credit Net as at the date at which or, as the case may be, in respect of the period for which those financial statements were drawn up;

         (ii) each of SUNDAY and MCL shall set out any descriptions or information required under paragraph (c) of Clause 22.4 (Requirements for financial statements); and

         (iii) MCL shall confirm that, as at the date at which those financial statements were drawn up, no Event of Default is continuing (or if an Event of Default is continuing, specify the Event of Default and the steps being taken to remedy it).

(b) If required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 22.2 (Annual financial statements), the Compliance Certificate shall also:-

         (i) set out (in reasonable detail) the computation of Excess Cash Flow for that financial year (or other period);

         (ii) set out (in reasonable detail) computations as to compliance with Clause 23.5 (Dividend payments) during that financial year (or other period); and

         (iii) confirm the balances of each of the Permitted External Bank Accounts.

(c)      Each Compliance Certificate shall be signed by a Financial Officer.

(d) Each Compliance Certificate required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 22.2 (Annual financial statements) shall be reported on by SUNDAY's and MCL's auditors.

22.4     REQUIREMENTS FOR FINANCIAL STATEMENTS

(a) Each set of financial statements delivered by SUNDAY and MCL pursuant to Clause 22.1 (Quarterly financial accounts) or Clause 22.2 (Annual financial statements) shall be certified by a Financial Officer and (in respect of Clause 22.2 (Annual financial statements)) by a director of the relevant company as fairly representing (to the best of that person's knowledge, after due and careful enquiry) its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b) Each set of financial statements delivered by SUNDAY and MCL pursuant to paragraphs (a)(i) and (b) of Clause 22.2 (Annual financial statements) shall be reported on by SUNDAY's and MCL's auditors (without any "going concern" or similar qualification or exception and without any exception to the scope of the audit) and shall include a confirmation that those financial statements present fairly in all material respects the financial condition and results of operations of each member of the Group in respect of which those financial statements have been prepared and have been prepared in accordance with GAAP.

(c) SUNDAY shall procure that each set of financial statements of it, MCL, the Group, the Credit Net and the MCL Group delivered pursuant to Clause 22.1 (Quarterly financial accounts) or Clause 22.2 (Annual financial statements) are prepared using GAAP, accounting practices and financial reference periods in each case consistent with the Applicable Accounting Principles unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:-

         (i) a description of any change necessary for the relevant financial statements to reflect the Applicable Accounting Principles; and

         (ii) sufficient information to enable the Lenders to determine whether Clause 23 (Financial covenants) has been complied with, to calculate the Excess Cash Flow, to determine any other relevant matter and/or to make a true and fair comparison between the financial position of the relevant persons before and after that change.

         Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the Applicable Accounting Principles.

22.5     ANNUAL BUDGET

         MCL shall supply to the Agent in sufficient copies for all the Lenders as soon as the same becomes available, but in any event no later than 15 days before the start of each of its financial years, a Budget (including balance sheet, income statement and cash flow projections) in respect of that next financial year in a form satisfactory to the Agent (acting reasonably).

22.6     INFORMATION: MISCELLANEOUS

(a) SUNDAY and MCL each agrees to supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):-

         (i) promptly after they are dispatched, all documents dispatched by SUNDAY to any Stock Exchange, to SUNDAY's shareholders generally or to all or substantially all of (or of any class of) its creditors;

         (ii) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

         (iii) promptly upon becoming aware of them, the details of any transfer of legal or beneficial ownership in any share capital or loan capital of any Obligor or any change of control of any such share capital or loan capital or any actual or proposed issue or allotment of any share capital or loan capital of any member of the Group;

         (iv) promptly upon becoming aware of them, the details of any actual or proposed amendment to or waiver or consent under, any breach of or default under, any notice given or received under and any claim or potential claim made by or against any member of the Group under any Material Agreement;

         (v) promptly upon becoming aware of them, the details of any claim or potential claim for an amount in excess of * (or its equivalent in another currency or currencies) made by or on behalf of any Obligor under any insurance policy;

         (vi) promptly upon becoming aware of them, the details of any change in the structure of the Group from that set out in the Group Structure Chart which are or might be materially adverse to the interests of the Finance Parties;

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         (vii)    promptly, notice of any change in authorised signatories of any Obligor in respect of the Finance Documents signed by a Financial Officer of that Obligor accompanied by specimen signatures of any new signatory; and

         (viii) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party or Sinosure (through the Agent) may reasonably request.

(b) Each Obligor authorizes each of the other parties to any Expanded Finance Document to disclose to each other all information relating to itself and its related entities and coming into the possession of any of them in connection with the Expanded Finance Documents.

22.7     NOTIFICATION OF DEFAULT

         Each Obligor shall notify the Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

22.8     INSPECTION OF BOOKS AND RECORDS AND PROPERTY

         Each Obligor shall :-

         (a) keep books and records which accurately reflect in all material respects all of its business, affairs and transactions; and

         (b) permit any Finance Party or any of its representatives, at reasonable times, between 9:00 a.m. and 5:00 p.m., and intervals, and upon reasonable notice, to visit any of its offices, to inspect any of its material property, books and records and to discuss its financial matters with its officers and auditors.

22.9     AUDITORS AND FINANCIAL YEAR END

(a) SUNDAY shall ensure that the auditors for each member of the Group are PricewaterhouseCoopers or any other independent public accountants of recognized international standing.

(b) SUNDAY shall ensure that the financial year end of the Group and each member of the Group is 31 December.

(c) No Obligor shall (and SUNDAY shall ensure that no other member of the Group will) change its financial year end or the end of its Accounting Quarter without the consent of the Majority Lenders (not to be unreasonably withheld or delayed).

22.10    INVESTIGATIONS

(a) If an Event of Default has occurred and is continuing, the Agent (acting on the instructions of the Majority Lenders) may:-

         (i) instruct (or require SUNDAY to instruct) the auditors of the Group (or such other independent public accountants of recognised international standing as the Agent selects) to investigate the affairs, financial performance or accounting and other reporting procedures and standards of the Group; or

         (ii) instigate such other investigations and commission such other reports as the Agent (acting on the instructions of the Majority Lenders) requires.

         The costs of each such investigation or report shall be borne by MCL.

(b) Each Obligor shall (and MCL shall ensure that each other member of the Group will) co-operate fully with any person carrying out an investigation or preparing a report pursuant to paragraph (a) above.

22.11    USE OF WEBSITES

(a) MCL may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "WEBSITE LENDERS") who accept this method of communication by posting this information onto an electronic website designated by MCL and the Agent (the "DESIGNATED WEBSITE") if:

         (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

         (ii) both MCL and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

         (iii) the information is in a format previously agreed between MCL and the Agent.

         If any Lender (a "PAPER FORM LENDER") does not agree to the delivery of information electronically then the Agent shall notify MCL accordingly and MCL shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event MCL shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by SUNDAY and the Agent.

(c) MCL shall promptly upon becoming aware of its occurrence notify the Agent if:

         (i) the Designated Website cannot be accessed due to technical failure;

         (ii)     the password specifications for the Designated Website change;

         (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

         (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

         (v) MCL becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

         If MCL notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by MCL under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. MCL shall comply with any such request within ten Business Days.

23.      FINANCIAL COVENANTS

23.1     FINANCIAL CONDITION (CREDIT NET)

         MCL shall ensure that:-

         (a) MINIMUM INTEREST COVERAGE RATIO: the ratio of Annualised EBITDA to Interest Expense for each Relevant Period ending on a Relevant Date set out in the table below (the "INTEREST COVERAGE RATIO") will not be less than the ratio set out in the relevant column in the table below opposite that Relevant Date;

         (b) MINIMUM DEBT SERVICE COVERAGE RATIO: the ratio of Annualised Cash Flow Available for Debt Service to Debt Service for each Relevant Period ending on a Relevant Date falling on or after 30 September 2007 set out in the table below ("DEBT SERVICE COVERAGE RATIO") will not be less than the ratio set out in the relevant column in the table below opposite that Relevant Date;

         (c) MAXIMUM DEBT: EBITDA RATIO: on each date during any Relevant Period ending on a Relevant Date set out in the table below, the ratio of Total Borrowings on that date to Annualised EBITDA ("MAXIMUM LEVERAGE RATIO") for the Relevant Period ended on or (if that date is not a Relevant Date) most recently before that date will not exceed the ratio set out in the relevant column in the table below opposite the Relevant Period ending on that Relevant Date;

         (d) MINIMUM EBITDA: Annualised EBITDA for each Relevant Period ending on a Relevant Date set out in the table below ("MINIMUM EBITDA") will not be less than the amount set out in the relevant column in the table below opposite that Relevant Date; and

         (e) MAXIMUM DEBT TO EQUITY RATIO: the ratio of Total Borrowings on each date to Net Worth on that date or (if that date is not a Relevant Date) the most recent Relevant Date ("MAXIMUM DEBT TO EQUITY RATIO") will not at any time exceed the ratio which the table below sets out as applying from the most recent Relevant Date set out in the table below.

                                        MINIMUM
                    MINIMUM DEBT       INTEREST
                      SERVICE          COVERAGE       MAXIMUM                              MAXIMUM DEBT
RELEVANT DATE      COVERAGE RATIO       RATIO      LEVERAGE RATIO    MINIMUM EBITDA      TO EQUITY RATIO
--------------------------------------------------------------------------------------------------------
     *                   *                *              *                  *                  *

     *                   *                *              *                  *                  *

     *                   *                *              *                  *                  *

     *                   *                *              *                  *                  *

     *                   *                *              *                  *                  *


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                                       70

                                        MINIMUM
                    MINIMUM DEBT       INTEREST
                      SERVICE          COVERAGE       MAXIMUM                              MAXIMUM DEBT
RELEVANT DATE      COVERAGE RATIO       RATIO      LEVERAGE RATIO    MINIMUM EBITDA      TO EQUITY RATIO
--------------------------------------------------------------------------------------------------------
     *                         *                *              *                  *                  *
------------------ ----------------- -------------- --------------- -------------------- ----------------
     *                         *                *              *                  *                  *
------------------ ----------------- -------------- --------------- -------------------- ----------------
     *                         *                *              *                  *                  *
------------------ ----------------- -------------- --------------- -------------------- ----------------

         (f) If there is any dispute in relation to the calculation of any financial covenant (or any component of any financial covenant) in this Clause 23, the Parties agree that a certificate of the auditors of SUNDAY confirming the relevant calculation shall be conclusive and binding on the Parties in the absence of manifest error.

23.2     MAINTENANCE OF DSRA BALANCE

         Within five Business Days of each DSRA Relevant Date, the Agent will calculate the amount of the Projected General Facility Debt Service or Projected Debt Service for the three Months starting from that DSRA Relevant Date and shall notify MCL of the amount (such amount being the "REQUIRED DSRA BALANCE"). Within three Business Days of receiving that notice, MCL shall ensure that sufficient moneys are deposited into, and maintained in, the DSRA so that the DSRA Balance equals or exceeds the Required DSRA Balance at all times until the next calculation is notified to it pursuant to this Clause.

23.3     MINIMUM SUBSCRIBERS

         MCL shall ensure that, as at each 31 December falling before the Final Maturity Date for the Equipment Supply Facility, the aggregate number of its 2G Subscribers and 3G Subscribers is at least *.

23.4     FINANCIAL COVENANT CALCULATIONS

(a) Annualised Cash Flow Available for Debt Service, EBITDA, Excess Cash Flow, Interest Expense, Net Worth Total Borrowings and Working Capital shall be calculated and interpreted on a consolidated basis in accordance with the Applicable Accounting Principles and shall be expressed in HK Dollars.

(b) Annualised Cash Flow Available for Debt Service, EBITDA, Excess Cash Flow, Interest Expense, Total Borrowings and Working Capital shall be determined (except as needed to reflect the terms of this Clause 23) from the Credit Net Pro Forma Financial Statements, the financial statements of the MCL Group and the Compliance Certificates, all as delivered under Clause 22.1 (Annual financial statements) and Clause
         22.3 (Compliance Certificate).

(c) For the purpose of this Clause 23, no item shall be included or excluded more than once in any calculation.

23.5     DIVIDEND PAYMENTS

(a) SUNDAY may declare and pay a dividend in respect of its distributable profits earned in the previous financial year.

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                                       71

(b) A member of the MCL Group may pay a dividend to any Credit Net Obligor which is a member of the MCL Group.

(c) A member of the Group which is not a member of the MCL Group may pay a dividend to a Credit Net Obligor.

(d) A member of the Group may declare and pay a dividend to SUNDAY in respect of any distributable profits earned in the previous financial year on or in respect of any Class of its shares provided that:

         (i) no Default has occurred and is continuing at the times when that dividend is declared and is paid;

         (ii) the requirements under Clause 9.8 (Mandatory prepayment of Excess Cash Flow) have been complied with in respect of the financial year in respect of which the distribution profits were earned and that dividends will be paid; and

         (iii) the amount of dividends paid in respect of the distributable profits of a financial year does not exceed the remainder of the amount representing Excess Cash Flow for that financial year which was not required to be paid into the Prepayment Account pursuant to Clause 9.8 (Mandatory prepayment for Excess Cash Flow).

23.6     FINANCIAL DEFINITIONS

         In this Clause 23:

         "ANNUALISED CASH FLOW AVAILABLE FOR DEBT SERVICE" means for any Relevant Period of the Credit Net, the amount equal to:-

         (a)      Annualised EBITDA for that Relevant Period; plus

         (b) to the extent not covered already in paragraph (a) above, interest income and other coupon payments received during that Relevant Period in cash in respect of Permitted Investments; minus

         (c)      Capital Expenditure for that Relevant Period; minus

         (d) Taxes paid in cash by the Credit Net during the Relevant Period; minus

         (e) Any dividends paid by any member of the Credit Net to any person that is not a Credit Net Member plus (if negative) or minus (if positive) any difference between Working Capital on the first day and on the last day of that Relevant Period.

         "ANNUALISED EBITDA" means, for any Relevant Period, EBITDA for the previous four Accounting Quarters or (as applicable) financial year ending at the end of that Relevant Period.

         "CAPITAL EXPENDITURE" means for any period, expenditures made by any Credit Net Member to acquire (including the aggregate amount of finance leases incurred during such period) or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during that period computed in accordance with GAAP;

         "DEBT SERVICE" means, for any relevant period, the aggregate of:-

         (a) all payments by each Credit Net Member of principal as Financial Indebtedness;

         (b)      Interest Expense of each Credit Net Member for that period;
                  and

         (c) all amounts payable by MCL under Hedging Documents during that period.

         "DSRA RELEVANT DATE" means:

         (a) in respect of Projected General Facility Debt Service, each 31 March, 30 June, 30 September and 31 December falling on or before the Final Maturity Date for the General Facility; and

         (b) in respect of Projected Debt Service, each 31 March, 30 June, 30 September and 31 December commencing on 30 September 2007 and falling on or before the Final Maturity Date for the Equipment Supply Facility.

         "EBITDA" means, in relation to any Relevant Period, the total consolidated net profit of the Credit Net for that Relevant Period:-

         (a)      before taking into account:-

                  (i)      Interest Expense;

                  (ii)     Tax;

                  (iii) profits (or losses) attributable to minority interests in any member of the Credit Net;

                  (iv)     all extraordinary and non-recurring items;

                  (v)      any non-cash charges;

                  (vi) any gain or loss arising from an upward or downward revaluation of any asset;

                  (vii) any gain or loss arising from any disposal of an asset;

                  (viii) any unrealised exchange gains or losses including these arising on translation of currency debt; and

                  (ix) any share of the profit of any associated company or undertaking; and

         (b) after adding back all amounts provided for depreciation and amortisation (to the extent already deducted in determining consolidated operating profit).

         "INTEREST EXPENSE" means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Credit Net in that Relevant Period in respect of Total Borrowings including:-

         (a)      the interest element of leasing and hire purchase payments;

         (b) costs which have the same economic affect as if they were interest or are otherwise treated by GAAP as interest;

         (c)      commitment fees and commissions; and

         (d) amounts in the nature of interest payable in respect of any shares other than equity share capital,

         (e) amounts in the nature of interest payable in respect of any shares other than equity share capital,

         adjusted (but without double counting) by:

         (i) adding back the net amount payable (or deducting the net amount receivable) by members of the Credit Net in respect of that Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements; and

         (ii) deducting interest income of the Credit Net in respect of that Relevant Period to the extent freely distributable to MCL in cash;

         (iii) deducting (to the extent already accounted for) any fee paid pursuant to Clause 13.2 (Arrangement fees); and

         (iv) excluding accrued amounts in the nature of non-cash interest payable in respect of Subordinated Debt.

         as determined (except as needed to reflect the terms of this Clause 23) from the financial statements of the MCL Group, the Credit Net Pro Forma Financial Statements and Compliance Certificates delivered under Clause 22 (Information undertakings).

         "NET WORTH" means, as at any particular time, the aggregate of:

         (a) the amount paid up or credited as paid up on the issued share capital of MCL (other than any shares which are expressed to be redeemable); and

         (b) the amount standing to the credit of the consolidated reserves of the MCL Group,

         less (but without double counting) any amount included in the above which is attributable to:

         (i)      goodwill or other intangible assets;

         (ii)     amounts set aside for Tax;

         (iii)    minority interests;

         (iv) the amount by which the net book value of any asset has been written up after 31 December 2003 (or, in the case of a person becoming a member of the MCL Group after that date, the date on which that person became or becomes a member of the MCL Group) by way of revaluation or on its transfer from one member of the MCL Group to another; and

         (v) any dividend or other distribution declared, recommended or made by any member of the MCL Group,

         but ignoring any variation in the credit or debit balance on the MCL Group consolidated profit and loss account since the date of the then latest audited consolidated balance sheet of the MCL Group except to the extent reflected in any later MCL Group consolidated profit and loss statement delivered to the Agent under Clause 22 (Information undertakings).

         "PROJECTED DEBT SERVICE" means the aggregate of Debt Service determined by the Agent to be scheduled to be payable by MCL during the next three Months following the applicable DSRA Relevant Date in respect of the Equipment Supply Facility and the Hedging Documents.

         "PROJECTED GENERAL FACILITY DEBT SERVICE" means the aggregate of Debt Service determined by the Agent to be scheduled to be payable by MCL during the next three Months following the applicable DSRA Relevant Date in respect of the General Facility and the Hedging Documents (if any).

         "RELEVANT DATE" means the date specified in the relevant table as the date on (or to) which a particular financial ratio is being tested.

         "RELEVANT PERIOD" means each period of four consecutive Accounting Quarters ending on a Relevant Date.

         "TOTAL BORROWINGS" means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of Credit Net Members (other than any Subordinated Debt).

         For this purpose, any amount outstanding or repayable in a currency other than HK Dollars shall on that day be taken into account in their HK Dollars equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the MCL Group been prepared as at that day in accordance with the Applicable Accounting Principles.

         "WORKING CAPITAL" means, at any time, the current assets of the Credit Net being realisable within one year (other than Cash and Permitted Investments) less current liabilities due within one year (other than Financial Indebtedness and tax payable or recoverable).

24.      GENERAL UNDERTAKINGS

         On and from the Effective Date, the undertakings in this Clause 24 shall remain in force for so long as any amount is outstanding under the Finance Documents or any Commitment is in force and the date on which they came into force will be treated as the date of this Agreement except that the undertaking in Clause 24.9(a) (Restrictions on borrowing) will be treated as having come into force on the date specified in the Schedule of Intra-Group and External Borrowings.

         AUTHORISATIONS AND STATUS UNDERTAKINGS

24.1     AUTHORISATIONS

(a) Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect (and supply copies to the Agent of) any Authorisation required under any applicable law or regulation:-

         (i)      to enable it to perform its obligations under the Finance
                  Documents;

         (ii) to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document; and

         (iii) to enable it to carry on its business as it is being conducted from time to time if failure to obtain, comply with or maintain any such Authorisation might have a Material Adverse Effect.

(b) MCL shall ensure that the Perfection Requirements are promptly complied with.

24.2     COMPLIANCE WITH LAWS AND MATERIAL CONTRACTUAL OBLIGATIONS

         Each Obligor shall comply in all respects with all laws to which it may be subject, if failure to so comply could reasonably be expected to have a Material Adverse Effect.

24.3     PARI PASSU

         Each Obligor shall ensure that its obligations under the Finance Documents will be secured to the extent of the Security Documents and shall otherwise rank at all times at least pari passu in right of priority and payment with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by laws applying to companies generally.

         SECURITY AND DISPOSALS UNDERTAKINGS

24.4     NEW ASSETS WHICH MAY NEED SUPPLEMENTAL SECURITY:

         Each Credit Net Obligor shall promptly notify the Agent if it takes out (or there is taken out on behalf of it to its knowledge) any insurance (other than director's liability insurance or third party liability insurance) or its increases its issued share capital or registered capital or any Cash or Investments are acquired by it or on its behalf and such insurance, shares, Cash or Investments are not subject to any Security in favour of the Secured Creditors under a Security Document and, within 30 Business Days of request by the Agent, execute, to the extent legally possible, (or, in the case of shares, procure the execution of) a Security Document (on terms substantially similar to the appropriate Security Document) or a share charge (on terms substantially similar to the Share Charge) (as appropriate), subject to any necessary changes) and deliver such other documentation in form and substance satisfactory to the Security Trustee (acting reasonably) in respect of such insurance, shares, Cash or Investments.

24.5     PRC COMPANY

         MCL shall procure that the PRC Company:-

         (a) will not sell, lease, transfer or otherwise dispose of any asset whatsoever except:

                  (A)      the sale of stock in the ordinary course of trading;

                  (B) to a Credit Net Obligor in the circumstances described in paragraph (b)(v) of Clause 24.7 (Disposals); or

                  (C)      in the circumstances described in paragraphs (b)(ii),
                           (iv), (vi), (vii) or (viii) of Clause 24.7
                           (Disposals);

         (b) will not create or permit to subsist any Security over any of its assets except for Permitted Trade Security;

         (c) will not incur Financial Indebtedness except for those types described in paragraphs (b)(iii), (iv), (vi), (viii) (up to an aggregate outstanding amount which does not exceed * or its equivalent in another currency or currencies) or (x) of Clause
                  24.9 (Restrictions on borrowings); and

         (d) will not incur any other indebtedness which in aggregate exceeds * (or its equivalent).

24.6     NEGATIVE PLEDGE

(a) No Credit Net Obligor shall create or permit to subsist any Security over any of its assets.

(b) SUNDAY shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) details of any Security over any of its assets that it creates or permits to subsist promptly upon such creation or permission to subsist. Where there are no restrictions on SUNDAY doing so, it shall supply such details reasonably in advance of such creation or permission to subsist.

(c)      No Credit Net Obligor shall:-

         (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any other member of the Group;

         (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

         (iii)    enter any title retention arrangement;

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         (iv)     enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

         (v) enter into any other preferential arrangement having a similar effect,

         in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)      Paragraphs (a) and (c) above do not apply to:-

         (i)      Permitted Trade Security;

         (ii) any Security entered into pursuant to any Finance Document or (until the date of the first Utilisation) the Bridging Loan; and

         (iii) contractual rights of set-off entered into in the ordinary course of business either with trade creditors which are not financial institutions or with financial institutions in respect only of those accounts permitted under Clause 24.12 (Bank accounts).

24.7     DISPOSALS

(a) No Credit Net Member shall (and MCL shall ensure that no Credit Net Member will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:-

         (i) of stock subject only to a floating charge under the Security Documents and made in the ordinary course of trading of the disposing entity;

         (ii)     of cash:-

                  (A) for the acquisition on arm's length terms of assets permitted or required under this Agreement; or

                  (B) for any other purpose not prohibited under this Agreement;

         (iii)    of Permitted Investments at arm's length;

         (iv) constituting the creation of any Security permitted under paragraph (d) of Clause 24.6 (Negative pledge);

         (v) by a Credit Net Member to the PRC Company or to another Credit Net Member which creates first ranking security in favour of only the Secured Creditors over the transferred asset as security (without limit) for all amounts which may be or become payable to the Secured Creditors under the Finance Documents;

         (vi) of obsolete or worn-out assets no longer used or useful for the relevant business provided that the market value or consideration receivable for those assets does not exceed * in any financial year of SUNDAY;

         (vii) of land, plant or machinery in exchange for or replaced (* of the sale, lease, transfer or other disposal) by other land, plant or machinery comparable or superior in type, value and quality (including the relocation of any office or factory premises occupied by any member of the Group); or

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         (viii)   not referred to in paragraphs (i) to (vii), in any financial year where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration received or receivable for any other sale, lease, transfer or other disposal not referred to in paragraphs (i) to (vii) above in any financial year of SUNDAY) does not exceed * (or its equivalent in another currency or currencies) in any financial year of SUNDAY or in excess of that amount to the extent that the Disposal Proceeds of the sale, lease, transfer or other disposal are paid into the Prepayment Account for application in accordance with Clauses
                  9.5 (Mandatory prepayment from Disposal Proceeds) and 9.9 (Prepayment Account).

24.8     RESTRICTIVE AGREEMENTS, NEGATIVE PLEDGES

         No Credit Net Obligor shall enter into (or permit to exist) any agreement or arrangement (other than the Finance Documents and the documentation in respect of the Bridging Loan) prohibiting or restricting:-

         (a) the creation or existence of any Security on any of the assets of any Obligor except:-

                  (i)      assets subject to Permitted Trade Security;

                  (ii)     Excepted Assets; and

                  (iii) any other assets having a fair market value of an aggregate value of not more than *

         (b) the ability of any Credit Net Obligor to make any payments, directly or indirectly, to another Obligor (whether by way of dividends, advances, repayments of or payments of interest on advances, reimbursement of management and other intercompany charges, expenses, accruals or other returns on investments, or otherwise).

         FINANCING ARRANGEMENT UNDERTAKINGS

24.9     RESTRICTIONS ON BORROWINGS

(a) No Credit Net Obligor shall (and MCL shall ensure that no other Credit Net Member will) incur (or agree to incur) or have outstanding any Financial Indebtedness.

(b) SUNDAY shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) details of any Financial Indebtedness that it incurs, agrees to incur or has outstanding promptly upon such Financial Indebtedness being incurred, agreed to be incurred or becoming outstanding. Where there are no restrictions on SUNDAY doing so, it shall supply such details reasonably in advance of such Financial Indebtedness being incurred, agreed to be incurred or becoming outstanding.

(c)      Paragraph (a) above does not apply to:-

         (i) Financial Indebtedness under the Finance Documents or the Bridging Loan;

         (ii)     Subordinated Debt;

         (iii) credit not exceeding 180 days for goods and services, whether in the ordinary course of trade of the relevant Credit Net Member or by way of acquisition of capital equipment;

         (iv) Financial Indebtedness permitted by paragraphs (b)(ii), (iii) and (iv) of Clause 24.10 (Loans and Guarantees);

         (v) Financial Indebtedness within the meaning of paragraph (g) of the definition of that term;

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         (vi)     guarantees provided to public utilities in Hong Kong or the
                  PRC in the ordinary course of business;

         (vii) Financial Indebtedness incurred in the ordinary course of business and on normal commercial terms and not falling within paragraphs (i) to (vi) above, the aggregate outstanding principal amount of which does not exceed * (or its equivalent in another currency or currencies);

         (viii) Financial Indebtedness under lease and hire purchase arrangements relating to the supply of office equipment for an outstanding amount of up to *;

         (ix)     Financial Indebtedness of up to * in respect of the Permitted
                  DCs;

         (x) Financial Indebtedness incurred solely to fund Capital Expenditure of the Credit Net in the maximum aggregate amounts for each year, and incurred by the relevant Credit Net Members, set out in the Business Plan;

         (xi) Financial Indebtedness which is credited, simultaneously with being incurred, to the Prepayment Account, to pay repay or prepay all the amounts outstanding under this Agreement under Clause 9.3 (Mandatory prepayment from New Borrowings Proceeds); and

         (xii) with the prior written consent of the Majority Lenders, Financial Indebtedness incurred in relation to qualified technological equipment leases that are structured to obtain for MCL a cash benefit subject to such terms and conditions as the Majority Lenders may think fit and provided that no such qualified technological equipment lease shall prejudice the interests of the Finance Parties under the Finance Documents.

(d) MCL shall, at least * Business Days before any member of the MCL Group or Credit Net Obligor incurs any Subordinated Debt, obtain approval from the Agent for the form of Subordinated Loan Agreement that will evidence that Subordinated Debt. The Agent may not disapprove that form (and shall be deemed to have approved that form) unless the Agent (acting reasonably) determines, within * Business Days of any request, that the form of Subordinated Loan Agreement:-

         (i)      is not governed by Hong Kong law;

         (ii)     is not expressly subject to the terms of the Subordination
                  Deed; or

         (iii) has any terms which could materially adversely affect the rights of the Finance Parties or contravene any terms of the Finance Documents.

         The Agent will promptly notify the Lenders of any determinations under this paragraph.

(e) MCL shall ensure that any Subordinated Loan Agreement shall not be amended or modified except with the consent of the Agent.

24.10  LOANS AND GUARANTEES

(a) No Credit Net Obligor shall (and MCL shall ensure that no other Credit Net Member will):-

         (i) make any loan, or provide any form of credit or financial accommodation, to any other person; or

         (ii) give or issue any guarantee, indemnity, bond or letter of credit to or for the benefit of any person or voluntarily assume any liability (whether actual or contingent) of any other person.

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(b)      Paragraph (a) above does not apply to:-

         (i) loans, guarantees, indemnities, bonds and letters of credit under or expressly contemplated by the Finance Documents or the Bridging Loan;

         (ii) unsecured loans made by a Credit Net Member to another Credit Net Obligor to fund its working capital requirements or its obligations under the Finance Documents;

         (iii) guarantees, indemnities, bonds and letters of credit given or issued by a Credit Net Member in respect of liabilities or obligations of Credit Net Obligors, but not to or for the benefit of a Restricted Person; or

         (iv) trade credit, guarantees, indemnities, bonds and letters of credit granted, given or issued in the ordinary course of trading of the relevant Credit Net Member, not in respect of Financial Indebtedness and on normal commercial terms for a term not longer than 180 days, but if to or for the benefit of a Restricted Person up to an aggregate amount which does not exceed *.

24.11    HEDGING

(a) MCL shall ensure that the hedging required by the Hedging Policy is effected in accordance with the terms of the Hedging Policy.

(b) At or before the time that MCL enters into any Hedging Document with a Hedging Bank, MCL shall ensure that the counterparty accedes as a Hedging Bank to the Intercreditor Agreement.

(c) No Credit Net Obligor shall (and MCL shall ensure that no other Credit Net Member will) enter (or agree to enter) into any derivative transaction other than the hedging transactions required by the Policy.

24.12    BANK ACCOUNTS

(a) Each Credit Net Obligor shall (and MCL shall ensure that each other Credit Net Member will) not open or maintain any account with any bank or other financial institution except for:-

         (i)      the Permitted External Bank Accounts;

         (ii) the accounts referred to in paragraphs (a) to (e) of the definition of "Secured Accounts";

         (iii) accounts ("PERMITTED BANK ACCOUNTS") opened with the Agent, the Security Trustee or any Lender (on terms which do not conflict with each Finance Party's right of set-off under Clause 32 (Set-off));

         (iv) accounts opened to place deposits with the Agent, the Security Trustee, a Lender or other bank or financial institution in respect of Permitted DCs; and

         (v) such other bank accounts as may be agreed by the Agent (acting reasonably) from time to time.

(b) Each Credit Net Obligor shall (and MCL shall ensure that each other Credit Net Member will) pay all sums received by it into a bank account complying with paragraph (a) above.

24.13    ACQUISITIONS AND INVESTMENTS

(a) No Credit Net Obligor shall (and MCL shall ensure that no other Credit Net Member will):-

         (i) invest in or acquire any share in or any security issued by any person, or any interest therein or in the capital of any person, or make any capital contribution to any person;

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         (ii)     invest in or acquire any business or going concern, or the whole or substantially the whole of the assets, property or business of any person or any assets that constitute a division or operating unit of the business of any person.

(b) No Credit Net Obligor shall (and MCL shall ensure that no other Credit Net Member will) enter into any joint venture, consortium, partnership or similar arrangement with any person, except for investments up to an aggregate amount of * in any financial year.

(c)      Paragraph (a) above does not apply to:-

         (i)      the Supply Contract;

         (ii) the acquisition of assets by a member of the MCL Group in the ordinary course of its trading;

         (iii) the investment by a member of the MCL Group of surplus cash in Permitted Investments belonging to that member of the Group;

         (iv) Capital Expenditure of the Credit Net permitted within the annual allowances, and in respect of the relevant Credit Net Members, set out in the Business Plan where the assets are purchased by Credit Net Obligors which are members of the MCL Group; or

         (v) investments by MCL in any existing or new wholly owned Subsidiary of MCL up to an aggregate amount of * in any financial year.

(d) No Credit Net Obligor shall make or permit to remain outstanding any Investment except for Permitted Investments or as provided in paragraph
         (c) above.

24.14    BUSINESS LINES AND CHANGE OF BUSINESS

(a) SUNDAY and MCL shall ensure that no change is made to the general nature of the business of SUNDAY or MCL or the MCL Group taken as a whole from that carried on at the date of this Agreement.

(b) SUNDAY and MCL shall ensure that each member of the MCL Group which has a type or types of business set out beside its name in Schedule 1 (Members of the Group) will not engage in any business except:-

         (i)      for that/those businesses; or

         (ii) with the consent of the Majority Lenders (not to be unreasonably withheld or delayed).

24.15    MERGER

         No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction (other than a solvent reconstruction not involving a change of control).

24.16    PKI HOLDINGS

         MCL shall procure that PKI Holdings shall distribute to MCL any amounts it may receive *

         RING-FENCING UNDERTAKINGS

24.17    ISSUE OF SHARES

(a) No Credit Net Obligor shall (and MCL shall ensure that no other Credit Net Member will):-

         (i)      issue any share capital to any person; or

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         (ii)     grant to any person the right (whether conditional or
                  otherwise) to call for the issue or transfer of any share, loan note or loan capital of any Credit Net Member (including any option or right of pre-emption or conversion) or any other equity investment, or alter any right attaching to any issued share of any Credit Net Member.

(b) Paragraph (a) above does not apply to subject to Clause 24.18 (Restricted payments), the issue of shares by a Credit Net Member to any Credit Net Obligor (provided that the new shares are subject to the same security, if any, under the Security Documents as the shares already in issue).

24.18    RESTRICTED PAYMENTS

(a) No Credit Net Obligor shall (and MCL shall ensure that no other Credit Net Member will):-

         (i) pay, repay or prepay any principal, interest or other amount on or in respect of, or redeem, purchase or defease any Subordinated Debt;

         (ii) declare, pay or make any dividend or other payment or distribution of any kind on or in respect of any Class of its shares or in respect of Equity Rights except for dividends permitted under Clause 23.5 (Dividend payments);

         (iii) reduce, retire, return, purchase, acquire, repay, cancel or redeem any of its share capital (or Equity Rights relating to that share capital) or make any payment (whether in cash, securities or other assets and including payments into a sinking fund or similar deposit) on account of any of these or enter into any other arrangement intended to have a materially similar effect or in respect of Equity Rights except for dividends permitted under Clause 23.5 (Dividend payments);

         (iv) pay, repay or prepay any principal, interest or other amount on or in respect of redeem, purchase or defease any Financial Indebtedness owing to any Restricted Person;

         (v)      make any investment in any Restricted Person;

         (vi) pay any fee or make any advance or other kind of payment to, any Restricted Person (other than fees payable to Restricted Persons in the ordinary course of trading and on normal commercial terms in connection with the type of Financial Indebtedness permitted by paragraph (b)(iv) of Clause 24.10 (Loans and Guarantees) in an aggregate amount not exceeding * per annum); or

         (vii) pay any fee or commission to any other person other than on arm's length terms to third parties for service or advice provided to the relevant member of the Group in the ordinary course of its business.

(b)      Paragraph (a) does not apply to:

         (i) any such payment, repayment, prepayment or other activity prohibited under paragraph (a) to or in respect of any member of the MCL Group to fund its obligations under the Finance Documents; or

         (ii) the following payments provided that no Default has occurred and is continuing at the time of the proposed payment or would occur as a result of the proposed payment:

                  (A) MCL may advance to SUNDAY for the purpose of funding SUNDAY's operating expenses interest free loans not exceeding in aggregate * in any financial year;

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                  (B)      MCL may pay to SUNDAY Shenzhen and SUNDAY Shenzhen
                           may receive and retain management fees in an aggregate amount not exceeding * of the operating expenses incurred by SUNDAY Shenzhen in any financial year in accordance with the Business Plan; and

                  (C) MCL may pay to SUNDAY 3G and SUNDAY 3G may receive and retain management fees in an amount sufficient to cover SUNDAY 3G's operating expenses as contemplated by the Business Plan.

24.19    ARM'S LENGTH TERMS

         No Credit Net Obligor shall enter into any contract or arrangement with or for the benefit of any other person (including any disposal to that person) other than with another Obligor or in the ordinary course of business and on arm's length terms.

         CORPORATE HOUSEKEEPING UNDERTAKINGS

24.20    ASSETS

         Each Credit Net Obligor shall maintain all its assets reasonably necessary for the conduct of its business as conducted from time to time in good working order and condition, ordinary wear and tear excepted.

24.21    INSURANCE

(a)      MCL shall:-

         (i) maintain insurance on all property and assets of the Credit Net of an insurable nature against loss or damage by fire and other risks normally insured against by persons carrying on a similar business in a sum or sums at least equal to their replacement value (meaning the total cost of entirely rebuilding, reinstating or replacing such property and assets if completely destroyed together with architects', surveyors' and other professional fees); and

         (ii) maintain insurance against business interruption, loss of profits, product liability, director's liability, employer's liability, sudden and accidental pollution and third party liability at levels no lower than those in place prior to the date of this Agreement, increasing or decreasing consistently with increasing or decreasing business levels.

(b) MCL shall promptly pay premiums and do all things necessary to maintain insurances required of it by paragraph (a) above.

(c)      MCL shall:-

         (i) promptly supply to the Agent on request copies of each insurance policy required by this Clause;

         (ii) instruct the insurer under each such policy to undertake to the Security Trustee to notify the Security Trustee should any renewal, premium or other sum payable by any member of the Group not be paid when due and, if requested, confirm that such policies are in place;

         (iii) immediately notify the Agent of any fact, act or omission which has caused or may cause it to be in breach of any provision of this Clause and of any purported or threatened avoidance of any insurance policy required by this Clause;

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         (iv)     promptly notify the Agent of any claim or notification under any of its insurance policies which is for, or might result in a claim under that policy for, at least HK$500,000 (or its equivalent in another currency or currencies); and

         (v) ensure that each insurer has been issued with a notice, and use reasonable endeavours to ensure that such insurer has signed an acknowledgement, substantially in the form set out in a schedule titled "Form of notice of assignment and acknowledgement in relation to insurances" of the Hong Kong General Security Document.

(d) MCL shall use reasonable endeavours to procure that each insurance policy required by this Clause:-

         (i)      notes the Security Trustee's interest therein;

         (ii) names the Security Trustee as loss payee (except to the extent that sums are payable directly to third parties under third party insurance); and

         (iii) contains a severability of interest clause which shall cause the policy to operate in the same manner as if there were a separate policy available to and covering each named insured party.

(e) If MCL fails to purchase or maintain any insurance required by this Clause, the Agent or the Security Trustee (acting reasonably) may purchase such insurance as may reasonably be necessary to remedy any such failure and MCL shall indemnify the Agent or, as the case may be, the Security Trustee on demand against any costs or expenses reasonably incurred by it in purchasing any such insurance.

(f)      MCL will not:-

         (i) do or omit to do anything which might render any insurance required by this Clause void, voidable or unenforceable;

         (ii) effect or require any other person to effect any additional insurance if that additional insurance could reduce the amount payable under any insurance required by this Clause;

         (iii) make or agree to any material adverse amendment to the terms of insurance required by this Clause without the prior consent of the Security Trustee (not to be unreasonably withheld or delayed); or

         (iv) waive, release, settle, compromise or abandon any claim under any insurance required by this Clause or do anything else in respect of any of those insurances which may reduce the amount of likely recovery under that insurance.

24.22    ENVIRONMENTAL UNDERTAKINGS

         Each Credit Net Obligor shall (and MCL shall ensure that each other Credit Net Obligor will):-

         (a)      comply with all Environmental Laws to which it may be subject;

         (b) obtain all Environmental Licences required in connection with its business; and

         (c)      comply with the terms of all those Environmental Licences,

         in each case where failure to do so might have a Material Adverse
         Effect.

24.23    ENVIRONMENTAL CLAIMS

         Each Credit Net Obligor shall (and MCL shall ensure that each other Credit Net Obligor will) promptly notify the Agent of any claim, notice or other communication received by it in respect of any actual or

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         alleged breach of or liability under Environmental Law which, if substantiated, might have a Material Adverse Effect.

24.24    INTELLECTUAL PROPERTY

         Each Credit Net Obligor shall:-

         (a) take all reasonably necessary action to obtain, safeguard and maintain all Material Intellectual Property and not discontinue the use of any such Material Intellectual Property, including:-

                  (i) paying all applicable renewal fees, licence fees and other outgoings; and

                  (ii) performing and complying with all laws and obligations to which it is subject as registered proprietor, beneficial owner, user, licensor or licensee of any such Material Intellectual Property; and

         (b) notify the Agent promptly of any infringement or suspected infringement of or any challenge to the validity of any Material Intellectual Property owned by or licensed to it which may come to its notice and supply the Agent with all information in its possession relating thereto and take all reasonable and necessary steps (including the institution of legal proceedings) to prevent third parties infringing any such Material Intellectual Property.

24.25    AMENDMENT OF CONSTITUTIONAL DOCUMENTS

         No Credit Net Obligor shall, without prior approval from the Agent (not to be unreasonably withheld or delayed except that the Agent shall have an absolute right to withhold approval in the case of any amendments affecting the rights attaching to the Deferred Shares), amend, terminate or give any waiver or consent under any of its constitutional documents which might be material to the interests of the Finance Parties under the Finance Documents.

24.26    INDEPENDENT OBLIGATIONS

         Subject to Clause 25.21 (Default by Supplier under Supply Contract), each Obligor shall perform its obligations under the Finance Documents notwithstanding any failure by the Supplier to fulfil its obligations under the Supply Contract or otherwise and no Obligor shall use any such failure as an excuse, defence, set-off or counterclaim in respect of its obligations under the Finance Documents.

         NETWORK AND MATERIAL AGREEMENTS

24.27    NETWORK

         MCL will procure that the 3G Network is designed, constructed, completed, operated and run in a safe, efficient and business-like manner in accordance with:

         (a) the requirements of the 3G Licence and any Authorisation from time to time; and

         (b)      Good Industry Practice.

24.28    MATERIAL AGREEMENTS

         MCL shall (and shall ensure that each Obligor will):

         (a)      not at any time:

                  (i) terminate, rescind or discharge (except by performance) unless a replacement licence or agreement is entered into on terms in aggregate that are no less favourable to it;

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                  (ii)     agree to, or acquiesce in, any variation, amendment
                           or waiver of any material provision of or grant any time or indulgence in respect of any term of;

                  (iii) do or omit to do anything which may derogate from or adversely affect the terms, operation or application of, or jeopardise its rights under; or

                  (iv) do or omit to do anything which may give any other party legal or equitable grounds to do anything in paragraphs (i) to (iii) in respect of,

                  the Supply Contract (provided that MCL shall be entitled to agree any amendments to the Supply Contract in accordance with its terms without obtaining the consent of the Agent) or any Licence without prior written consent of the Agent or any other Material Agreement where to do so might have a Material Adverse Effect;

         (b) comply in all material respects with the terms of the Material Agreements;

         (c) make all payments required to be made by it under the Supply Contract at the times (or within any applicable grace period) and in the manner required thereunder;

         (d) maintain and exercise and enforce all of the material rights and remedies available to it under the Material Agreements in a timely manner and with regard to its ability to comply with its obligations under this Agreement;

         (e)      (i)      notify the Agent of any event of force majeure
                           (howsoever described) under the Material Agreements,

                  (ii) copy to the Agent any notice it serves or receives in relation to any such force majeure event;

                  (iii) to the extent possible inform the Agent of the anticipated length of such event of force majeure and any costs anticipated to be incurred by virtue of the occurrence of such event of force majeure and

                 (iv) notify the Agent of the date on which such event of force majeure ceases to exist;

         (f)      promptly notify the Agent upon becoming aware of:

                  (i) any breach of or default in any material respect under any Material Agreement by any party;

                  (ii) any material dispute between the parties to a Material Agreement; and

                  (iii) any notice of, or other act of, revocation, suspension, withdrawal, cancellation or termination of any material provision of any Material Agreement or other pending or threatened proceedings;

         (g) obtain and keep in full force and effect and comply with all Authorisations required to ensure the validity and enforceability of the Material Agreements;

         (h) not at any time agree to or acquiesce in any assignment or transfer of rights and/or obligations by any counterparty to a Material Agreements where MCL or the relevant member of the MCL Group has a right to object.

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24.29    PNETS LICENCES, INTERCONNECTION AGREEMENTS AND ROAMING AGREEMENTS

         MCL shall (and shall ensure that each Obligor will) maintain in effect and comply in all material respects with such:

         (a) PNETS (Public Non-Exclusive Telecommunication Services) licence(s) issued by OFTA pursuant to the Telecommunications Ordinances;

         (b) interconnection agreement(s) and PCN provisioning agreement(s) with PCCW-HKT Telephone Limited (formerly known as Hong Kong Telephone Company Limited) or other providers of fixed line telecommunications interconnections in Hong Kong; and

         (c)      international roaming agreements with suitable counterparties,

         in each case that are required by MCL or the relevant Obligor to operate or conduct its business in the manner which it is currently operated or conducted and in accordance with Good Industry Practice.

         TAX UNDERTAKINGS

24.30    TAXES

(a) Each Obligor shall pay all Taxes required to be paid by it when due (or, if earlier, before any penalties are imposed or any Security could be imposed ranking in priority to the claims of any Finance Party or to any Security created pursuant to the Security Documents).

(b)      Paragraph (a) above does not apply to any Taxes:-

         (i) being contested by the relevant Obligor in good faith and in accordance with the relevant procedures;

         (ii) which have been adequately disclosed in the financial statements, and for which adequate provisions are being made in accordance with GAAP;

         (iii)    where payment can be lawfully withheld; and

         (iv) if a failure to pay those Taxes while they are being contested could not reasonably be expected to result in a Material Adverse Effect.

25.      EVENTS OF DEFAULT

         Each of the events or circumstances set out in this Clause 25 is an Event of Default.

25.1     NON-PAYMENT

         An Obligor does not pay on the due date any amount pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:-

         (a) its failure to pay is caused by administrative or technical error; and

         (b)      payment is made within three Business Days of its due date.

25.2     FINANCIAL COVENANTS

(a)      Any requirement of Clause 23 (Financial covenants) is not satisfied.

(b) Notwithstanding paragraph (a) above, failure to satisfy the requirements of Clause 23 shall not constitute an Event of Default if MCL successfully remedies the relevant breach within 2 calendar months of it occurring. MCL shall be entitled to remedy any such breaches not more than twice in any twelve month

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         period based on its financial year and not more than 4 times in total during the period that any indebtedness is outstanding under this Agreement.

25.3     OTHER OBLIGATIONS

(a) Any provision of Clause 3.1 (Purpose) or Clause 22.7 (Notification of Default) is not complied with.

(b) Any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment), Clause 25.2(Financial covenants) or paragraph (a) of this Clause 25.3) is not complied with by any Obligor and, if the failure to comply is capable of remedy, it is not remedied within 20 Business Days of the Agent giving notice to MCL or MCL becoming aware of the failure to comply (whichever is earlier).

25.4     MISREPRESENTATION

(a) Any representation or statement made or deemed to be made by any Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been materially incorrect or misleading in any material respect when made or deemed to be made.

(b) No Event of Default will occur under this Clause 25.4 if in the opinion of the Agent (acting reasonably) the circumstance which was misrepresented is capable of being remedied and is remedied within 20 Business Days of the Agent giving notice to MCL, or of MCL becoming aware, of that breach (whichever is earlier).

25.5     CROSS DEFAULT

(a) Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b) Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c) Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of that Obligor as a result of an event of default (however described).

(d) Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of that Obligor due and payable prior to its specified maturity as a result of an event of default or review event (however described).

(e) No Event of Default will occur under this Clause 25.5 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above is less than (in respect of SUNDAY) * or (in respect of any other Obligor) * (or its equivalent in any other currency or currencies).

25.6     INSOLVENCY

(a) An Obligor is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends, or threatens to suspend, making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b) The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)      A moratorium is declared in respect of any indebtedness of any Obligor.

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25.7     INSOLVENCY PROCEEDINGS

(a) Any corporate action, legal proceedings or other procedure or step is taken in relation to:-

         (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision, supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

         (ii) a composition, assignment or arrangement with any creditor of any Obligor;

         (iii) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor, supervisor or other similar officer in respect of any Obligor or any of its assets; or

         (iv) the enforcement of any Security over any material part of the assets of any Obligor,

         or any analogous procedure or step is taken in any jurisdiction.

(b) Notwithstanding paragraph (a) above, if within 20 Business Days after the relevant petition is presented or step taken:

         (i) MCL demonstrates to the satisfaction of the Agent, acting reasonably that:

                  (A) any petition or other step for the winding up, liquidation, receivership, administration or supervision of the relevant Obligor is frivolous or vexatious or an abuse of process and is being actively contested in good faith; and

                  (B) MCL has sufficient funds available to discharge all such indebtedness; or

         (ii)     the petition is dismissed,

         then the presentation of such a petition or taking of such a step shall not constitute an Event of Default.

25.8     CREDITORS' PROCESS

         Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor having an aggregate value (in the case of SUNDAY) of * or more or its equivalent or (in the case of any other Obligor) of * or more (or its equivalent) and is not discharged within * Business Days.

25.9     OWNERSHIP

(a) MCL ceases to control and own legally and beneficially (directly or indirectly) 100 per cent. of the shares in:

         (i)      SUNDAY 3G Holdings;

         (ii)     SUNDAY 3G.

(b) SUNDAY ceases control and to own legally and beneficially (directly or indirectly) 100 per cent. of the shares in:

         (i)      SUNDAY Holdings;

         (ii) MCL (except for the shares of the Deferred Shareholders and the share held by SUNDAY Hong Kong);

         (iii)    SUNDAY China Holdings;

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         (iv)     SUNDAY Shenzhen;

         (v)      SUNDAY IP Holdings;

         (vi)     SUNDAY IP.

(c) any two or more of Richard Siemens, Bruce Hicks, Kuldeep Saran and Edward Cheng cease to be a director and to be involved in the management of SUNDAY other than by reason of death, disability, removal by shareholders or dismissal for cause.

25.10    UNLAWFULNESS

(a) It is or becomes unlawful for any Obligor to perform any of its payment obligations, or any other material obligations, under the Finance Documents unless the Agent, acting reasonably, is satisfied those obligations can be assumed within 20 Business Days by another Obligor without there being a Material Adverse Effect.

(b) It becomes unlawful for any party to perform any of its material obligations under any Material Agreement in a manner or to an extent that could reasonably be expected to have a Material Adverse Effect.

25.11    REPUDIATION

         An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

25.12    SECURITY AND GUARANTEES

         Any Expanded Security Document or any guarantee or indemnity in or any subordination effected under any Finance Document is not in full force and effect or any Security Document does not create in favour of the Security Trustee for the benefit of the Secured Creditors the Security which it is expressed to create fully perfected and with the ranking and priority it is expressed to have except only to the extent that Perfection Requirements have not been completed or to the extent of Excepted Assets provided that such non-completion or the existence of that Excepted Asset is not an Event of Default under other provisions of this Agreement and except to the extent that (a) Security expressed as fixed takes effect as floating only or (b) Security of an expressed type takes effect over assets located outside Hong Kong as a different type of Security under the law of the relevant other jurisdiction or
         (c) a new agreement or Security is entered into having substantially the same effect as the relevant Expanded Security Document, guarantee, indemnity, subordination or Security Documents within 30 Business Days.

25.13    CARRY ON BUSINESS

         Any Obligor suspends or ceases (or threatens to suspend or cease) to carry on all or a material part of its business carried on as at the date of this Agreement other than:-

         (a) solely as a result of a disposal or as otherwise permitted by this Agreement; or

         (b) where SUNDAY demonstrates that a suspension or cessation does not materially adversely affect the business of the MCL Group taken as a whole or MCL's ability to pay and repay the Secured Obligations.

25.14    AUTHORISATIONS

         Any Authorisation is amended, suspended, not renewed or revoked or becomes invalid, unless MCL demonstrates to the satisfaction of the Agent acting reasonably that either:

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         (a)      the amendment, suspension, non-renewal or revocation is being actively contested and the outcome of such contest is determined favourably to it within 20 Business Days from the Agent giving notice to MCL or such longer period as may be agreed by the Agent; or

         (b) the amendment, suspension, non-renewal or revocation or invalidity would be unlikely to have a Material Adverse Effect.

25.15    NATIONALISATION

         Any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of any or all of the assets, shares or revenues of any Obligor and such seizure(s), compulsory acquisition(s), expropriation(s) and/or nationalisation(s), either alone or taken together, has or might have a Material Adverse Effect.

25.16    LITIGATION

         Any litigation, arbitration, proceedings or disputes are commenced or threatened by or against any member of the Group or its respective assets or there are any circumstances reasonably likely to give rise to any such action or proceedings, in each case which are reasonably likely to be adversely determined against that Obligor and, if so determined, would have a Material Adverse Effect.

25.17 SUSPENSION OR CESSATION OF LISTING SUNDAY's share listing on any Stock Exchange:-

         (a) is suspended for 15 or more consecutive days on which it is trading ("TRADING DAYS"); or

         (b)      is terminated or otherwise ceases,

         and MCL cannot demonstrate to the Agent within 15 trading days that the suspension, termination or cessation does not result from circumstances which could, in the Agent's opinion, acting reasonably, have a Material Adverse Effect.

25.18    MATERIAL AGREEMENTS

         (a) Any Credit Net Obligor does not comply with any provision of, or is otherwise in default or breach of a Material Agreement, in a manner or to an extent that the Agent reasonably considers could have a Material Adverse Effect;

         (b) any obligation expressed to be assumed by a Credit Net Obligor under a Material Agreement is not or ceases (other than as a result of performance in full thereof) to be a valid and binding obligation of, or is repudiated by such party or is or becomes void, voidable or unenforceable in a manner or to an extent that the Agent reasonably considers could have a Material Adverse Effect;

         (c) any Material Agreement is varied, amended or waived in a manner or to an extent that the Agent reasonably considers could have a Material Adverse Effect;

         (d) any Material Agreement is terminated, cancelled or suspended in a manner or to an extent that the Agent reasonably considers could have a Material Adverse Effect; or

         (e) any assignment or transfer of rights and/or obligations by any counterparty to a Material Agreement is made where MCL or the relevant Obligor has a right to object.

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25.19    MATERIAL ADVERSE CHANGE

         Any event or series of events occurs which, in the opinion of the Agent, acting reasonably, could have a Material Adverse Effect.

25.20    ACCELERATION

         At any time while an Event of Default is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to MCL:-

         (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

         (b) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

         (c) declare that all or part of the Utilisations be payable or repayable on demand, whereupon they shall immediately become payable or repayable on demand by the Agent on the instructions of the Majority Lenders;

         (d) require MCL to repay any Performance Bond whereupon it shall become immediately due and payable; and/or

         (e) declare that all or any of the rights of the Finance Parties under the Security Documents may be exercised.

25.21    DEFAULT BY SUPPLIER UNDER SUPPLY CONTRACT

         For the avoidance of doubt, if the Supplier defaults or is otherwise in breach of its obligations under the Supply Contract, the same shall not constitute an Event of Default, whether or not such default or breach results in termination of the Supply Contract, nor shall it constitute a breach of any undertaking under Clause 24.28 (Material Agreements).

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                                   SECTION 11

                               CHANGES TO PARTIES

26.      CHANGES TO THE LENDERS

26.1     ASSIGNMENTS AND TRANSFERS BY THE LENDERS

(a)      Subject to this Clause 26, a Lender (the "EXISTING LENDER") may:-

         (i)      assign any of its rights; or

         (ii)     transfer by novation any of its rights and obligations,

         to an Eligible Transferee which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW LENDER").

(b) "ELIGIBLE TRANSFEREE" means any person or persons which is or are from time to time approved for such purposes by MCL in writing.

26.2     CONDITIONS OF ASSIGNMENT OR TRANSFER

(a) The consent of the Obligors is not required for an assignment or transfer to an Eligible Transferee by a Lender.

(b) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

(c)      A transfer will only be effective if the procedure set out in Clause
         26.5 (Procedure for transfer) is complied with.

(d)      If:-

         (i) a Lender assigns or transfers any of its rights or obligations under the Expanded Finance Documents or changes its Facility Office; and

         (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross up and indemnities) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(e) An assignment or transfer will only be effective if the Existing Lender and the New Lender transfer all the rights and obligations under all the Expanded Finance Documents which relate (or relate proportionately) to the Commitment or Loans being transferred or assigned.

26.3     ASSIGNMENT OR TRANSFER FEE

         The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$1,000.

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26.4     LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:-

         (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

         (ii)     the financial condition of any Obligor;

         (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

         (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

         and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:-

         (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Expanded Finance Document; and

         (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Expanded Finance Documents or any Commitment is in force.

(c) Nothing in any Expanded Finance Document obliges an Existing Lender to:-

         (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

         (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Expanded Finance Documents or otherwise.

26.5     PROCEDURE FOR TRANSFER

(a) Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)      On the Transfer Date:-

         (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Expanded Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Expanded Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

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         (ii)     each of the Obligors and the New Lender shall assume
                  obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

         (iii) the Agent, the Security Trustee, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Trustee and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

         (iv) the New Lender shall become a Party as a "Lender" and entitled to the benefits of any other Expanded Finance Document entered into by the Agent and/or Security Trustee on behalf of the Lenders.

26.6     DISCLOSURE OF INFORMATION

(a)      Any Lender may disclose to any of its Affiliates and any other person:-

         (i) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

         (ii) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

         (iii) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

         any information about any Obligor, the Group and the Expanded Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking. This Clause supersedes any previous agreement relating to the confidentiality of this information.

(b) Each of the Agent and the Lenders shall be entitled to provide any information in relation to MCL, the Group, the MCL Group and the Relevant Documents to the competent authorities of the PRC represented by Sinosure and to allow such parties to review all records relating to MCL, the Group, the MCL Group and the Relevant Documents and to provide them with copies thereof.

27.      CHANGES TO THE OBLIGORS

27.1     ASSIGNMENTS AND TRANSFER BY OBLIGORS

         No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2     RELEASE OF SECURITY

(a) At the time of completion of any disposal by any Obligor of any asset, the Security Trustee shall, at the request and cost of MCL, execute such documents as may be required to release that asset from the Security Documents. Each other Finance Party authorises the Security Trustee to execute any such document.

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(b)      The Security Trustee shall only be required to grant a release under paragraph (a) above if:

         (i) the disposal is permitted under Clause 24.7 (Disposals) or otherwise with the consent of the Agent;

         (ii) to the extent that the proceeds of the disposal are, or are required by this Agreement, to be applied in or toward repayment or prepayment of the Facilities, the Security Trustee has received (or is satisfied that it will receive) those proceeds; and

         (iii) to the extent that the disposal is to be in exchange for replacement assets, the Security Trustee has received (or is satisfied that it will receive) Security (in favour of the Secured Creditors to secure all of the obligations of the Obligors under the Finance Documents and in form and substance satisfactory to the Security Trustee) over those replacement assets.

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                                   SECTION 12

                               THE FINANCE PARTIES

28.      ROLE OF THE AGENT AND THE SECURITY TRUSTEE

28.1     APPOINTMENT OF THE AGENT AND THE SECURITY TRUSTEE

(a) Each other Finance Party appoints the Agent to act as its agent under and in connection with the Expanded Finance Documents .

(b) Each other Finance Party appoints the Security Trustee to act as security trustee under and in connection with the terms of the Security Trust Deed, any Intercreditor Agreement and the Finance Documents and authorises the Security Trustee to execute the Security Trust Deed on its behalf.

(c) Each other Finance Party authorises each of the Agent and the Security Trustee to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Expanded Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2     DUTIES OF THE AGENT

(a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b) Except where an Expanded Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party under this Agreement it shall promptly notify the other Finance Parties.

(e) The Agent shall promptly send to the Security Trustee such certification as the Security Trustee may require pursuant to the Security Trust Deed.

(f) The duties of the Agent and the Security Trustee under the Expanded Finance Documents are solely mechanical and administrative in nature. The Agent shall have no other duties except as expressly provided in the Expanded Finance Documents.

28.3     ROLE OF THE SECURITY TRUSTEE

         The Security Trustee shall not be an agent of any Finance Party or any Obligor under or in connection with any Expanded Finance Document.

28.4     NO FIDUCIARY DUTIES

(a) Nothing in this Agreement constitutes the Agent or the Security Trustee (except as expressly provided in the Security Trust Deed) as a trustee or fiduciary of any other person.

(b) Neither the Agent nor the Security Trustee (except as expressly provided in the Security Trust Deed or in any Security Document) r shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

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28.5     BUSINESS WITH THE GROUP

         The Agent and the Security Trustee may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.6     RIGHTS AND DISCRETIONS OF THE AGENT

(a)      The Agent may rely on:-

         (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

         (ii) any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders for the Finance Parties, that:-

         (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-payment));

         (ii) any right, power, authority or discretion vested in any Party or any Majority Lenders or Majority Lenders has not been exercised; and

         (iii) any notice or request made by MCL or SUNDAY (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) The Agent may act in relation to the Expanded Finance Documents through its personnel and agents.

(e) The Agent may disclose to any other Party any information it believes it has received as agent under this Agreement.

(f) Notwithstanding any other provision of any Expanded Finance Document to the contrary, neither the Agent nor any other Finance Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

28.7     MAJORITY LENDERS' INSTRUCTIONS

(a) Unless a contrary indication appears in an Expanded Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders for that Facility (or, if so instructed by the Majority Lenders for that Facility, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders for a Facility will in respect of that Facility be binding on all the Finance Parties.

(c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) or under paragraph (f) below until it has received such security as it may require

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         for any cost, loss or liability (together with any associated Indirect
         Tax) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Expanded Finance Document.

28.8     RESPONSIBILITY FOR DOCUMENTATION

         The Agent :-

         (a) is not responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Security Trustee, an Obligor or any other person given in or in connection with any Relevant Document or the Information Memorandum; or

         (b) is not responsible for the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Relevant Document.

28.9     EXCLUSION OF LIABILITY

(a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it, or for omitting to take action, under or in connection with any Relevant Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Expanded Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

28.10    LENDERS' INDEMNITY TO THE AGENT

(a) Subject to paragraph (b) below, each Lender shall (in proportion to its Available Commitments and participations in the Utilisations then outstanding to the Available Facilities and all the Utilisations then outstanding) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless it has been reimbursed by an Obligor pursuant to a Finance Document).

(b) If the Available Facilities are then zero each Lender's indemnity under paragraph (a) above shall be in proportion to its Available Commitments to the Available Facilities immediately prior to their reduction to zero, unless there are then any Utilisations outstanding in which case it shall be in proportion to its participations in the Utilisations then outstanding to all the Utilisations then outstanding.

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28.11    RESIGNATION OF THE AGENT

(a) The Agent may resign and appoint one of its Affiliates acting through an office in Hong Kong as successor by giving notice to the other Finance Parties and MCL.

(b) Alternatively the Agent may resign by giving notice to the other Finance Parties and MCL, in which case the Majority Lenders (after consultation with MCL) may appoint a successor Agent.

(c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with MCL) may appoint a successor Agent (acting through an office in Hong Kong).

(d) The retiring Agent shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Agent under the Expanded Finance Documents.

(e) The resignation notice of the Agent shall only take effect upon the appointment of a successor.

(f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Expanded Finance Documents but shall remain entitled to the benefit of this Clause 28. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g) After consultation with MCL, the Majority Lenders may, by notice to the Agent require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

28.12    CONFIDENTIALITY

(a) The Agent (in acting as agent for the Finance Parties) shall be regarded as acting through its agency division which in each case shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c) Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

28.13    RELATIONSHIP WITH THE LENDERS

         The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

28.14    CREDIT APPRAISAL BY THE LENDERS

         Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Expanded Finance Document, each Lender confirms to the Agent and the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Expanded Finance Document including but not limited to:-

         (a) the financial condition, status and nature of each member of the Group or any other person;

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         (b)      the legality, validity, effectiveness, adequacy or
                  enforceability of any Relevant Document and any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Relevant Document;

         (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Relevant Document, the transactions contemplated by the Relevant Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Relevant Document; and

         (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, the Security Trustee, any Party or by any other person under or in connection with any Relevant Document, the transactions contemplated by the Relevant Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Relevant Document.

28.15    REFERENCE BANKS

         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with MCL) appoint another Lender or an Affiliate of a Lender or any bank approved by the Majority Lenders to replace that Reference Bank.

28.16    MANAGEMENT TIME OF THE AGENT AND THE SECURITY TRUSTEE

         Any amount payable to the Agent or the Security Trustee under Clause
         18.3 (Enforcement costs) and to the Agent following the occurrence of a Default under Clause 28.10 (Lenders' indemnity to the Agent) shall include the cost of utilising its management time or other resources (unless Huawei or an Affiliate of Huawei is the Agent or the Security Trustee, as the case may be) and will be calculated on (and will include reasonable particulars of) the basis of such reasonable daily or hourly rates as it may notify to MCL and the Lenders, and is in addition to any fee paid or payable to it under Clause 13 (Fees).

28.17    DEDUCTION FROM AMOUNTS OWING

         If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, as the case may be, that Party shall be regarded as having received any amount so deducted.

28.18    SECURITY DOCUMENTS

(a) Each Finance Party irrevocably authorizes the Agent and, where applicable, the Security Trustee to execute any Expanded Finance Document to which it is expressed to be a party on its behalf.

(b) Each Obligor and each Finance Party irrevocably agrees that the benefit of the Security Documents shall be held by the Security Trustee upon the terms of the Security Trust Deed and agrees to be bound by the Security Trust Deed and the Security Documents.

(c) Each Obligor and each Finance Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Security Trustee in or towards payment of any particular part of the Secured Obligations secured by the Security Documents and agrees that the Security Trustee shall

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         have the exclusive right to appropriate any such payment or other sum in accordance with the Security Trust Deed, which right shall override any application made or purported to be made by any other person.

(d) Each Finance Party irrevocably agrees that each decision made in accordance with the terms of the Intercreditor Agreement (if any) shall be binding on it.

29.      CONDUCT OF BUSINESS BY THE FINANCE PARTIES

         No provision of this Agreement will:-

         (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.      SHARING AMONG THE LENDERS

30.1     PAYMENTS TO LENDERS

         If a Lender (a "RECOVERING LENDER") receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:-

         (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery to the Agent;

         (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

         (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2     REDISTRIBUTION OF PAYMENTS

         The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 31.5 (Partial payments).

30.3     RECOVERING LENDER'S RIGHTS

(a) On a distribution by the Agent under Clause 30.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

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(b)      If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

30.4     REVERSAL OF REDISTRIBUTION

         If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:-

         (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 30.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

         (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

30.5     EXCEPTIONS

(a) This Clause 30 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:-

         (i) it notified the other Lenders of the legal or arbitration proceedings; and

         (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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                                   SECTION 13

                                 ADMINISTRATION

31.      PAYMENT MECHANICS

31.1     PAYMENTS TO THE AGENT

(a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document that Obligor (subject to Clause 31.10 (Payments to the Security Trustee) or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document ) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in Hong Kong, for HK Dollars with such bank as the Agent specifies.

31.2     DISTRIBUTIONS BY THE AGENT

         Each payment received by the Agent under the Expanded Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback) and Clause 31.10 (Payments to the Security Trustee), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in Hong Kong.

31.3     DISTRIBUTIONS TO AN OBLIGOR

         The Agent and the Security Trustee may apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4     CLAWBACK

(a) Where a sum is to be paid to the Agent or the Security Trustee under the Finance Documents for another Party, the Agent or, as the case may be, the Security Trustee is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Agent or the Security Trustee pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Agent or, as the case may be, the Security Trustee together with interest on that amount from the date of payment to the date of receipt by the Agent or, as the case may be, the Security Trustee, calculated by it to reflect its cost of funds.

31.5     PARTIAL PAYMENTS

(a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Expanded Finance Documents in the following order:-

         (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Trustee, the Issuing Bank or any delegate or receiver under the Finance Documents;

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         (ii)     SECONDLY, in or towards payment pro rata of any accrued
                  interest, fee or commission due but unpaid under this Agreement;

         (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

         (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Expanded Finance Documents.

(b) The Agent shall, if so directed by the Majority Lenders vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)      Paragraph (a) above will override any appropriation made by an Obligor.

31.6     NO SET-OFF BY OBLIGORS

         All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7     BUSINESS DAYS

(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8     CURRENCY OF ACCOUNT

(a) Subject to paragraphs (b) to (e) below, HK Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e) Any amount expressed to be payable in a currency other than HK Dollars shall be paid in that other currency.

31.9     CHANGE OF CURRENCY

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:-

         (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with MCL); and

         (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

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(b)      If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with MCL) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.10    PAYMENTS TO THE SECURITY TRUSTEE

         Notwithstanding any other provision of any Finance Document, at any time after any Security created by or pursuant to any Security Document becomes enforceable, the Security Trustee may require:-

         (a)      any Obligor to pay all sums due under any Finance Document; or

         (b) the Agent to pay all sums received or recovered from an Obligor under any Finance Document,

         in each case as the Security Trustee may direct for application in accordance with the terms of the Security Documents and/or the Security Trust Deed.

32.      SET-OFF

         A Finance Party may, but is not obliged to, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.      NOTICES

33.1     COMMUNICATIONS IN WRITING

         Subject to Clauses 33.4 (Electronic communication) any communication to be made under or in connection with the Expanded Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2     ADDRESSES

         The address and fax number and (if applicable) email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Expanded Finance Documents is:-

         (a) in the case of MCL and SUNDAY, that identified with its name below;

         (b) in the case of each Lender set out beneath its name in the signature pages of this Agreement; or

         (c) in the case of any other Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

         (d) in the case of the Agent and the Security Trustee, that identified with its name below,

         or any substitute address, fax number, email address (if applicable) or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

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33.3     DELIVERY

(a) Any communication or document made or delivered by one person to another under or in connection with the Expanded Finance Documents will only be effective:-

         (i)      if by way of fax, when received in legible form;

         (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

         (iii) if by way of electronic transmission if it complies with the rules under Clause 33.4 (Electronic communication),

         and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Agent or the Security Trustee will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)      All notices from or to an Obligor shall be sent through the Agent.

(d) Any communication or document made or delivered to MCL in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

33.4     ELECTRONIC COMMUNICATION

(a) Any communication to be made between the Agent and a Lender under or in connection with the Expanded Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:-

         (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

         (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

         (iii) notify each other of any change to their electronic mail address or any other such information supplied by them.

(b) Any Lender which sets out an email address beneath its name in the signature pages of this Agreement is deemed to agree to receiving communications from the Agent by electronic mail.

(c)      Any electronic communication made:-

         (i) by the Agent to a Lender will be effective when it is sent by the Agent unless the Agent receives a message indicating failed delivery; and

         (ii) by a Lender to the Agent will be effective only when actually received by the Agent and then only if it is addressed in such a manner as the Agent shall specify to that Lender for this purpose.

(d) The Agent or a Lender shall notify any affected parties promptly upon becoming aware that its electronic mail system or other electronic means of communication cannot be used due to technical failure (and that failure is continuing for more than two Business Days). Until the Agent or that Lender has notified the

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         other affected parties that the failure has been remedied, all notices between those parties shall be sent by fax or letter in accordance with this Clause 33 (Notices).

33.5     NOTIFICATION OF ADDRESS, FAX NUMBER AND EMAIL ADDRESS

         Promptly upon receipt of notification of an address, fax number and email address or change of address, fax number or email address pursuant to Clause 33.2 (Addresses) or changing its own address, fax number or email address, the Agent shall notify the other Parties.

33.6     RELIANCE

         Any notice sent under this Clause 33 can be relied on by the recipient if the recipient reasonably believes the notice to be genuine and if it bears what appears to be the signature (original or facsimile) of an authorised signatory of the sender (without the need for further enquiry or confirmation). Each party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

33.7     ENGLISH LANGUAGE

(a) Any notice given under or in connection with any Expanded Finance Document must be in English.

(b) All other documents provided under or in connection with any Expanded Finance Document must be:-

         (i)      in English; or

         (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document or a Security Document.

34.      CALCULATIONS AND CERTIFICATES

34.1     ACCOUNTS

         In any litigation or arbitration proceedings arising out of or in connection with any Expanded Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2     CERTIFICATES AND DETERMINATIONS

         Any certification or determination by a Finance Party of a rate or amount under any Expanded Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3     DAY COUNT CONVENTION

         Any interest, commission or fee accruing under an Expanded Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days (for HK Dollars) or, in any case where the practice differs, in accordance with that market practice.

35.      PARTIAL INVALIDITY

         If, at any time, any provision of the Expanded Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Expanded Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.      AMENDMENTS AND WAIVERS

37.1     REQUIRED CONSENTS

(a) Subject to Clause 37.2 (Exceptions) any term of the Finance Documents and the Security Trust Deed may be amended or waived only with the consent of the Majority Lenders and MCL and any such amendment or waiver will be binding on all Parties.

(b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

37.2     EXCEPTIONS

(a) An amendment or waiver that has the effect of changing or which relates to:-

         (i)      the definition of "Majority Lenders" in Clause 1.1
                  (Definitions);

         (ii) an extension to the date of payment of any amount under the Finance Documents;

         (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

         (iv)     an increase in or an extension of any Commitment;

         (v)      a change to MCL or the Guarantors;

         (vi)     Clause 2.2 (Finance Parties' rights and obligations), Clause
                  9.9 (Prepayment Account), Clause 12.3 (Alternative basis of interest or funding), Clause 26 (Changes to the Lenders), Clause 30 (Sharing among the Lenders) or this Clause 37;

         (vii) a provision which expressly requires the consent of all the Lenders; or

         (viii) the release of any Security created pursuant to any Security Document or of any Charged Assets (except as provided in any Expanded Security Document),

         shall not be made without the prior consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee or the Issuing Bank may not be effected without the consent of the Agent, the Security Trustee or the Issuing Bank, as the case may be.

38.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 14

                          GOVERNING LAW AND ENFORCEMENT

39.      GOVERNING LAW

         This Agreement is governed by Hong Kong law.

40.      ENFORCEMENT

40.1     JURISDICTION OF HONG KONG COURTS

(a) The courts of Hong Kong have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

(b) The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 40.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2     SERVICE OF PROCESS

(a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Hong Kong or who is registered as an overseas company under Part XI of the Companies Ordinance (Cap.32)):-

         (i) irrevocably appoints MCL as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with any Finance Document; and

         (ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b) MCL irrevocably accepts its appointment referred to in paragraph (a) above as agent for service of process of the relevant Obligors in relation to any proceedings before the Hong Kong courts in connection with any Finance Document.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1

                              MEMBERS OF THE GROUP

  NAME OF MEMBERS OF                                     REGISTRATION NUMBER                               CREDIT NET
      THE GROUP             PLACE OF INCORPORATION     (OR EQUIVALENT, IF ANY)   LINE OF BUSINESS        OBLIGOR (YES/NO)
SUNDAY Communications       Cayman Islands                   CR-94336            Investment Holding              No
Limited

SUNDAY Holdings             British Virgin Islands            433140             Dormant                         No
(Singapore) Corporation

SUNDAY Holdings (Hong       British Virgin Islands            242804             Investment Holding             Yes
Kong) Corporation

SUNDAY Holdings (Asia)      British Virgin Islands            454583             Investment Holding              No
Corporation

SUNDAY Holdings (China)     British Virgin Islands            241885             Investment Holding             Yes
Corporation

SUNDAY IP Holdings          British Virgin Islands            488961             Investment Holding             Yes
Corporation

Mandarin Communications     Hong Kong                         498281             Provision of mobile            Yes
Limited                                                                          and other services,
                                                                                 and sales of mobile
                                                                                 phones and accessories

SUNDAY Asia Limited         British Virgin Islands            454584             Dormant                         No

SUNDAY Communications       PRC                              (Chinese            Provision of back              Yes
Services (Shenzhen)                                           characters)        office support
Limited                                                       308583             services to SUNDAY
                                                                                 Group

SUNDAY IP Limited           British Virgin Islands            488960             Holding SUNDAY'S               Yes
                                                                                 intellectual property
                                                                                 rights and trade marks

SUNDAY 3G Holdings (Hong    British Virgin Islands            452897             Investment Holding             Yes
Kong) Corporation

PKI Holdings Limited        British Virgin Islands            241887             Investment Holding              No

SUNDAY 3G (Hong Kong)       Hong Kong                         617222             Licensee of HK 3G              Yes
Limited                                                                          licence

                                                                                 Nominee of SUNDAY               No
SUNDAY (Hong Kong) Limited  British Virgin Islands            241884             Group companies

SUNDAY Enterprises Limited  Hong Kong                         650665             Dormant                         No

Jumbo Union Limited         Hong Kong                         649871             Dormant                         No

Konsgreat Limited           Hong Kong                         645528             Lessee of cell site             No

Unison Limited              Hong Kong                         649487             Dormant                         No

SUNDAY (China) Limited      Hong Kong                         615042             Dormant                         No

sunday.com Limited          British Virgin Islands            372812             Dormant                         No

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

1.       OBLIGORS

(a) A copy of the certificate of incorporation, memorandum and articles of association and business registration certificate of each Obligor incorporated in Hong Kong and any analogous constitutional documents of each Obligor incorporated outside Hong Kong.

(b) A copy of a resolution of the board of directors or equivalent body of each Obligor:-

         (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

         (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

         (iv) in the case of each Obligor other than MCL, to the effect that it is in the best interests of that Obligor, giving reasons.

(c) A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above in respect of the Finance Documents.

(d) A copy of a resolution of the Shareholders of SUNDAY approving the transactions contemplated by, the Finance Documents and the Supply Contract.

(e) A certificate of each Obligor (signed by a director or the secretary) certifying that:-

         (i) each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect (as at a date no earlier than the date of this Agreement);

         (ii) (in the case of MCL and SUNDAY only) borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded; and

         (iii)    that Obligor is solvent on the date of the certificate.

2.       SECURITY

         Confirmation from the Security Trustee that it has received each of the following documents in form and substance satisfactory to it:-

(a) A copy of each of the following Security Documents, duly executed by the Security Trustee and the other parties noted below:-

         (i) Hong Kong General Security Document: executed by, inter alios, MCL, SUNDAY 3G Holdings, SUNDAY 3G, SUNDAY IP Holdings, SUNDAY IP, SUNDAY Holdings and SUNDAY China Holdings;

         (ii)     the Share Charge:

         CHARGORS                                  SHARES CHARGED

(A)  SUNDAY Holdings                           (A) MCL
(B)  SUNDAY 3G Holdings                        (B) SUNDAY 3G
(C)  SUNDAY                                    (C) SUNDAY China Holdings
(D)  MCL                                       (D) SUNDAY 3G Holdings
(E)  SUNDAY IP Holdings                        (E) SUNDAY IP


         (iii) the PRC Security Document (undated but together with irrevocable instructions providing for it to be dated): executed by the Security Trustee and SUNDAY China Holdings; and

         (iv) the Subordination Deed: executed by each member of the Group who owes Subordinated Debt or to whom Subordinated Debt is owed.

(b) The share certificates (and all necessary powers of attorney, blank executed stock transfer form, directors' letters of resignation or equivalent means of transferring the shares) in relation to the entire issued share capital (other than deferred shares in MCL) of each of Shares referred to as being charged in paragraphs (a) (ii) and (iii).

(c) A copy of the capital verification reports issued by registered PRC accountants, confirming that the registered capital for the PRC company is fully paid up.

(d) All notices of assignment and applications for registration or authorisation and other similar documentation required to perfect the Security Documents listed above under the laws of the British Virgin Islands, Hong Kong, the PRC as advised to the Security Trustee by its legal advisers in each relevant jurisdiction.

3.       HUAWEI/ORIGINAL LENDER

(a) A letter of comfort ("HUAWEI COMFORT LETTER") in respect of the obligations of the Original Lender under this Agreement issued by Huawei in a form acceptable to SUNDAY.

(b) A copy of the certificate of incorporation, memorandum and articles of association and business registration certificate of the Original Lender and any analogous constitutional documents of Huawei.

(c) A copy of a resolution of the board of directors or equivalent body of the Original Lender and Huawei:

         (i) approving the terms of, and the transactions contemplated by, in the case of the Original Lender, the Finance Documents to which it is a party and, in the case of Huawei, the Huawei Comfort Letter and resolving that, in the case of the Original Lender, it execute the Finance Documents to which it is a party and, in the case of Huawei, it execute the Huawei Comfort Letter;

         (ii) authorising a specified person or persons to execute, in the case of the Original Lender, the Finance Documents to which it is a party and, in the case of Huawei, the Huawei Comfort Letter, on its behalf; and

         (iii) in the case of the Original Lender, to the effect that it is in its best interests to enter into the relevant Finance Documents, giving reasons.

(d) A specimen of the signature of each person authorised by the resolutions referred to in paragraph (c) above in respect of the relevant Finance Documents and the Huawei Comfort Letter.

4.       LEGAL OPINIONS

(a) A legal opinion of Richards Butler, legal advisers to the Original Lender and the Agent in Hong Kong, substantially in the Agreed Form.

(b) A legal opinion of Deacons, legal advisers to MCL and SUNDAY in Hong Kong, as to corporate existence, capacity and due authorisation in relation to Obligors incorporated in Hong Kong substantially in the Agreed Form.

(c) A legal opinion of legal advisers to the Original Lender and the Agent in the Cayman Islands, substantially in the Agreed Form.

(d) A legal opinion of legal advisers to the Original Lender and the Agent in the British Virgin Islands, substantially in the Agreed Form.

(e) A legal opinion of legal advisers to the Original Lender and the Agent in the PRC, substantially in the Agreed Form.

5.       FINANCIAL INFORMATION

(a)      A copy of each of the Original Financial Statements.

(b)      The Budget in respect of the financial year ending 31 December 2004.

6.       GROUP STRUCTURE

A        copy of the Group Structure Chart.

7.       MATERIAL AGREEMENTS

(a) Evidence that the Supply Contract is in full force and effect and that all conditions precedent to the Supply Contract have been satisfied or waived (other than any condition related to the effectiveness of this Agreement).

(b) A copy of the business licence of the PRC Company in the appropriate form, and any other authorisations confirmed to be required in the opinion delivered under paragraph 3(e) above.

8.       OTHER DOCUMENTS AND EVIDENCE

(a) Evidence that the fees, costs and expenses then due from MCL pursuant to Clause 13 (Fees) have been paid or will be paid on or before the First Utilisation Date.

(b) Evidence that any process agent referred to in Clause 40.2 (Service of process) or any similar clause in another Finance Document, if not an Obligor or member of the Group, has accepted its appointment.

(c) A copy of any other Authorisation or other document, opinion or assurance which the Agent (acting reasonably) considers to be necessary (if it has notified MCL accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document or for the continuing operations of the Group and evidence that such Authorisation shall have been obtained and be in full force and effect unless the Agent in its reasonable discretion decides that the cost or difficulty of obtaining the same is excessive in relation to the value of the protection to be afforded thereby.

9.       LISTS IN AGREED FORM

         The following documents in Agreed Form:

(a)      A copy of the Material Intellectual Property List.

(b)      A copy of the Software Licence List.

(c) A copy of the Schedule of Intra-Group and External Borrowings referred to in Clause 21.21(b) (No Financial Indebtedness or Security).

(d)      A copy of the list of Permitted External Bank Accounts.

                                   SCHEDULE 3

                                    REQUESTS

                                     PART I

                               UTILISATION REQUEST

                                  GENERAL LOAN

From:         Mandarin Communications Limited

To:           [_____________] as Agent

Fax:          [_____________]

Attn:         [_____________]

Dated:

Dear Sirs

                               FACILITY AGREEMENT

                               DATED [__] MAY 2004

1. We wish to borrow a Loan under the General Facility on the following terms:-

         Proposed Utilisation Date:                  [___________________] (or,
                                                     if that is not a Business
                                                     Day, the next Business Day)

         Facility to be utilised:                    the General Facility

         Amount:                                     HK$[___________________]
                                                     or, if less, the Available
                                                     Facility

         Interest Period:                            [___________________]

2. We confirm that each condition specified in Clause 4.3 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3.       The proceeds of this Loan should be credited to [account].

4.       This Utilisation Request is irrevocable.

                                Yours faithfully

                    ________________________________________

                            authorised signatory for

                         MANDARIN COMMUNICATIONS LIMITED

                                    PART II

                               UTILISATION REQUEST

                      EQUIPMENT SUPPLY UTILISATION REQUEST

From:    Mandarin Communications Limited

To:      [____________] as Agent

cc:      [Supplier]

Dated:

Dear Sirs

                               FACILITY AGREEMENT

               DATED [________________] MAY 2004 (THE "AGREEMENT")

1. We refer to the Agreement. This is a Supply Contract Utilisation Request. Terms defined in the Agreement shall have the same meaning in this Supply Contract Utilisation Request unless given a different meaning in this Supply Contract Utilisation Request.

2. We request a Utilisation in HK Dollars under the Agreement on the following terms:

         Facility:                                   [Equipment Supply Facility]

         Proposed Utilisation Date:                  [_________________] (or,
                                                      if that is not a Business
                                                      Day, the next Business
                                                      Day)

         Amount:                                     HK$[______________] or, if
                                                     less, the Available Tranche

3. The proceeds of this Loan should be credited to [account]. This is an account of [the Supplier/MCL].

4. [The Loan is being disbursed directly to the Supplier in payment of the Invoice(s) attached to this Utilisation Request.] [The Loan is being disbursed to MCL as reimbursement for its payment to the Supplier of the amounts due under the Invoice(s) attached to this Utilisation Receipt and the Supplier confirms that it has received that payment.] *

5.       This Utilisation Request is irrevocable.

6. We also include true copies of Invoice(s) from the Supplier in respect of Eligible Goods and Services intended to be financed.

                                          ____________________________
                                            authorised signatory for
                                         MANDARIN COMMUNICATIONS LIMITED

*  Delete as appropriate

                                    PART III

                               UTILIZATION REQUEST

                            PERFORMANCE BOND FACILITY

From:         Mandarin Communications Limited

To:           [          ] as Agent

Dated:

DEAR SIRS

                               FACILITY AGREEMENT

                      DATED [   ] MAY 2004 (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement shall have the same meaning in this Utilisation Request.

2.       Please issue a Performance Bond in the sum of HK$[     ] to OFTA on or
         before [        ].

3. We confirm that each condition specified in Clause 4.3 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.       This Utilisation Request is irrevocable.

                                Yours faithfully

                       __________________________________

                            authorised signatory for

                         MANDARIN COMMUNICATIONS LIMITED

                                    PART IV

                                SELECTION NOTICE

                              APPLICABLE TO A LOAN

From:         Mandarin Communications Limited

To:           [___________________] as Agent

Fax:          [___________________]

Attn:         [___________________]

Dated:

Dear Sirs

                               FACILITY AGREEMENT

                               DATED [__] MAY 2004

1.       We refer to the Loan and the Interest Period ending on [_____].*

2.       [We request that the next Interest Period for this Loan is [_______]].

3.       This Selection Notice is irrevocable.

                                Yours faithfully

                           __________________________

                            authorised signatory for

                         MANDARIN COMMUNICATIONS LIMITED

                                   SCHEDULE 4

                          FORM OF TRANSFER CERTIFICATE

To:           [___________________] as Agent

cc:           [___________________] as Security Trustee

From: [The Existing Lender] (the "EXISTING LENDER") and [Name of New Lender] (the "NEW LENDER")

Dated:

                               FACILITY AGREEMENT

                       DATED [_________________] MAY 2004

1. We refer to the Facility Agreement. Terms defined in the Facility Agreement shall have the same meaning in this Transfer Certificate.

2.       We refer to Clause 26.5 (Procedure for transfer):-

         (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 26.5 (Procedure for transfer) and all of its related rights and obligations under the Expanded Finance Documents.

         (b)      The proposed Transfer Date is [__].

         (c) The Facility Office and address, fax number, email address and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

         (d) [The New Lender agrees to be bound by the terms of the Intercreditor Agreement (if any) as a [Lender].]

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders).

4.       This Transfer Certificate is governed by Hong Kong law.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [insert relevant details]

   [Facility Office address, fax number and attention details for notices and account details for payments.]

                                           PARTICIPATION IN LOANS                     NEXT INTEREST
 AVAILABLE COMMITMENT TRANSFERRED HK$           TRANSFERRED                           PAYMENT DATE
General Facility:                         General Facility:                       General Facility:
[___________________]                     [___________________]                   [___________________]

Equipment Supply Facility:                Equipment Supply Facility:              Equipment Supply Facility:
[___________________]                     [___________________]                   [___________________]

                                                                      [PARTICIPATION IN PERFORMANCE BOND
           [AVAILABLE COMMITMENT TRANSFERRED HK$]                                 TRANSFERRED]
[Performance Bond Facility: [___________________]]            [Performance Bond Facility: [___________________]]

ADMINISTRATION DETAILS:

New Lender's Standing Payment Instructions:      [___________________]

Facility Office address:                         [___________________]

Telephone:                                       [___________________]

Fax:                                             [___________________]

[Email Address:]                                 [___________________]

Attn/Ref                                         [___________________]

[Existing Lender]                                       [New Lender]

By:                                                     By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as

[_________________].

[Agent]

By:

                                   SCHEDULE 5

                         FORM OF COMPLIANCE CERTIFICATE

To:           [                 ] as Agent

From:         Mandarin Communications Limited

cc:           SUNDAY Communications Limited

Dated:

Dear Sirs

                               FACILITY AGREEMENT

                DATED [        ] MAY 2004 (THE "FACILITY AGREEMENT")

1. We refer to the Agreement. This is a Compliance Certificate. Terms used in the Agreement shall have the same meaning in this Compliance Certificate.

2. We confirm that MCL is in compliance with Clause 23 (Financial covenants) of the Agreement.

3. The Repeating Representations are true and correct on the date of this Compliance Certificate.*

Signed: __________________

        Director

        of

        Mandarin Communications Limited

--------------------------------------------------------------------------------
* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                   SCHEDULE 6

                                   TIMETABLES

"D - " refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

                                                                                   EQUIPMENT SUPPLY    PERFORMANCE BOND
                                                             GENERAL FACILITY          FACILITY            FACILITY
Delivery of a duly completed Utilisation Request (Clause            D-5                  D-5                  D-5
5.1 (Delivery of a Utilisation Request)) or a Selection         10:00 a.m.            10:00 a.m.          10:00 a.m.
Notice (Clause 11.1 (Selection of Interest Periods))

Agent notifies the Lenders of the Loan or Performance               D-4                  D-4                  D-4
Bond in accordance with Clause 5.4 (Lenders'                     1:00 p.m.            1:00 p.m.            1:00 p.m.
participation)

Benchmark Rate is fixed                                        Quotation Day        Quotation Day
                                                                    (D)                  (D)
                                                                11:00 a.m.            11:00 a.m.

Agent gives notice to Lender of determined interest rates      Quotation Day        Quotation Day
                                                                 5:00 p.m.               (D)
                                                                                      5:00 p.m.


                                   SCHEDULE 7

                                  BUSINESS PLAN

                                        *

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                        *

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                        *

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                        *

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                   SCHEDULE 8

                              GROUP STRUCTURE CHART

                             [GROUP STRUCTURE CHART]

                                                                                                      % OF TOTAL SHARE
                                                                                    TOTAL NUMBER OF   CAPITAL HELD BY A
                                                               ISSUED AND FULLY      SHARE OPTIONS      MEMBER OF THE
          NAME                         PLACE OF INCORPORATION  PAID-UP CAPITAL       OUTSTANDING            GROUP          STATUS
          ----                         ----------------------  ---------------       -----------            -----          ------
SUNDAY Communications                  Cayman Islands          2,990,000,000        29,505,849        n/a                  Limited
Limited                                                        ordinary shares      shares *                               liability
                                                               of HK$0.1 each                                              Company

SUNDAY Holdings                        British Virgin Islands  1 ordinary share     n/a               100%                 Limited
(Singapore) Corporation                                        of US$1 each                                                liability
                                                                                                                           Company

SUNDAY Holdings (Hong                  British Virgin Islands  100 ordinary         n/a               100%                 Limited
Kong) Corporation                                              shares of US$1                                              liability
                                                               each                                                        Company

SUNDAY Holdings (Asia)                 British Virgin Islands  1 ordinary share     n/a               100%                 Limited
Corporation                                                    of US$1 each                                                liability
                                                                                                                           Company

SUNDAY Holdings (China)                British Virgin Islands  1 ordinary share     n/a               100%                 Limited
Corporation                                                    of US$1 each                                                liability
                                                                                                                           Company

SUNDAY IP Holdings                     British Virgin Islands  1 ordinary share     n/a               100%                 Limited
Corporation                                                    of US$1 each                                                liability
                                                                                                                           Company

Mandarin Communications                Hong Kong               100 ordinary         n/a               100%                 Limited
Limited                                                        shares of HK$1                         of the               liability
                                                               each and                               ordinary             Company
                                                               1,254,000,000                          shares
                                                               non-voting
                                                               deferred shares
                                                               of HK$1 each

SUNDAY Asia Limited                    British Virgin Islands  1 ordinary share     n/a               100%                 Limited
                                                               of US$1 each                                                liability
                                                                                                                           Company

SUNDAY Communications                  PRC                     US$1,500,000         n/a               100%                 Limited
Services (Shenzhen) Limited                                                                                                liability
                                                                                                                           Company

SUNDAY IP Limited                      British Virgin Islands  1 ordinary share     n/a               100%                 Limited
                                                               of US$1 each                                                liability
                                                                                                                           Company

SUNDAY 3G Holdings (Hong               British Virgin Islands  1 ordinary share     n/a               100%                 Limited
Kong) Corporation                                              of US$1 each                                                liability
                                                                                                                           Company

PKI Holdings Limited                   British Virgin Islands  1 ordinary share     n/a               100%                 Limited
                                                               of US$1 each                                                liability
                                                                                                                           Company

SUNDAY 3G (Hong Kong)                  Hong Kong               2 ordinary shares    n/a               100%                 Limited
Limited                                                        of HK$1 each                                                liability
                                                                                                                           Company

SUNDAY (Hong Kong)                     British Virgin Islands  1 ordinary share     n/a               100%                 Limited
Limited                                                        of US$1 each                                                liability
                                                                                                                           Company

SUNDAY Enterprises Limited             Hong Kong               2 ordinary shares    n/a               100%                 Limited
                                                               of HK$1 each                                                liability
                                                                                                                           Company

Jumbo Union Limited               Hong Kong               2 ordinary shares         n/a               100%             Limited
                                                          of HK$1 each                                                 liability
                                                                                                                       Company

Konsgreat Limited                 Hong Kong               2 ordinary shares         n/a               100%             Limited
                                                          of HK$1 each                                                 liability
                                                                                                                       Company

Unison Limited                    Hong Kong               2 ordinary shares         n/a               100%             Limited
                                                          of HK$1 each                                                 liability
                                                                                                                       Company

SUNDAY (China) Limited            Hong Kong               2 ordinary shares         n/a               100%             Limited
                                                          of HK$1 each                                                 liability
                                                                                                                       Company

sunday.com Limited                British Virgin Islands  1 ordinary share  n/a                       100%             Limited
                                                          of US$1 each                                                 liability
                                                                                                                       Company

Atria Limited                     Hong Kong               2,000 ordinary            n/a                50%             Limited
                                                          shares of HK$1                                               liability
                                                          each                                                         Company

* balance as at 30 April 2004

                                   SCHEDULE 9

                                PERFORMANCE BOND

                                                         TOTAL PERFORMANCE BOND
                   PERIOD                              FACILITY COMMITMENTS (HK$)
                   ------                              --------------------------
Period from and including 22 October 2004
to and including 21 October 2005                                 *

Period from and including 22 October 2005
to and including 21 October 2006                                 *

Period from and including 22 October 2006
to and including 21 October 2007                                 *

Period from and including 22 October 2007
to and including 21 October 2008                                 *

Period from and including 22 October 2008
to and including 21 October 2009                                 *

Period from and including 22 October 2009
to and including 21 October 2010                                 *

Period from and including 22 October 2010
to and including 21 October 2011                                 *

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                  SCHEDULE 10

                             FORM OF ACCESSION DEED

To:    [The Agent/The Original Lender, MCL and SCL]

THIS DEED is made the      day of     , by [      ] (the "[AGENT/ISSUING Bank]")
in relation to the Facility Agreement (the "FACILITY AGREEMENT") dated [      ]
May 2004 and originally between [       ] as the Original Lender, Mandarin
Communications Limited ("MCL") as borrower and Sunday Communications Limited as guarantor ("SCL"). Words defined for the purposes of the Facility Agreement shall bear the same meanings in this Deed.

In consideration of being accepted as [an Agent/Issuing Bank] for the purposes of the Facility Agreement by the parties thereto (including any persons who have previously executed Accession Deeds), the [Agent/Issuing Bank]:

(a) confirms that it intends to be party to the Facility Agreement as [an Agent/Issuing Bank];

(b) undertakes to perform all the obligations expressed in the Facility Agreement to be assumed by [an Agent/Issuing Bank]; and

(c)     agrees that it shall be bound by all the provisions of the Facility
        Agreement,

as if it had been an original party to the Facility Agreement.

This Deed shall be governed by and construed in accordance with Hong Kong law and the provisions of Clauses 39 (Governing Law) and 40 (Enforcement) of the Facility Agreement are, subject to any necessary changes, incorporated by reference into this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed on the date stated above.

[Agent/Issuing Bank]

By:

Address:      [_____________]

Fax No.:      [_____________]

Attention:    [_____________]

Signed by the [Agent/Original Lender, MCL and SCL]

Date:

                                   SCHEDULE 11

                           MATERIAL LICENCE AGREEMENTS

                                        *

--------------------------------------------------------------------------------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with request to the omitted portions.

                                  SCHEDULE 12

                              DISTACOM SHAREHOLDERS

                                  [FLOW CHART]

THE OBLIGORS

MANDARIN COMMUNICATIONS LIMITED

Address:          13th Floor, Warwick House
                  Taikoo Place
                  979 King's Road
                  Island East
                  Hong Kong

Fax No.:          2113 8179 and 2113 8099

email contact:    bruce.hicks@corp.sunday.com / Janet.Fung@corp.sunday.com

Attention:        Mr Bruce Hicks, Group Managing Director / Ms Janet Fung,
                  Group Director - Finance

By:               MR BRUCE HICKS
                  DIRECTOR

with a copy to Deacons

Address:      5th Floor, Alexandra House
              Central
              Hong Kong

Fax No.:      2810 0431

Attention:    Mr. Keith Cole

or such other address or facsimile number as MCL may notify to the Agent for this purpose by not less than 5 Business Days' notice.

For the avoidance of doubt, as long as a notice is served or is deemed to be served on MCL and/or SUNDAY at the address, facsimile number or e-mail set out under its name, the fact that Deacons was not also served with that notice shall not affect the validity of that notice so served on MCL and/or SUNDAY.

SUNDAY COMMUNICATIONS LIMITED

Address:          13th Floor, Warwick House
                  Taikoo Place
                  979 King's Road
                  Island East
                  Hong Kong

Fax No.:          2113 8179 and 2113 8099

email contact:    bruce.hicks@corp.sunday.com / Janet.Fung@corp.sunday.com

Attention:        Mr Bruce Hicks, Group Managing Director / Ms Janet Fung, Group
                  Director - Finance

By:               MR BRUCE HICKS
                  GROUP MANAGING DIRECTOR

with a copy to Deacons

Address:      5th Floor, Alexandra House
              Central
              Hong Kong

Fax No.:      2810 0431

Attention:    Mr. Keith Cole

or such other address or facsimile number as MCL may notify to the Agent for this purpose by not less than 5 Business Days' notice.

For the avoidance of doubt, as long as a notice is served or is deemed to be served on MCL and/or SUNDAY at the address, facsimile number or e-mail set out under its name, the fact that Deacons was not also served with that notice shall not affect the validity of that notice so served on MCL and/or SUNDAY.

THE ORIGINAL LENDER

HUAWEI TECH. INVESTMENT CO., LIMITED

Address:          Room 3610-12
                  The Centre
                  99 Queen's Road Central
                  Hong Kong

Fax No.:          2127 7899 and (86 755) 2878 5036

email contact:    pengqiuen@huawei.com / wanhui@huawei.com

Attention:        Peng Qiuen, Director, Group Treasury / Wan Hui, Director,
                  Treasury

By:               MADAM JI PING

                  DIRECTOR